Exhibit 2.1
ASSET PURCHASE AGREEMENT
BETWEEN
ILX RESORTS INCORPORATED, ILE SEDONA INCORPORATED, ILX TOURIST
STATION INCORPORATED, ILX-BRUNO LLC, LOS ABRIGADOS PARTNERS
LIMITED PARTNERSHIP, GENESIS INVESTMENT GROUP INC., PUERTO
PEÑASCO VACATION DESTINATIONS, S. DE R.L. DE CV., PREMIERE
DEVELOPMENT INCORPORATED, SEA OF CORTEZ PREMIERE VACATION
CLUB S. DE R.L. DE C.V., ROCKY POINT GENESIS INCORPORATED, VCA
TUCSON INCORPORATED, VCA SOUTH BEND INCORPORATED, VCASB
PARTNERS GENERAL PARTNERSHIP, FIRST PIGGY LLC, HARBOR SOUTHWEST
DEVELOPMENT, INC., ILX BELL ROCK INCORPORATED,
AND
ILX ACQUISITION, INC.
Dated as of August 31, 2010

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS		1

ARTICLE 2. PURCHASE AND SALE OF ACQUIRED ASSETS		12
2.1	Purchase and Sale	12
2.2	Excluded Assets	14
2.3	Assumption of Liabilities	15
2.4	Excluded Liabilities	16
2.5	Purchase Price	16
2.6	Closing	16
2.7	Title and Purchaser’s Conditions Precedent	16
2.8	Allocation of Purchase Price	17
2.9	Closing Period Issues	17

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF SELLERS		17
3.1	Existence; Authorization	18
3.2	Enforceability	18
3.3	No Conflicts or Consents	18
3.4	Ownership	18
3.5	Licenses and Permits	18
3.6	Assessments	19
3.7	Compliance with Settlement Agreement	19
3.8	No Material Misrepresentations or Omissions	19
3.9	Timeshare Laws	19

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER		19
4.1	Existence; Authorization	19
4.2	Enforceability	19
4.3	No Conflicts or Consents	19

ARTICLE 5. COVENANTS AND OTHER AGREEMENTS		20
5.1	Consummation of Transactions	20
5.2	Compliance with Law	20
5.3	Certain Notices	20
5.4	Confidentiality	20
5.5	Affirmative Covenants	21
5.6	Negative Covenants	21
5.7	Room Reservations	22
5.8	Employees	22
5.9	Publicity	22
5.10	Non-Disparagement	23

ARTICLE 6. CONDITIONS TO CLOSING; CLOSING DELIVERIES; POST-CLOSING		23
6.1	Conditions to the Obligations of Both Parties	23

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6.2	Conditions to the Obligations of Sellers	23
6.3	Conditions to the Obligations of Purchaser	23
6.4	Closing Deliveries	24
6.5	Post-Closing Transactions	27

ARTICLE 7. TERMINATION		28
7.1	Termination	28
7.2	Effect of Termination	29

ARTICLE 8. SURVIVAL AND REMEDIES		29
8.1	Survival	29
8.2	Brokers; Finders	29
8.3	Remedies	29
8.4	Prior Knowledge	29

ARTICLE 9. BANKRUPTCY COURT APPROVAL; SALE SUBJECT TO HIGHER AND BETTER OFFERS; OTHER		30
9.1	Interim Procedures and Sale Order; Hearing Dates	30
9.2	Omitted	30
9.3	Bidding Procedures	30
9.4	Break-up Fee	32
9.5	Disclosure Statement; Confirmation Order	32

ARTICLE 10. MISCELLANEOUS		33
10.1	Entire Agreement	33
10.2	Amendments and Waivers	33
10.3	Remedies Cumulative	33
10.4	Assignment	33
10.5	Notices	33
10.6	Governing Law; Jurisdiction; Forum; Waiver of Jury Trial	34
10.7	Expenses	34
10.8	Sale, Not Assignment of Acquired Assets	34
10.9	Invalidity	34
10.10	Conflicts	35
10.11	Counterparts	35
10.12	Headings	35
LIST OF EXHIBITS
LIST OF SCHEDULES

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ASSET PURCHASE AGREEMENT
     This ASSET PURCHASE AGREEMENT, dated as of August 31, 2010 (the “Effective Date”), by and between ILX Resorts Incorporated, ILE Sedona Incorporated, ILX Tourist Station Incorporated, ILX-Bruno LLC, Los Abrigados Partners Limited Partnership, Genesis Investment Group, Inc., Puerto Peñasco Vacation Destinations, S. de R.L. de C.V., Premiere Development Incorporated, Sea of Cortez Premiere Vacation Club S. de R.L. de C.V., Rocky Point Genesis Incorporated, VCA Tucson Incorporated, VCA South Bend Incorporated, VCASB Partners General Partnership, First Piggy LLC, Harbor Southwest Development, Inc., ILX Bell Rock Incorporated (collectively referred to herein as “Sellers” and each individually as a “Seller”) and ILX Acquisition, Inc., a corporation organized under the laws of Delaware (“Purchaser”). Sellers and Purchaser may be referred to herein as “Parties” or each a “Party.”
RECITALS
     1. Sellers are engaged in the business of owning, developing, marketing and operating timeshare resorts in the United States and Mexico (the “Business”).
     2. On March 2, 2009, the Sellers filed petitions (the “Bankruptcy Case”) under the Bankruptcy Code. The cases are pending in the United States Bankruptcy Court for the District of Arizona, and are being jointly administered under Case Number 2:09-bk-03594-RTB.
     3. Sellers desire to sell certain assets and assign certain liabilities relating to the Business to Purchaser, and Purchaser desires to purchase such assets and assume such liabilities on the terms and subject to the conditions set forth in this Agreement.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, conditions, and agreements hereinafter set forth, and the above recitals which are incorporated into this Agreement by this reference, the Parties agree as follows.
ARTICLE 1.
DEFINITIONS
     As used in this Agreement, the following terms shall have the meanings set forth or referenced below.
     “Accounts” means all “accounts” (as defined in the UCC) owned by any Seller and all of the following owned by any Seller: (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to any Seller arising from the sale, lease or exchange of goods or other property and/or the performance of services and arising from the Membership Plan and the Property Management Agreements; (b) any Seller’s rights in, to and under all purchase orders for goods, services or other property; (c) any Seller’s rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers’ rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) monies due to or to become due to any Seller under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges with respect thereto (whether or not yet earned by performance on the part of any Seller); (e) any Seller’s rights to payment from any consumer credit/charge card issuer or any entity which sponsors or administers such cards as the American Express Card, Visa Card, MasterCard, Diners Club Card or Discover Card; (f) all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing; and (g) all Rents (as defined herein).
     “Acquired Assets” is defined in Section 2.1.
     “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, alone or through one or more intermediaries, controls, is controlled by, or is under common control with that Person. For purposes of this definition, “control” (including the terms “controlling” and “controlled”) means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract, or otherwise.
     “Allocation Schedule” is defined in Section 2.8.
     “Agreement” means this Asset Purchase Agreement and all Exhibits and Schedules hereto, as amended, supplemented, or otherwise modified from time to time in accordance with the terms hereof.
     “Assumed Liabilities” is defined in Section 2.3.
     “Auction” is defined in Section 9.3(e).
     “Bankruptcy Case” is defined in the Recitals.
     “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.
     “Bankruptcy Court” means the United States Bankruptcy Court for the District of Arizona or any other court having jurisdiction over the Bankruptcy Case from time to time.
     “Bidding Procedures” is defined in Section 9.3.
     “Break-Up Fee” is defined in Section 9.4.
     “Business” is defined in the Recitals.
     “Business Day” means any day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open for business in Phoenix, Arizona.
     “Closing” is defined in Section 2.6.
     “Closing Date” is the date on which the Closing occurs.
     “Closing Period” means the time period between the Effective Date and the Closing Date.

     “Club” means, as the context may provide, that certain multi-located vacation ownership membership program known as the “Premiere Vacation Club” formed by Premiere Development Incorporated, an Arizona corporation, in accordance with the Membership Plan, and/or the not-for-profit Arizona corporation named “Premiere Vacation Club”.
     “Commitment” means a current commitment for Title Insurance or Preliminary Title Insurance issued by Title Company setting forth the state of title to the unsold Timeshare Property, the Real Property and the unsold Timeshare Interests, together with all exceptions or conditions to such title and all other encumbrances affecting such property.
     “Confidential Information” means any and all information regarding the Business, finances, operations, products, services, and customers of the Sellers and their Affiliates, specified in written or oral form or in any other medium.
     “Consent” means all consents and approvals of Governmental Authorities or other third parties necessary to authorize, approve, or permit the Parties hereto to consummate the Transactions.
     “Contracts” means (a) all contracts, agreements, assignable permits and licenses (including occupancy permits, business licenses, and liquor licenses) warranties, and representations to which any Seller is a party relating to or governing the use, occupancy, operation, management, repair, or service of the Business; (b) all agreements with credit card issuers, sponsors or administrators; (c) to the extent any Seller is a party thereto, all leases, occupancy agreements, registration and concession agreements, and commitments to provide rooms or facilities in the future to the extent that they are not solely interests in real estate; and (d) Property Management Agreements and any contracts and agreements described in the Membership Plan to which any Seller is a party. “Contracts” includes all amendments, modifications, and supplements to any of the foregoing.
     “Copyright License” means any oral or written agreement now in existence, as may be amended, supplemented or otherwise modified from time to time, by which: (a) any Seller is granted any right to use one or more Copyrights; or (b) any Seller grants the right to use one or more of any Seller’s Copyrights to another party.
     “Copyrights” means collectively all of the following now owned by or on behalf of any Seller: (a) all copyrights (whether or not registered with the U.S. Copyright Office), rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications (including, but not limited to those listed on Schedule 1(a)); (b) all renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with any of the foregoing.
     “Cut-Off Date” means three (3) Business Days prior to the Closing Date.
     “Declarants’ Rights” is defined in Section 2.1(e).

     “Deposit” is defined in Section 9.3(c)(ii).
     “Designated Bid” is defined in Section 9.3(e).
     “Documents” means all “documents” (as defined in the UCC) or other receipts covering, evidencing or representing goods now owned by any Seller including, without limitation, all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and any other document which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.
     “Earnest Money Deposit” is defined in Section 2.5.
     “Effective Date” is defined in the introductory paragraph.
     “Equipment” means all “equipment” (as defined in the UCC) now owned by any Seller including, without limitation, all machinery, Vehicles, FF&E, irrigation and landscaping equipment, golf carts and all other tangible personal property (other than Inventory) and all parts thereof and all additions and accessions thereto and replacements therefor including equipment owned by any Seller and related to the operation and management of the Club.
     “Excluded Assets” is defined in Section 2.2.
     “FF&E” means furnishings, Fixtures and Equipment.
     “Fixtures” means all “fixtures” (as defined in the UCC) now owned by any Seller including, without limitation, plant fixtures, trade fixtures and business fixtures, wherever located, and all additions and accessions thereto and replacements therefor including fixtures owned by any Seller and related to the operation and management of the Club.
     “General Intangibles” means all “general intangibles” (as defined in the UCC) owned by or on behalf of any Seller including, without limitation: (a) all Contracts; (b) all obligations or indebtedness owing to any Seller (other than Accounts provided that General Intangibles shall include any of the property specifically described in the definition of Accounts which constitutes general intangibles under applicable law) or other rights to receive payments of money from whatever source arising and all collateral security therefor and arising from the Membership Plan; (c) all Intellectual Property, software licenses, and all receivables (including, but not limited to royalty income, damages awards and other payments) deriving from the Intellectual Property; (d) all Internet domain names (including all rights and interests in such domain names, domain registrations and reservations therefore) and all Internet websites as described in Schedule 1(b); (e) all telephone numbers; (f) all payment intangibles; (g) all letter of credit rights; and (h) all trade secrets and other Confidential Information relating to the business of any Seller including, without limitation: the names and addresses of, and credit and other business information concerning, any Seller’s past, present, or future customers; the prices which any Seller obtains for its services or at which it sells its merchandise; policies and procedures pertaining to the marketing, sale, and design of goods and services furnished by any Seller; information concerning any Seller’s suppliers and distributors; and information concerning the manner of operation, business plans, projections, methods, and all other information of any kind or character, whether or not reduced to writing, with respect to the conduct by any Seller of its business not generally known by the public and protected by any Seller as a trade secret.
     “Governmental Authority” means a Federal, state, or local court, legislature, governmental agency (including the United States Department of Justice), commission, or regulatory or administrative authority or instrumentality.
     “Homeowner Associations” means all homeowner associations relating to the Acquired Assets, including, inter alia, Sedona Vacation Club Incorporated, Premiere Vacation Club, The Inn at Los Abrigados Owners Association, Varsity Clubs of America – Tucson Chapter, Varsity Clubs of America – South Bend Chapter, Kohl’s Ranch Owners Association, and Golden Eagle Resort Condominium Association, Inc..
     “In-Transit Loan” means a Timeshare Loan (a) for which the applicable Timeshare Interest sale from which it arises has not been canceled by the applicable mortgagor or the Originator; (b) for which the Timeshare Interest purchased by the applicable mortgagor has not been surrendered in accordance with the terms of the relevant Purchase Contract; (c) for which the related Timeshare Interest sale fully complies with the terms, provisions, and conditions of this Agreement and all applicable law, including Timeshare Laws; (d) for which no scheduled monthly payment to be made by the related mortgagor thereunder is thirty (30) days or more past due; (e) for which the related Timeshare Loan Files are, to the Seller’s best knowledge, materially complete and (f) is under the ownership and control of the applicable Seller.
     “Instruments” means all “instruments”, “chattel paper” (including electronic chattel paper) and “letters of credit”, in which any Seller has any rights (each as defined in the UCC) including, without limitation, all checks, drafts, notes, bonds, debentures and certificates of deposit.
     “Intellectual Property” means, collectively, all of the following: Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.
     “Inventory” means all “inventory” (as defined in the UCC) now owned by any Seller, wherever located, including, without limitation, finished goods, including embedded software, raw materials, work in process and other materials and supplies (including packaging and shipping materials) used or consumed in the manufacture or production thereof including inventory owned by any Seller and used or consumed in connection with the operation and management of the Club and goods which are returned to or repossessed by any Seller, and all snack bar, bar and restaurant inventory.
     “Law” means applicable common law and any statute, ordinance, code, or other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement, or procedure enacted, adopted, promulgated, applied, or followed by any Governmental Authority, including, inter alia, all Timeshare Laws.
     “Licenses” is defined in Section 3.5.

     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.
     “Membership Plan” means that certain Membership Plan (Restated) of the Club dated as of February 14, 2008, as amended. For purposes of this Agreement, Membership Plan also means, with respect to a Timeshare Interest, collectively: the related Purchase Contract and the various other documents and instruments that among other things (a) in consideration of the payment of a purchase price, including the payment of any Obligor Note, if any, grants the Obligor the license or right to use and occupy one or more units in one or more Resorts pursuant to the Membership Plan, (b) imposes certain obligations on the Obligor regarding payment of the Obligor Note, if any, the Obligor’s use or occupancy of one or more units in one or more Resorts, and the payment of a maintenance fee, as such obligations are described in the Membership Plan and (c) grants the holder thereof certain rights, including the rights to payment of the related Obligor Note, if any, and to terminate the Membership Plan or revoke the Obligor’s rights under it, and thereafter to resell the Timeshare Interest to another Person.
     “Mortgage” means, with respect to each Mortgage Loan, the mortgage, deed of trust or other instrument creating a first lien on a Timeshare Property securing such Timeshare Loan.
     “Mortgage Loan” means a Timeshare Loan that is secured by a Mortgage on a Timeshare Property. The term “Mortgage Loan” shall include the related Obligor Note, Mortgage and other security documents contained in the related Timeshare Loan File.
     “Obligor” means a Person obligated to make payments under a Timeshare Loan.
     “Obligor Note” means the executed promissory note or other instrument of indebtedness evidencing the indebtedness of an Obligor under a Timeshare Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note or instrument.
     “Originator” means any Seller or any other Person that entered into a Purchase Contract with an Obligor to finance the purchase of a Timeshare Interest.
     “Party” or “Parties” is defined in the introductory paragraph.
     “Patent License” means any oral or written agreement now in existence, as may be amended, supplemented or otherwise modified from time to time, by which: (a) any Seller is granted any right to use any invention on which a patent is in existence; or (b) any Seller grants the right to use any invention on which a patent is in existence.
     “Patents” means collectively all of the following now owned by or on behalf of any Seller: (a) all patents and patent applications (including, without limitation, those listed on Schedule 1(c)) and the inventions and improvements described and claimed therein, and all patentable inventions (whether or not they are registered with the United States Patent Office); (b) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with any of the foregoing.
     “Permitted Exceptions” means the Permitted Liens and those exceptions or conditions that affect title to the Acquired Assets, but which are acceptable to Purchaser, pursuant to Section 2.7(b) below.
     “Permitted Liens” means only those certain Liens related to the Textron Loans.
     “Person” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, Governmental Authority, cooperative, association, individual, or other entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such person as the context may require.
     “Procedures Hearing” is defined in Section 9.1.
     “Procedures Order” is defined in Section 9.1.
     “Property Management Agreement” means each management agreement entered into by and between a Seller and a Homeowner Association, pursuant to which the property manager is to provide management and other services with respect to the Club and Resorts as contemplated by the Membership Plan or any other applicable ownership or membership plan.
     “Purchase Contract” means any purchase contract for a Timeshare Interest executed and delivered by an Obligor and pursuant to which such Obligor purchased a Timeshare Interest.
     “Purchase Price” is defined in Section 2.5.
     “Purchaser” is defined in the introductory paragraph.
     “Qualifying Bid” means the offer to purchase submitted by Purchaser as set forth in this Agreement, as well as any other bid that seeks to effect an acquisition of all of the Acquired Assets by a party that has provided Sellers with reasonable evidence of its ability to close timely the purchase of Acquired Assets in accordance with the terms of this Agreement.
     “Real Property” means all real property of the Sellers as more specifically set forth in Section 2.1(d) hereof, excluding the real property described in Schedules 2.2(iii) through 2.2(viii) hereto, together with (a) all improvements located thereon, but expressly excluding improvements and structures owned by any tenant or other third party, (b) all right, title and interest of Sellers, if any, in and to the rights, privileges, easements, tenements, hereditaments and appurtenances thereon or in any way appertaining thereto, and (c) all right, title and interest of Sellers, if any, in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the land.
     “Rents” means income, rents, issues, profits, revenues, deposits, fees, accounts and other benefits from the operation of the Business on or after the Closing Date, including, without limitation, all license fees, golf club and membership initiation fees, green fees, driving range fees, golf cart fees, membership fees and dues, revenues and credit card receipts collected from restaurants, bars, concessions, meeting rooms, snack bar, clubhouse, banquet rooms and recreational and health club facilities and otherwise, all receivables, customer obligations, installment payment obligations and other obligations arising on or after the Closing Date or created out of sale, lease, sublease, license, concession or other grant of the right of the possession, use or occupancy of all or any portion of the Business, or personalty located thereon, or rendering of services by any Seller or from the rental of any office space, retail space, commercial space, or other space, halls, stores, facilities or offices, including any deposits received on or after the Closing Date securing reservations of such space, exhibits or sales space of every kind, license, lease, sublease and concession fees and rentals, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance relating to the use, enjoyment or occupancy of the Resort accruing on or after the Closing Date.
     “Reservation System” means the reservation system operated by one or more of the Sellers in connection with the operation and management of the Club and as described in the Membership Plan, and any other system(s) of Sellers pursuant to which reservations for particular locations, times, lengths of stay and unit types at Resorts are received, accepted, modified or canceled.
     “Resort” means each of the timeshare resorts and/or properties within the Club and subject to the Membership Plan itemized on Schedule 1(d). The term “Resort” shall have the same meaning as “Timeshare Resort” as defined in the Membership Plan.
     “Sale Hearing” is defined in Section 9.1.
     “Sale Hearing Date” is defined in Section 9.1.
     “Sale Motion” is defined in Section 9.1.
     “Sale Notice” is defined in Section 9.3(a).
     “Sale Order” means an order of the Bankruptcy Court, in form and substance acceptable to Purchaser and in substantially the form of Exhibit A attached hereto, that, among other things, (a) approves this Agreement and the transactions contemplated hereby in all respects, which transfers the Acquired Assets and Assumed Liabilities, and assigns all executory contracts and unexpired leases set forth on Schedule 2.1(i)(1), to Purchaser free and clear of all liens, claims, and encumbrances as provided in sections 363 and 365 of the Bankruptcy Code such that, after the Closing, non-debtor parties shall be barred and enjoined from asserting against Purchaser, among other things, claims, defaults, breaches, or claims of pecuniary losses existing as of the Closing or by reason of the Closing; (b) provides that the provisions of Rules 6004(g) and 6006(d) are waived and there will be no stay of execution under Rule 62(a) of the Federal Rules of Civil Procedure; (c) includes a finding that Purchaser is a good faith purchaser of pursuant to section 363(m) of the Bankruptcy Code and is entitled to all protections thereunder; (d) includes a finding that this Agreement was negotiated, proposed and entered into at arm’s length; (e) includes a finding that proper notice of the sale was given and that no further notice was required, and (f) includes a finding that the Transactions contemplated by this Agreement are fair and reasonable and in the best interest of the Sellers, their creditors, and their bankruptcy estates.
     “Schedule” means each Schedule set forth on the attached “List of Schedules”, as each such Schedule may be amended by the Parties on or before seven (7) days prior to the Auction.
     “Schedule of Timeshare Loans” means the list of Timeshare Loans attached to the Agreement as Schedule 1(e) hereto, as amended from time to time prior to Closing to reflect additional purchases, repurchases and substitutions during the Closing Period, shall set forth the following information with respect to each Timeshare Loan as of the Cut-Off Date in numbered columns:

1	Loan/Contract Number
2	Name of Obligor
3	Interest Rate Per Annum
4	Date of Origination
5	Original Loan Balance
6	Maturity Date
7	Monthly Payment Amount
8	Original Term (in months)
9	Outstanding Loan Balance
10	Name of Originator
     “Seller” or “Sellers” are defined in the introductory paragraph.
     “Settlement Statement” is defined in Section 6.4(a)(xv).
     “Successful Bid” is defined in Section 9.3(e).
     “Tax” or “Taxes” means any federal, state, local, or foreign taxes, assessment, duties, fees, levies, imposts, deductions, or withholdings, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth, franchise taxes, estimated, withholding, employment, social security, workers compensation, environmental, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer, filing, documentary, recording, mortgage, gains, or other tax or governmental charge of any nature whatsoever, imposed by any Taxing Authority of any government or country or political subdivision of any country, and any liabilities with respect thereto, including any penalties, additions to tax, fines, or interest thereon and includes any liability for Taxes of another person by contract, as a transferee or successor, under Treasury Regulation Section 1.1502–6 or analogous state, local, or foreign law provision or otherwise.
     “Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law relating to any Tax, including any schedule or attachment thereto and any amendment thereof.

     “Taxing Authority” means the Internal Revenue Service and any other federal, state, local, or foreign governmental authority, agency, or instrumentality responsible for the administration or imposition of any Tax.
     “Textron” means Textron Financial Corporation or any Affiliate thereof.
     “Textron Loans” means the existing Secured Construction and Mortgage Loan and the TFC Hypothecation Line of Credit made by Textron to the Sellers at a balance not to exceed Twenty-Three Million Eight Hundred Fifteen Thousand Three Hundred Thirty Nine Dollars ($23,815,339) as of the Closing Date.
     “Timeshare Documents” means all documents executed by a purchaser of a Timeshare Interest.
     “Timeshare Interest” means any timeshare interest or individual membership in the Club and currently owned by the Club, subject to Premiere Development Incorporated’s exclusive right to sell, assign, transfer or otherwise convey such Timeshare Interests in accordance with the Membership Plan, whether or not coupled with a fee simple interest in real estate, together with all rights, benefits, privileges and interest appurtenant thereto, including the right to use and occupy one or more residential units within an applicable Resort and the common areas and common furnishings appurtenant to such unit for a specified period of time, on an annual or biennial basis, as more specifically described in the Membership Plan and any applicable document or instrument governing the Club.
     “Timeshare Laws” means the provisions of any applicable laws, statutes or regulations and all amendments, modifications, or replacements thereof and successors thereto, and all regulations and guidelines promulgated thereunder or with respect thereto, currently in effect, with respect to Timeshare Interests, including, but not limited to, the Arizona “Timeshare Act”, Ariz. Rev. Stat. §§ 32-2197 et seq.
     “Timeshare Loan Documents” means, with respect to a Timeshare Loan and each Obligor, the related (a) Timeshare Loan Files and (b) Timeshare Loan Servicing Files.
     “Timeshare Loan File” means, for each Timeshare Loan, the following documents executed by Obligor or delivered in connection with such Timeshare Loan:
     i. the original Obligor Note bearing all intervening endorsements showing a complete chain of endorsements from the originator of such Timeshare Loan to the last endorsee, endorsed by the last endorsee, without recourse, in the following form: “Pay to the order of                     , without recourse” and signed in the name of the last endorsee by an authorized officer;
     ii. if such Timeshare Loan is a Mortgage Loan, the original Mortgage or deed of trust containing the original signatures of all persons named as the maker, the mortgagor or trustor with evidence of recording indicated; provided, however, that no such original Mortgage shall be required if included among the applicable Timeshare Loan File is a certified copy of the recorded Mortgage;

     iii. if such Timeshare Loan is a Mortgage Loan, an original individual or bulk assignment of Mortgage in blank and signed in the name of the last endorsee by an authorized officer;
     iv. if such Timeshare Loan is a Mortgage Loan, the originals of all intervening assignments (or a copy certified to the custodian of the Timeshare Loan File) of the Mortgage (if applicable) showing a complete chain of assignments from the originator of such Mortgage Loan to the Last Endorsee;
     v. if such Timeshare Loan is a Mortgage Loan, an original or a copy of any assumption or modification of the Obligor Note or Mortgage with evidence of recording thereon;
     vi. the original or a copy of the Purchase Contract that relates to each Obligor Note, including any addenda thereto;
     vii. the original (or copies) of the truth-in-lending disclosure statement and RESPA statements for the jurisdictions in which the Resorts or Club are located, guaranties, addenda, riders, indemnity agreements, and other documents, instruments and correspondence, together with credit reports, current automated payment information (including credit card, bank draft and check by facsimile) and computer records of every type whether in hard copy or electronic format relating to each Timeshare Loan.
     “Timeshare Loan Servicing File” means, with respect to each Timeshare Loan and each Obligor a copy of such portions of the related Timeshare Loan File held by the Timeshare Loan servicer and all other papers and computerized records maintained by the applicable Timeshare Loan servicer in servicing the Timeshare Loans.
     “Timeshare Loans” means all of the Mortgage Loans, loans that are secured by a Timeshare Interest sold on or before the Effective Date, and In-Transit Loans originated and held by the Sellers. “Timeshare Loan” means any one of the same.
     “Timeshare Property” means a “stand alone” timeshare fee simple interest in real estate regarding a unit or Resort which is not subject to the Membership Plan and which is not owned by the Club, however denominated or defined in the applicable condominium or timeshare declaration, pursuant to which such fee simple interest in real estate is created, together with all rights, benefits, privileges and interests appurtenant thereto, including the common areas and common furnishings appurtenant to such unit.
     “Title Company” means First American Title Insurance Company located at 1160 North Town Center Drive, Suite 190, Las Vegas, Nevada 89144.
     “Title Policies” means the following title policies to be obtained by Purchaser in accordance with Section 2.7 below: (1) an ALTA standard Owner’s Policy of Title Insurance for the Timeshare Property and the Real Property and (2) an Eagle 9 UCC Vacation Interest Policy for the unsold Timeshare Interests.

     “Trademark License” means any oral or written agreement now in existence, as may be amended, supplemented or otherwise modified from time to time, by which: (a) any Seller is granted any right to use any trademark, service mark, trade name, corporate name, company name, business name, fictitious business name, trade style, trade dress or logo; or (b) any Seller grants the right to use any trademark, service mark, trade name, corporate name, company name, business name, fictitious business name, trade style, trade dress or logo.
     “Trademarks” means collectively all of the following now owned by or on behalf of any Seller: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, as listed on Schedule 1(f); (b) all registrations and recordings thereof, and all applications in connection therewith; (c) all renewals thereof; (d) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing; (e) the right to sue for past, present and future infringements of any of the foregoing; (f) all rights corresponding to any of the foregoing throughout the world; and (g) all goodwill associated with and symbolized by any of the foregoing.
     “Transactions” means the transactions contemplated by this Agreement.
     “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Arizona.
     “Vehicles” means all cars, trucks, trailers, golf carts, landscaping equipment, construction equipment and earth moving equipment and other vehicles covered by a certificate of title law of any state and, in any event, shall include, without limitation, the vehicles listed on Schedule 1(g)hereto and all tires and other appurtenances to any of the foregoing.
     “Water Company” means Kohl’s Ranch Water Company, an Arizona corporation and a wholly-owned subsidiary of ILX Resorts Incorporated.
     “Water Company Assets” is defined in Section 2.2(t).
ARTICLE 2.
PURCHASE AND SALE OF ACQUIRED ASSETS
     2.1 Purchase and Sale. Upon the terms and subject to the conditions contained herein, at the Closing, Sellers shall sell, transfer, assign, convey, and deliver to Purchaser, and Purchaser shall purchase, accept, and acquire from Sellers, good and marketable title, free and clear from all Liens (other than Permitted Exceptions), to all assets of Sellers as of the Closing Date, including but not limited to the following listed assets, properties, and rights, all of which shall be sold “as is” and “where is”, with no representations or warranties from Sellers except as set forth herein, but subject to any assignable warranties or other rights Sellers may have against any third party with respect thereto, other than the Excluded Assets (all of the assets and rights to be sold and purchased hereunder are referred to herein collectively as the “Acquired Assets”):
     (a) all of Sellers’ rights under all Contracts, including, inter alia:

     (i) all those executory Contracts, if assignable, relating to the Acquired Assets or Assumed Liabilities that relate to the Business, as set forth in Schedule 2.1(i)(1), that are assumed and assigned in accordance with Section 365 of the Bankruptcy Code by order of the Court; and
     (ii) all Property Management Agreements, including agreements between Sellers and: (a) Kohl’s Ranch Owners’ Association; (b) The Inn at Los Abrigados Owners Association; (c) Premiere Vacation Club; (d) ILX Bell Rock Incorporated; (e) Golden Eagle Resort, Inc.; (f) Varsity Clubs of America – South Bend Chapter; (g) Varsity Clubs of America – Tucson Chapter; (h) Sedona Vacation Club; and (i) any other management contracts or similar contracts to provide management services for a fee, all as set forth on Schedule 2.1(i)(2).
     (b) all of Sellers’ Accounts, including, inter alia, all Timeshare Loans as set forth on the Schedule of Timeshare Loans attached hereto as Schedule 1(e), including Timeshare Loans in default or in process of foreclosure, together with inter alia, all Timeshare Loan Files, or certified copies thereof (or copies of custodial receipts evidencing the custody and contents thereof), exclusive of Resort Funding LLC’s holdbacks and Timeshare Loans and the M&I Timeshare Loans, as set forth on Schedule 2.1(ii)(1); provided, however, that all proceeds in excess of Five Hundred Thousand Dollars ($500,000), of the pre-petition ineligible receivables that are ninety (90) days or less delinquent, as set forth on Schedule 2.1(ii)(2), will be remitted to the unsecured creditor pool (the $500,000 is inclusive of forgiveness of bad debt and upgrades);
     (c) One Hundred Percent (100%) of Sellers’ unsold Timeshare Interests wherever located and however held, including (i) Declarants’ Rights with respect to Club memberships, including those that are in default, (ii) all unsold Timeshare Interests in the Club immediately prior to the Closing Date as set forth on Schedule 2.1(iii), it being understood and for the purpose of clarity, Premiere Development Incorporated shall cause Club to transfer all unsold Timeshare Interests the Club holds to Purchaser on the Closing Date;
     (d) all Real Property of the Sellers, as more particularly described in Schedule 2.1(iv), all unsold Timeshare Property and FF&E owned by the Sellers, including, inter alia, (i) all sales and marketing centers; (ii) the lease with Indian Wells Partners for 91 Portal Lane in Sedona, Arizona; and (iii) all other leases assumed by Purchaser as set forth on Schedule 2.1(iv);
     (e) all rights of Sellers as declarant, developer, or seller under the Membership Plan and any other Resort-related, Timeshare Property-related, Club-related or other Real Property-related document or instrument listed on Schedule 2.1(v) (collectively, the “Declarants’ Rights”), including, inter alia, all rights of any of the Seller, including Premiere Development Incorporated, as seller under the Membership Plan;
     (f) all other Seller’s assets, including, but not limited to: (i) pre-paid marketing certificates; (ii) all books and records related to sold Timeshare Interests and sold Timeshare Property, including Purchase Contracts, which books and records constitute all Purchase Contracts and records related to the sale of Timeshare Interests and Timeshare Property held by Sellers; (iii) all Reservation Systems, including the Gipsy Software system; and (iv) to the extent not included above, all Intellectual Property, Documents, Instruments and General Intangibles.
     2.2 Excluded Assets. Notwithstanding Section 2.1 hereof, the Acquired Assets will not include the following (the “Excluded Assets”):
     (a) merchant deposits made by or received by Sellers, including inter alia, those as set forth on Schedule 2.2(i);
     (b) income tax refunds from any Taxing Authority accrued with respect to the conduct of the Business of Sellers or their affiliates;
     (c) the 14.174 acre parcel known as U S Forest Service Parcel A located in the SE 1/4 Section 7, T.17N, R.6E., G. & S.R.M., Coconino County, Arizona; as legally described in Schedule 2.2(iii) hereto, including all plants, buildings, fixtures, and other improvements located thereon, and all easements, licenses, rights of way, permits, and all appurtenances to such property;
     (d) the approximate three (3) acre parcel of land known as a portion of U.S. Forest Service Parcel B located in Sedona, AZ as legally described in Schedule 2.2(iv) hereto, that is subject to a mortgage in favor of Resort Funding LLC;
     (e) the approximate five (5) acres of real property (zoned multi-family) located in Bullhead City Arizona as legally described in Schedule 2.2(v) hereto, including all plants, buildings, fixtures, and other improvements located thereon, and all easements, licenses, rights of way, permits, and all appurtenances to such property;
     (f) the 2.1 acres of real property located in Puerto Peñasco (Rocky Point), Sonora, Mexico as legally described in Schedule 2.2(vi) hereto, including all plants, buildings, fixtures, and other improvements located thereon, and all easements, licenses, rights of way, permits, and all appurtenances to such property;
     (g) the approximate three (3) acre parcel of land known as a portion of U.S. Forest Service Parcel B located in Sedona, AZ as legally described in Schedule 2.2(vii) hereto, including all plants, buildings, fixtures, and other improvements located thereon, and all easements, licenses, rights of way, permits, and all appurtenances to such property, subject to a replacement lien held by M&I Bank;
     (h) the real property located at 41 Mormon Hill Road as legally described in Schedule 2.2(viii) hereto, including all plants, buildings, fixtures, and other improvements located thereon, and all easements, licenses, rights of way, permits, and all appurtenances to such property, subject to a mortgage in favor of Irwin Union Bank;
     (i) Equipment leased by Sellers on long-term operating leases, except as expressly assumed in Section 2.1(a)(i) of this Agreement;

     (j) Timeshare Loans owned by Resort Funding, LLC;
     (k) holdbacks held by Resort Funding, LLC and owed to Sellers, as set forth on Schedule 2.2(x);
     (l) the M&I Timeshare Loans set forth in Schedule 2.1(ii)(1);
     (m) any assets that may not be acquired or assigned by Law;
     (n) employee advances;
     (o) utility and other deposits made by Sellers on or before the Closing Date;
     (p) all cash and cash equivalents, including cash on hand or in bank accounts, certificates of deposit, and commercial paper;
     (q) all equity interests of Sellers and any of Sellers’ subsidiaries or stock or other ownership interests owned by Sellers in any other person;
     (r) executory contracts of Sellers that are not expressly assumed in Section 2.1(a)(i) of this Agreement;
     (s) the corporate seals, Articles of Incorporation, minute books, stock books, Tax Returns, or all other records having to do with the corporate organization or operations of Sellers or their subsidiaries; and
     (t) all assets owned by the Water Company and any and all assets owned by any Seller that are used by Kohl’s Ranch Water Company in connection with the delivery of water including inter alia, those as set forth on Schedule 2.2(xi) (collectively, the “Water Company Assets”).
     2.3 Assumption of Liabilities. Subject to the terms and conditions set forth in this Agreement, at the Closing, in consideration for the sale, assignment, conveyance, transfer, and delivery of the Acquired Assets to Purchaser, Purchaser will assume and pay, perform, and discharge when due and otherwise in accordance with the terms of this Agreement, only the following liabilities (collectively, the “Assumed Liabilities”):
     (a) the Textron Loans, except to the extent that they have been paid at Closing;
     (b) liabilities accruing from and after the Closing Date with respect to Contracts assumed or acquired as provided by Section 365 of the Bankruptcy Code;
     (c) all obligations of Sellers as declarant, developer or seller under the Membership Plan and any other Resort-related, Timeshare Property-related, or Club-related document or instrument accruing from and after the Closing Date, all as set forth on Schedule 2.3(iii), including obligations to subsidize or pay dues with respect to Homeowner Associations;

     (d) obligations accruing from and after the Closing Date to honor all existing owner reservations and Interval International bankings and/or reservations and all other guest reservations for accommodations and facilities as set forth on Schedule 2.3(iv) or reflected in Sellers’ Reservation System;
     (e) liabilities with respect to loans made by M&I Bank to Sedona Vacation Club and Premiere Vacation Club, respectively, as set forth on Schedule 2.3(v);
     (f) unpaid property taxes on the Acquired Assets and of the Homeowner Associations; and
     (g) the lease obligation with Indian Wells Partners for 91 Portal Lane in Sedona, Arizona and payments relating thereto accruing from and after the Closing Date.
     2.4 Excluded Liabilities. Sellers shall retain all liabilities and obligations that are not Assumed Liabilities.
     2.5 Purchase Price. The purchase price (the “Purchase Price”) for the Acquired Assets shall be an amount equal to Twenty-Nine Million Six Hundred Seventy-Two Thousand Two Hundred Fifty-One Dollars ($29,672,251), payable as follows: (a) One Hundred Thousand Dollars ($100,000) in earnest money (the “Earnest Money Deposit”) deposited by check or wire transfer to Sellers on or before the date for submission of bids under the Bidding Procedures as established in the Procedures Order; (b) cash in the amount of Five Million Eight Hundred Fifty-Six Thousand Nine Hundred Thirteen Dollars ($5,856,913); and (c) assumption of the outstanding obligations evidenced by the Textron Loans.
     2.6 Closing. Upon the terms and subject to the conditions hereof, the closing of the sale of the Acquired Assets (the “Closing”) shall take place at the offices of Sellers within ten (10) Business Days following the date on which the last condition under Article 6 has been satisfied or waived, or at such other time and place as the Parties may mutually agree. If appropriate under the circumstances, the Parties will exchange copies of the documents necessary to consummate the Transaction by facsimile (or other appropriate electronic means), the receipt of which will be confirmed by telephone.
     2.7 Title and Purchaser’s Conditions Precedent.
     (a) Commitment for Title Insurance. Purchaser shall order from Title Company on or before the Effective Date, the Commitment.
     (b) Title Insurance. At Closing, the Title Policies shall be issued through Title Company to Purchaser in the face amount of the Purchase Price, and shall insure fee simple title to the Real Property and the Timeshare Property in Purchaser, and shall insure use and occupancy rights to the unsold Timeshare Interests in Purchaser. Purchaser shall pay the title insurance premium for the Title Policies. Purchaser shall have the right to obtain extended coverage for the Title Policies at its expense. Purchaser hereby disapproves the title exceptions set forth in Schedule 2.7(ii), which shall not be changed after the Effective Date, and Seller hereby agrees to remove all such disapproved exceptions that can be removed by payment of a liquidated monetary amount, and to remove or remedy all such non monetary exceptions, prior to Closing. Purchaser hereby approves all of the other exceptions set forth in the Commitment and such exceptions are deemed to be “Permitted Exceptions.” Seller agrees to execute at Closing all forms and reports required for tax reporting purposes, including federal and state income tax reporting and a declaration of value required by the county assessor’s office. Seller further agrees to deliver all other documents, instruments, or affidavits which are customary in a real estate closing in the county where the closing is held, or which reasonably may be required by the Title Company to effect the Closing hereunder and the issuance of the Title Policies.
     (c) License. Seller hereby grants to Purchaser a limited license to enter and inspect the Resorts and the Real Property escorted by a representative of Seller at reasonable, pre-approved times and in a manner reasonably acceptable to Seller. Such inspection shall be conducted in a manner that does not damage the Resort and the Real Property or any improvements or other property thereon, or interfere with the business operations conducted at the Resorts and the Real Property, if any. Purchaser agrees to indemnify and hold Seller harmless from and against any and all claims, costs, damages, liabilities or losses arising as a result of or in any way connected with Purchaser’s inspection of the Resorts and the Real Property.
     2.8 Allocation of Purchase Price. Sellers and Purchaser shall cooperate in the preparation of a joint schedule (the “Allocation Schedule”), allocating the Purchase Price (including, for purposes of this Section, any other consideration paid by Purchaser) among the Acquired Assets. Sellers and Purchaser each agree to file Internal Revenue Service Form 8594 and any required attachments thereto, together with all Tax Returns, in accordance with the Allocation Schedule. Sellers and Purchaser each agree to promptly provide the other with any other information required to complete the Allocation Schedule. If, however, Sellers and Purchaser are unable to complete such schedule within one hundred twenty (120) days following the Closing, or by such later date as agreed to in writing by the Parties, each of Sellers and Purchaser may file Form 8594, and any Tax Returns, allocating the Purchase Price in the manner each believes appropriate, provided such allocation is reasonable and in accordance with Section 1060 of the Internal Revenue Code and the regulations thereunder.
     2.9 Closing Period Issues. It is the current intention of Purchaser to engage many of Sellers’ employees after Closing. During the Closing Period, Purchaser shall notify Sellers of the names of all current Resort-related and Club-related employees and independent contractors whom Purchaser, in its sole discretion, may elect to engage upon Closing. Sellers shall promptly provide Purchaser with copies of any existing employment or independent contractor agreements to which any such named individuals are parties. Sellers expressly acknowledge that Purchaser shall have no obligation whatsoever to hire any current Resort-related or Club-related employees or independent contractors, even those so named during the Closing Period.
ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF SELLERS
Each Seller, jointly and severally, represents and warrants to Purchaser as follows.

     3.1 Existence; Authorization. Each Seller is lawfully existing and in good standing under the laws of the state of its organization and has all requisite power and authority to enter into this Agreement and to perform the obligations to be performed by it under this Agreement. The execution and delivery of this Agreement, and the performance by each Seller of its obligations hereunder, have been duly authorized by all necessary action on the part of such Seller. To the extent required, each of the Sellers, including, without limitation, Premiere Development Incorporated, are authorized to take actions related to such Seller as necessary to consummate any of the transactions contemplated by this Agreement.
     3.2 Enforceability. This Agreement and each other agreement, document or instrument, or certificate contemplated by this Agreement has been duly executed and delivered by Sellers and are legal, valid, and binding obligations of each Seller, enforceable against Sellers in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     3.3 No Conflicts or Consents. To the best of Sellers’ knowledge, neither the execution, delivery, and performance by Sellers of this Agreement, nor the consummation of the Transactions by Sellers, will (a) constitute, with or without the giving of notice or passage of time or both, a breach, violation, or default by Sellers or any of their Affiliates, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment, or acceleration, under (i) any Law or license, subject to the provisions of any such Law, or (ii) any note, bond, mortgage, indenture, lease, agreement, or other instrument, in each case that is applicable to or binding upon Sellers or any of their assets except as may arise from rejection of executory contracts or non-assignability of contracts, permits, or leases; (b) require any Consent, other than from Textron; or (c) violate any Law by which Sellers are bound.
     3.4 Ownership. Sellers, to the best of their knowledge, are the sole and exclusive owners of (a) fee simple or other legal title to the unsold Timeshare Property acquired by Purchaser and all other acquired Real Property; and (b) Declarants’ Rights with respect to the Timeshare Interests; and (c) holder of all of the Timeshare Loans acquired by Purchaser, with the right to enforce all Timeshare Loan Documents evidencing or securing the Timeshare Loans; and (d) the remainder of the Acquired Assets, with full right and authority to convey said real and personal property without the consent, approval, or waiver of any party other than as set forth in Schedule 3.4. The Acquired Assets, together with the Excluded Assets, comprise one hundred percent (100%) of the assets owned by the Sellers. Except as otherwise expressly provided herein to the contrary or as otherwise set forth on Schedule 3.4, all of the Acquired Assets will be conveyed, assigned, and transferred to Purchaser on the Closing Date, free and clear of any liens, charges, pledges, security interests, or other encumbrances of any type other than the Permitted Exceptions.
     3.5 Licenses and Permits. Sellers, to the best of their knowledge, have obtained all material licenses, permits, consents, authorizations, approvals, franchises, waivers, exemptions, and orders as are reasonably necessary or appropriate in order for Sellers legally to carry on their businesses as they are now being conducted in connection with the Resorts, the Club, and the Acquired Assets (hereinafter collectively referred to as “Licenses”). To the best of Sellers’ knowledge, all such Licenses are in full force and effect, no material violations have occurred with respect thereto, and no proceeding is currently pending or, to the best of Seller’s knowledge, threatened to revoke, suspend, or terminate any License. To the best of Sellers’ knowledge, no condition exists or event has occurred other than the Bankruptcy Case or any change in management or control as a result of the Transaction which, by itself or with the giving of notice, the lapse of time, or both, may result in the suspension, revocation, impairment, forfeiture, or non-renewal of any License.
     3.6 Assessments. Except as set forth on Schedule 3.6, Sellers have paid and will continue to pay through and including the Closing Date and in accordance with Sellers’ past practices all condominium, timeshare, and other owners’ association assessments, maintenance fees, Club dues, and subsidy amounts for which any Seller, as developer or otherwise is obligated, whether by law or pursuant to any documents or instruments related to the Club or any of the Resorts, in connection with the unsold Timeshare Interests and unsold Timeshare Property.
     3.7 Compliance with Settlement Agreement. Sellers, to the best of their knowledge, are in material compliance with the terms and conditions of the settlement agreement entered into on March 30, 2005 resolving the class action lawsuit captioned Reed v. ILX Resorts Incorporated, No. CV2003-0491.
     3.8 No Material Misrepresentations or Omissions. To Sellers’ knowledge, none of the representations or warranties of Sellers contained herein are untrue or misleading in any material respect, and all such representations and warranties shall remain true and correct in all respects through and including the Closing Date. Except as set forth on Schedule 3.8, Sellers know of no fact that does or could materially and adversely affect the operation of the Acquired Assets.
     3.9 Timeshare Laws. Except as set forth on Schedule 3.9, Sellers do not know of any matters relating to their compliance with Timeshare Laws that would cause a material adverse impact on the Business.
ARTICLE 4.
REPRESENTATIONS AND WARRANTIES OF PURCHASER
     4.1 Existence; Authorization. Purchaser is lawfully existing and in good standing under the laws of the state of its organization, has all requisite power and authority to enter into this Agreement and to perform the obligations to be performed by it under this Agreement. The execution and delivery of this Agreement, and the performance by Purchaser of its obligations hereunder, have been duly authorized by all necessary action on the part of Purchaser.
     4.2 Enforceability. This Agreement has been duly executed and delivered by Purchaser and is a legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     4.3 No Conflicts or Consents. Neither the execution, delivery, and performance by Purchaser of this Agreement, nor the consummation of the Transactions by Purchaser, will (a)

constitute, with or without the giving of notice or passage of time or both, a breach, violation, or default by Purchaser or any of its Affiliates, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment, or acceleration, under (i) any Law or license or (ii) any note, bond, mortgage, indenture, lease, agreement, or other instrument, in each case that is applicable to or binding upon Purchaser; (b) require any Consent; or (c) violate any Law by which Purchaser is bound.
ARTICLE 5.
COVENANTS AND OTHER AGREEMENTS
     5.1 Consummation of Transactions. From and after the date of this Agreement, each Party shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable and consistent with applicable Law to perform its obligations under this Agreement and to consummate the Transactions as soon as reasonably practicable.
     5.2 Compliance with Law. Prior to Closing, Sellers shall comply in all material respects with Law applicable to the Acquired Assets.
     5.3 Certain Notices. Each Party shall promptly notify the other Party in reasonable detail:
     (a) upon the commencement of, or the impending or threatened commencement of, or upon obtaining knowledge of any facts that would give rise to, any claim, action, or proceeding brought to enjoin the consummation of the Transactions, or against or relating to the notifying Party or its properties or assets, that could materially adversely affect the Transactions or such Party’s ability to perform its obligations hereunder;
     (b) upon the occurrence of, or the impending or threatened occurrence of, or upon obtaining knowledge of any facts that would give rise to, any event that could cause or constitute a material breach of any of its representations, warranties, covenants, or agreements contained in this Agreement, and shall use commercially reasonable efforts to prevent or promptly remedy such breach; and
     (c) upon the occurrence or existence of any event, condition, circumstance, or state of facts known to the notifying Party that has had or could have a material adverse effect on the Transactions or such Party’s ability to perform its obligations hereunder.
     5.4 Confidentiality.
     (a) Pursuant to this Agreement and the performance thereof, Purchaser may receive certain Confidential Information. Except as otherwise provided in Section 5.4(b) below, Purchaser shall not use for itself, except in performance of the Agreement, or disclose to any Person, this Agreement or any Confidential Information except (a) information that was gained independent of Purchaser’s relationship with the Sellers and became publicly available through no breach of any obligation of confidentiality by Purchaser; (b) information that is communicated to a third party with the prior written consent of Sellers; or (c) information that is required to be disclosed pursuant to the lawful order of a government agency or a court of competent jurisdiction or disclosure that is required by operation of law, but in such event, only to the extent such disclosure is required and, to the extent reasonably practicable, prior written notice must be given to allow Sellers, in their sole discretion, to seek a protective order or other appropriate remedy. In the event of a breach or threatened breach of the terms of this section, Sellers shall be entitled to seek an injunction prohibiting any such breach. Any such injunctive relief shall be in addition to, and not in lieu of, any appropriate relief in the way of money damages or any other remedies available at law or in equity. In the event that the Transaction is not consummated, this Agreement is terminated for any reason, or Purchaser’s bid is not the Successful Bid at an Auction, Purchaser shall return or destroy all Confidential Information of Sellers received by Purchaser.
     (b) From and after the Closing Date, the provisions of Section 5.4(a) above shall not apply to or restrict in any manner Purchaser’s use of any Confidential Information of the Sellers relating to any of the Acquired Assets or the Assumed Liabilities.
     5.5 Affirmative Covenants. Between the Effective Date and the Closing Date:
     (a) Continuation of Business. Sellers shall: (i) use their best efforts to conduct the operations of each Resort and Club in accordance with its past practices and in a commercially reasonable manner; (ii) maintain the present physical and operating conditions, reasonable wear and tear excepted, and the present legal status of each Resort, Club and all Acquired Assets; (iii) use their reasonable commercial efforts to preserve intact its current business organization, maintain the services of its employees and independent contractors, and maintain its relations and good will with suppliers, customers, creditors, and others having business relationships with Sellers; (iv) provide reasonable access to Purchaser to Seller’s management during normal business hours for the purpose of staying informed concerning the business, operations, and finances of Sellers, each Resort, the Club and all Acquired Assets; and (v) maintain all Timeshare Documents and Timeshare Loan Documents in accordance with past practices.
     (b) Compliance with Law. Sellers shall use their best efforts to comply with all Laws and notify Purchaser immediately in the event that Sellers become aware of a material violation of any Law to which Sellers and/or all or any portion of any Resort, Club, or any of the Acquired Assets is subject.
     (c) Timeshare Loan Collections Following the Cut-Off Date. All payments, if any, received by Sellers or on Sellers’ behalf in respect of any of the acquired Timeshare Loans after the Closing Date shall be held in trust by such receiving party for the benefit of Purchaser and remitted to or for the benefit of Purchaser within five (5) days calendar following the receipt thereof.
     5.6 Negative Covenants. Between the Effective Date and the Closing Date, Sellers shall not, without the prior written consent of Purchaser:

     (a) sell, lease, offer for sale or lease, convey, assign, encumber, or otherwise transfer in any manner whatsoever all or any portion of any Resort, Club, or any of the Acquired Assets other than in the ordinary course of business;
     (b) amend, modify, restate, terminate, or otherwise alter in any manner whatsoever, other than non-renewal or termination in accordance with its terms, or breach the terms of, any contract, instrument, agreement, or document of any type that relates, directly or indirectly, to any of the Resorts, Club, or any of the Acquired Assets other than in the ordinary course of business;
     (c) engage in any extraordinary transactions related, directly or indirectly, to any Resort, Club, or any of the Acquired Assets;
     (d) enter into any leasing or licensing agreements, take-or-pay arrangements, or other affiliations, alignments, or any agreements with respect to, or that encumber, any Resort, Club, or any of the Acquired Assets, other than in the ordinary course of business;
     (e) take any action that would have the effect of materially diminishing the value of any Resort, Club, or any of the Acquired Assets, excluding reductions in Inventory, Timeshare Interests, and Timeshare Loans in the ordinary course of business;
     (f) take any action that would make Sellers’ representations and warranties set forth in Article 3 not true and correct in all material respects;
     (g) take any action that would, or could reasonably be expected to, result in any of the conditions set forth in Article 6 not being satisfied; or
     (h) take any action that may in any way materially impair or restrict Purchaser’s ability to utilize the Acquired Assets as contemplated by this Agreement.
     5.7 Room Reservations. On the Closing Date, all room reservations within Sellers’ electronic systems shall be delivered to Purchaser, in a format agreed upon by Sellers and Purchaser.
     5.8 Employees. Sellers shall provide Purchaser reasonable access to Sellers’ employees involved with the Business, and Purchaser may in its sole discretion, but is under no obligation to, interview and offer employment to any or all of such employees.
     5.9 Publicity. On or before the Closing Date, neither Party shall issue any press release or public announcement concerning this Agreement or the Transactions without obtaining the prior written approval of the other Party hereto, which approval will not be unreasonably withheld or delayed, unless disclosure is otherwise required by applicable Law; provided that, to the extent required by applicable Law, the Party intending to make such release shall use its commercially reasonable efforts consistent with such applicable Law to consult with the other Party with respect to the text thereof. Purchaser acknowledges that ILX Resorts Incorporated is a public company and is required to make certain public filings. Purchaser agrees that it will make no public disclosure without prior approval from Sellers.

     5.10 Non-Disparagement. The Parties agree that they shall not make any disparaging remarks about any other Party or its Affiliates to any third party including to financing entities, trade vendors, employees, shareholders, or journalists; and the Parties further agree that this provision shall remain in effect following the Closing Date or after termination of this Agreement.
     5.11 Kohl’s Ranch Resort. After the Closing Date and during such time as the Water Company and the Water Company Assets are owned or controlled by Sellers, Sellers will (a) take reasonable steps to cause the Water Company to continue to provide water to the Kohl’s Ranch Resort and (b) will not cause the Water Company to cease providing water to the Kohl’s Ranch Resort without providing reasonable, prior written notice to Purchaser.
ARTICLE 6.
CONDITIONS TO CLOSING; CLOSING DELIVERIES; POST-CLOSING
     6.1 Conditions to the Obligations of Both Parties. Each Party’s obligation to consummate the Transactions contemplated by this Agreement are subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:
     (a) no temporary restraining order, preliminary or permanent injunction, or other order, decree, or ruling issued by a Governmental Authority, nor any Law promulgated or enacted by any Governmental Authority, shall be in effect that would impose material limitations on the ability of either Party to consummate the Transactions; and
     (b) the Bankruptcy Court shall have entered the Sale Order and any stay period applicable to the Sale Order shall have expired or shall have been waived by the Bankruptcy Court.
     6.2 Conditions to the Obligations of Sellers. Sellers’ obligation to consummate the Transactions contemplated by this Agreement are subject to Purchaser having delivered to Sellers the Purchase Price for the Acquired Assets pursuant to Section 2.5.
     6.3 Conditions to the Obligations of Purchaser. Purchaser’s obligation to consummate the Transactions contemplated by this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:
     (a) there shall not be in effect a final, non-appealable Order of a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting consummation of the Transactions;
     (b) the representations and warranties of Sellers contained herein shall be true and correct in all material respects as of the Closing as if made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be so true and correct only as of such date);

     (c) the covenants, conveyances, transfers, assignments, and agreements of Sellers to be performed under this Agreement on or prior to the Closing shall have been duly performed in all material respects;
     (d) the Bankruptcy Court shall have entered the Procedures Order in form and substance reasonably satisfactory to the Purchaser, which Procedures Order shall have remained in full and force and effect and shall not have been stayed, vacated, modified or supplemented without the Purchaser’s prior written consent; and
     (e) the Bankruptcy Court shall have entered the Sale Order in form and substance reasonably satisfactory to the Purchaser, which Sale Order shall have remained in full and force and effect and shall not have been stayed, vacated, modified or supplemented without the Purchaser’s prior written consent, and that, without limitation, (i) authorizes the sale to Purchaser of the Acquired Assets free and clear of all liens, claims, and encumbrances other than Permitted Exceptions and as set forth on Schedule 3.4, (ii) authorizes the assumption and assignment to Purchaser of those executory contracts and unexpired leases set forth on Schedule 2.1(i)(1) hereof, (iii) approves the assumption of the Assumed Liabilities, (iv) makes a finding that the Purchaser purchased the Acquired Assets in good faith and is not a successor to the Sellers, and (v) is effective immediately upon entry on the docket of the Bankruptcy Case.
     6.4 Closing Deliveries. Each Party’s obligation to consummate the Transactions is conditioned on the delivery to such Party of each of the documents listed in this Section 6.4, unless such delivery is expressly waived by such Party in writing.
     (a) Documents Delivered by Seller at Closing. Sellers shall deliver, or as to (vii) below shall cause Textron to deliver, the following documents to Purchaser or its designated representative on the Closing Date, each in form and substance satisfactory to Purchaser:
     (i) Deeds. Special warranty deeds in substantially the form of Exhibit B hereto, in recordable form in each applicable jurisdiction pursuant to which fee simple title to all unsold Timeshare Property and other acquired Real Property, free and clear of any liens or encumbrances except for the Permitted Exceptions and the rights and obligations of an owner or member under any applicable ownership or membership plan, is conveyed from Sellers to Purchaser or its designee.
     (ii) Bills of Sale. Bills of sale in substantially the form of Exhibit C hereto, pursuant to which all of Seller’s rights, title, and interest in and to the Miscellaneous Personal Property as defined therein and other personal property comprising the Acquired Assets are transferred to Purchaser or its designee, free and clear of any liens or encumbrances.
     (iii) Conveyance of Unsold Timeshare Interest. Special warranty deed(s) in substantially the form of Exhibit D hereto, in recordable form to be recorded in Maricopa County and Coconino County, pursuant to which the unsold

Timeshare Interests and all use and occupancy rights associated with the same, free and clear of all Liens except for the Permitted Exceptions and any rights and obligations of a Member as set forth in the Membership Plan, is conveyed by the Club to Purchaser or its designee.
     (iv) Assignments and Assumptions of Management Agreements; Execution of New Management Agreements. An Assignment and Assumption of Management Agreements in substantially the form of Exhibit E hereto, pursuant to which all of Sellers’ rights, title, and interest in and to each Property Management Agreement are transferred and assigned to Purchaser or its designee, and Purchaser or its designee assumes Seller’s duties and obligations thereunder.
     (v) Intentionally omitted.
     (vi) Master Assignment of Timeshare Loans. A Master Assignment of Timeshare Loans in substantially the form of Exhibit F hereto, or such other conveyance documents sufficient to cause all of Seller’s rights, title, and interest in and to the acquired Timeshare Loans are transferred to Purchaser. The original of each Obligor Note that evidences a Timeshare Loan shall be endorsed by an endorsement stamp or through an allonge to Purchaser or its designee, in the following manner: “Pay to the order of         , without recourse, except as otherwise provided in that certain Asset Purchase Agreement dated as of         , 2010, by and between          and         . ”
     (vii) Timeshare Loan Files. All Timeshare Loan Files on the acquired Timeshare Loans.
     (viii) Characterization of Timeshare Loans. A Certificate in the form of Exhibit G hereto, pursuant to which Sellers represent and warrant that the schedules of non-delinquent Timeshare Loans and delinquent Timeshare Loans acquired by Purchaser attached thereto accurately characterizes to the best of Sellers’ knowledge each Timeshare Loan as such as of the Cut-Off Date and that such schedules are otherwise true and correct in all material respects as of the Cut-Off Date.
     (ix) Assignments of Declarants’ Rights. Assignments of Declarants’ Rights in substantially the form of Exhibit H hereto, pursuant to which all of Seller’s rights, title, and interest in and to the Declarants’ Rights are transferred to Purchaser or its designee.
     (x) Assignment of Intellectual Property. An Assignment of Intellectual Property in substantially the form of Exhibit I hereto, pursuant to which all of Seller’s rights, title, and interest in and to the Intellectual Property are transferred to Purchaser or its designee.
     (xi) Miscellaneous Assignments. Any miscellaneous requirements required by Purchaser to convey and assign the Acquired Assets.

     (xii) Resolutions. Certified resolutions and such other documents, instruments, and affidavits as may reasonably be required by the Title Company as a precondition to issuing the Title Policies, evidencing the authority of Sellers to enter into and perform this Agreement and to perform Sellers’ obligations hereunder.
     (xiii) Keys. All keys to all locks related to any of the unsold Timeshare Interests and unsold Timeshare Property and the other acquired Real Property, together with an accounting, to the best of Sellers’ knowledge, of all such keys in the possession, custody, or control of any other person or entity shall be made available to Purchaser at Sellers’ premises.
     (xiv) Club Estoppel Certificate. An Estoppel Certificate from the Club related to the payment of Assessments as described in the Membership Plan substantially in the form of Exhibit J hereto
     (xv) Settlement Statement and Closing Documents. A counterpart, executed by each Seller, of a statement describing in detail the consideration, prorations, adjustments, costs, and expenses associated with the transaction contemplated hereby (the “Settlement Statement”).
     (xvi) Notice of Resignation. A notice of resignation from each respective board member of the Club and the Homeowner Associations in substantially the form of Exhibit K hereto, which form may be modified upon mutual agreement of the Parties to comply with controlling documents and state law.
     (xvii) Declaration of Deannexation. A Declaration of Deannexation in substantially the form of Exhibit L shall have been recorded in Maricopa County and a copy delivered to the Arizona Department of Real Estate concerning those certain units within the Club located in Varsity Clubs of America — South Bend Chapter to clarify certain inventory matters.
     (xviii) Other Documents. Such other documents and instruments as are contemplated hereunder or as may be reasonably required by Purchaser, its counsel, its lender, or the Title Company as reasonably necessary or appropriate to consummate the Transactions, to issue the Title Policies and otherwise to effectuate the agreements of the parties hereto.
     (b) Documents Delivered by Purchaser. Purchaser shall deliver the following to Sellers on the Closing Date, each in form and substance satisfactory to Sellers:
     (i) Purchase Price. The Purchase Price, pursuant to Section 2.5 hereof, less the amount of the Earnest Money Deposit, together with any interest accrued thereon.
     (ii) Settlement Statement. A counterpart, executed by Purchaser, of the Settlement Statement.

     (iii) Resolutions. Certified resolutions and such other documents, instruments, and affidavits as may be required by the Title Company, evidencing the authority of Purchaser to enter into and perform this Agreement and to perform Purchaser’s obligations hereunder.
     (iv) Other Documents. Such other documents and instruments as are contemplated hereunder or as may be reasonably required by Seller, its counsel, or the Title Company, as applicable, and reasonably necessary or appropriate to consummate the Transaction and to otherwise effectuate the agreements of the parties hereto.
     6.5 Post-Closing Covenants and Transactions Simultaneously with the Closing or immediately thereafter, Purchaser may take the following actions in its sole and subjective discretion.
     (i) Execute and deliver an Amendment to the Membership Plan converting the Club into a points based program in accordance with Section 7.02 of the Membership Plan.
     (ii) Execute and deliver an Affiliation Agreement with THE Club® whereby the Club and/or its Members become affiliated with the exchange company commonly known as THE Club®.
     (iii) Prepare and send a Notice of Seller and Occupancy Rights concerning the Club concerning the Purchaser’s use and occupancy rights associated with the unsold Timeshare Interests, Assignment of Seller’s Rights, future deannexation rights of the Purchaser concerning the Club and the unsold Timeshare Interests and such related provisions as Purchaser shall determine are necessary to manage and operate the Club, which Notice may be recorded by Purchaser in every county where a Resort is located.
     (iv) Prepare and have executed resolutions of the appropriate boards of directors of the Club and the Homeowner Associations appointing new directors as Purchaser shall determine in its sole and subjective discretion.
     (v) Prepare such additional documents, notices and agreements and do such other acts as may be reasonably necessary to fully implement the intent of this Agreement and to perfect and preserve the rights and interests of Purchaser under the Membership Plan and the priority thereof.
     (vi) Record all Assignments of Declarants’ Rights set forth in Section 6.4(a)(ix) in the applicable counties where the Resorts are located.
     (vii) Prepare and have executed a Declaration of Annexation to Membership Plan annexing the Timeshare Property into the Club, if necessary or desirable.

     (b) Purchaser and Sellers agree that the Water Company Assets are Excluded Assets hereunder. In order to provide for continued operation of the Water Company and delivery of water by the Water Company, Sellers, or their successors or assigns after the Closing, Purchaser covenants and agrees as follows:
     (i) that Purchaser will, and shall cause its Affiliates to, reasonably cooperate with Sellers, the Water Company, and their successors or assigns as necessary, including but not limited to the grant of easements for ingress and egress, to provide Sellers, the Water Company, and their successors or assigns with access to the Water Company Assets and the facilities of the Water Company located on or near the Acquired Assets as necessary for the continued operation of the Water Company and repair of any of the Water Company Assets; and
     (ii) Purchaser will, and shall cause its Affiliates to, reasonably cooperate with Sellers and the Water Company and to execute such documents as necessary to facilitate the sale of the assets or stock of the Water Company or the Sellers to any purchaser of such assets or stock and to ensure that the Water Company has fee title to the Water Company assets including any well sites.
     (c) After the Effective Date, Purchaser shall provide Sellers and their representatives reasonable access to the books and records of Sellers transferred to Buyer in accordance with the Agreement to enable Sellers to prepare tax returns or financial statements, to respond to customer inquiries or litigation, or for any other reasonable business purpose.
ARTICLE 7.
TERMINATION
     7.1 Termination. This Agreement may be terminated at any time:
     (a) by mutual written consent of the Parties;
     (b) by either Party if (i) there shall be any Law that makes consummation of the Transactions illegal or otherwise prohibited or (ii) any judgment, injunction, order, or decree of any Governmental Authority having competent jurisdiction enjoining Purchaser and Sellers from consummating the Transaction is entered and such judgment, injunction, or order shall have become final and non-appealable;
     (c) by either Party upon the occurrence of a material breach of any representation, warranty, or covenant in this Agreement by the other Party if such breach is not cured within thirty (30) days following written notice by the non-breaching Party which notice shall describe the breach; provided, however, such thirty (30) day period shall be extended to ninety (90) days if the breach by its nature cannot be cured within such thirty (30) day period and if the breaching Party promptly commences to cure the breach within such thirty (30) day period and continues to proceed thereafter with reasonable diligence; and

     (d) by either Sellers or Purchaser, if Purchaser’s bid is not the Successful Bid at any Auction.
7.2	Effect of Termination. In the event of a termination of this Agreement, neither Party shall have any liability or further obligation to the other, except that:
     (a) nothing herein will relieve a Party from liability for any breach by such Party of this Agreement; and
     (b) Sellers will, within ten (10) business days immediately following the termination of this Agreement, refund to Purchaser an amount equal to the Earnest Money Deposit; provided, however, that in the event that such termination is the result of Purchaser’s willful misconduct, such Earnest Money Deposit will be retained by Sellers.
ARTICLE 8.
SURVIVAL AND REMEDIES
     8.1 Survival. With the exception of those representations and warranties set forth in Sections 3.1, 3.2, 3.3, and 4, the representations and warranties contained in this Agreement or in any certificate or other document delivered hereto or in connection herewith and the covenants and agreements contained herein to be performed or complied with prior to Closing shall expire upon the Closing. The provisions of Articles 7, 8, and 10 shall survive the termination of this Agreement. Whether or not Closing occurs, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party that incurred such costs, other than as specified in Section 10.7.
     8.2 Brokers; Finders. Seller and Purchaser represent and warrant to each other that neither has contacted any real estate broker, finder, or other party in connection with this transaction, to whom any real estate brokerage, finder, or other fees may be due or payable with respect to the transaction contemplated hereby. Seller and Purchaser hereby indemnify and agree to hold each other harmless from any loss, liability, damage, cost, or expenses (including reasonable attorney’s fees) related to anyone claiming a commission or fee with respect to the sale of the Acquired Assets as a result of any statement, agreement, or other alleged act of the other.
     8.3 Remedies. IN NO EVENT SHALL ANY PARTY BE LIABLE FOR INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF A BREACH OF THIS AGREEMENT, EVEN IF ADVISED AT THE TIME OF BREACH OF THE POSSIBILITY OF SUCH.
     8.4 Prior Knowledge. Neither Party may assert a claim based on a breach of a representation or warranty or covenant if the Party to asserting such claim had knowledge of such breach prior to the Effective Date hereof.

ARTICLE 9.
BANKRUPTCY COURT APPROVAL; SALE SUBJECT TO HIGHER AND BETTER
OFFERS; OTHER
     This Agreement and the Transactions are subject to the approval of the Bankruptcy Court as provided in this Agreement, the entry of the Sale Order, and an order confirming the joint plan of reorganization by the Bankruptcy Court.
     9.1 Interim Procedures and Sale Order; Hearing Dates. Concurrently with, or shortly after, the filing of the joint disclosure statement proposed by Textron and Sellers, Sellers shall file a motion with the Bankruptcy Court (the “Sale Motion”), and shall use all commercially reasonable efforts to obtain, the entry of an order (the “Procedures Order”), in form and substance acceptable to Purchaser and in substantially the form of Exhibit M attached hereto: (a) approving, at an interim hearing (the “Procedures Hearing”) held concurrently with the hearing on the adequacy of the disclosure statement set by the Bankruptcy Court, the Bidding Procedures described in Section 9.3 of this Agreement; (b) designating the time, date and location of the Auction; (c) approving the Break-Up Fee; (d) requesting a hearing to be held (the “Sale Hearing”) on a date (the “Sale Hearing Date”) concurrent with the final hearing on confirmation of the joint plan of reorganization proposed by Textron and Sellers, at which Sellers shall seek the approval of the terms of this Agreement and the sale of the Acquired Assets to, and the purchase of the Acquired Assets by, Purchaser, together with any and all related relief (including, without limitation, the authority to assume and assign to Purchaser executory contracts and unexpired leases), subject to (i) further notice of the sale to interested parties as described in the Bidding Procedures, and (ii) if necessary, the Auction described in the Bidding Procedures. The approval of the Bidding Procedures substantially in the form as outlined in this Agreement shall be a condition precedent to the Purchaser’s obligation to consummate the Transactions. On the Sale Hearing Date, the Bankruptcy Court shall preside over the hearing to approve this Agreement, subject to the conduct of the competitive bidding process as described in and approved by the Procedures Order. In the event that Purchaser’s bid is the Successful Bid at such hearing or there are no other Qualifying Bids, then Sellers shall request the Bankruptcy Court enter the Sale Order.
     9.2 Omitted.
     9.3 Bidding Procedures. The Parties agree that they will use commercially reasonable efforts to seek entry of the Procedures Order that provides the following (the “Bidding Procedures”):
     (a) After the entry of the Procedures Order, the Sellers shall serve a notice acceptable to Sellers, Textron, and Purchaser (the “Sale Notice”), by first-class mail, postage prepaid, upon (i) all counterparties to executory contracts and unexpired leases that will be assumed in connection with the Transactions; (ii) all parties that have requested notice in the Bankruptcy Case pursuant to Federal Rule of Bankruptcy Procedure 2002; (iii) the Office of the United States Trustee for the District of Arizona; (iv) counsel to Textron; (v) counsel to the Purchaser; (vi) all entities known to have expressed an interest in a transaction with respect to all or substantially all of the Acquired Assets during the past year from the date of this Agreement; (vii) all Taxing Authorities in which Sellers have filed Tax Returns during the past two (2) years from the date of this Agreement; (viii) all parties asserting a Lien on any of the Acquired Assets; (ix) all creditors with filed or scheduled claims against the Sellers in the Bankruptcy Case; (x) the Arizona Department of Real Estate; and (xi) all members of the Club and parties otherwise owning a Timeshare Property in which a Seller is declarant; which Sale Notice may include the following as mutually agreed by the Parties or by order of the Bankruptcy Court: (a) this Agreement or information giving recipients access to this Agreement; (b) the Sale Motion; (c) the Procedures Order; (d) notice of any cure amounts payable by Sellers pursuant to the assumption and assignment of executory contracts and unexpired leases in connection with the Transactions; and (e) notice that counterparties to executory contracts and unexpired leases to be assumed and assigned must file an objection to the assumption and assignment of such executory contracts and unexpired leases or cure amounts by no less than five (5) Business Days prior to the Sale Hearing or be estopped from objecting to such assumption and assignment and any cure amounts to be paid in connection therewith.
     (b) Any person wishing to participate in the Auction must submit a Qualifying Bid. This Agreement constitutes a Qualifying Bid from Purchaser.
     (c) All Qualifying Bids must be submitted no later than 4:00 p.m. prevailing Phoenix time on a date that is not less than five (5) Business Days prior to the Sale Hearing to Sellers’ counsel, Polsinelli Shughart PC, Security Title Plaza, Suite 1200, 3636 N. Central Avenue, Phoenix, AZ 85012, Attention: John J. Hebert, Esq. (Fax no.: (602) 264-7033 or email: jhebert@polsinelli.com), and counsel to Textron, Fennemore Craig PC, 3003 N. Central Ave., Suite 3600, Phoenix, AZ 85012, Attention: Cathy L. Reece, Esq., (Fax no: (602) 916-5543 or email: creece@fclaw.com) and must:
     (i) submit a signed asset purchase agreement (together with a copy that is marked to show changes from this Agreement) with, at a minimum, the following requirements: (a) having substantially identical terms and conditions as this Agreement, except that the purchase price shall be at least Three Hundred Thousand Dollars ($300,000) higher than aggregate of the Purchase Price and the Break-Up Fee; (b) containing terms and conditions no less favorable to the Sellers’ estates than the terms and conditions in this Agreement; (c) the agreement shall not be subject to any contingency, other than approval of the Bankruptcy Court; (d) a written statement by the bidder stating that it agrees to be bound by the terms and conditions of this Agreement and close on the sale within the time periods set forth in this Agreement; (e) designating the executory contracts and unexpired leases as to which the bidder seeks assumption by the Sellers and assignment to the bidder and any other assets of the Sellers that are subject to the bid; and (f) be accompanied by the Deposit defined below;
     (ii) include an amount equal to one million dollars ($1,000,000) as a deposit (“Deposit”). The Deposit shall be delivered to the Sellers’ counsel in certified funds, and shall be accompanied by a written acknowledgement that if such bid is the Successful Bid, then the Deposit shall immediately become non-refundable; and
     (iii) include information reasonably sufficient to confirm the bidder’s financial wherewithal to close, including proof of financing and ability to close.

     (d) Sellers shall promptly provide Purchaser copies of all Qualifying Bids received by Sellers.
     (e) In the event that Sellers receive any Qualifying Bids in addition to that from Purchaser, Sellers, in consultation with Textron, shall designate a Qualifying Bid that is highest and best (the “Designated Bid”). The Sellers shall conduct an auction (the “Auction”) at the Bankruptcy Court or such other location as Sellers may reasonably designate on the Sale Hearing Date for all of the Acquired Assets, using the Designated Bid as the starting bid. All parties submitting Qualifying Bids, including Purchaser, shall be entitled to make higher and better bids at the Auction, provided that all subsequent bids shall be made in aggregated increments of at least Two Hundred Thousand Dollars ($200,000) in net value to Sellers, and on such terms as may be ordered by the Bankruptcy Court. The Auction will be conducted openly and each bidder will have full knowledge of the terms of all prior bids. The Auction shall continue until such time as there is only one offer determined by Sellers to be the highest and best offer for the Acquired Assets (the “Successful Bid”). In determining the Successful Bid, Sellers, in consultation with Textron, shall analyze and consider, without limitation, the amount and form of consideration being offered, the certainty and timing of closing, and any material modifications to the terms and conditions of this Agreement. If a dispute arises at the Auction, the Bankruptcy Court shall determine the highest and best offer.
     9.4 Break-up Fee. In the event that on the Sale Hearing Date, a purchaser other than the Purchaser is approved by the Bankruptcy Court as the purchaser for the Acquired Assets, and the Acquired Assets are subsequently sold to such other purchaser, Purchaser shall, upon Bankruptcy Court approval, be paid at Closing from the proceeds of such sale of the Acquired Assets, an amount equal to One Percent (1%) of the Purchase Price as an incentive to serve as the stalking horse bidder as to the Acquired Assets and as reimbursement for all of Purchaser’s expenses incurred in pursuing the acquisition (the “Break-Up Fee”). The Sellers shall use reasonable efforts to cause the Break-up Fee to be granted administrative expense status in the Bankruptcy Case, subordinate only to (i) any debtor-in-possession financing and (ii) adequate protection provided to the Sellers’ prepetition secured lenders and secured by assets of the Sellers with such claims and liens to be senior on all unencumbered assets but junior on all encumbered assets. The Bankruptcy Court’s approval of the Break-Up Fee shall be a condition to the Purchaser’s obligation to consummate the Transactions. If a Sale Order is entered approving the sale to any purchaser other than the Purchaser, each Party shall be fully released and discharged by the other Party from any liability or obligations arising under or relating to this Agreement, and neither Party shall have any other remedy or cause of action under, or relating to, this Agreement or any applicable Law.
     9.5 Disclosure Statement; Confirmation Order. The Sellers and Textron shall consult with Purchaser concerning the disclosure statement, joint plan of reorganization and confirmation order and provide Purchaser with copies of such documents as soon as reasonably practicable prior to any submission thereof to the Bankruptcy Court. The confirmation order submitted to the Bankruptcy Court shall specifically find that the sale of the Acquired Assets is free and clear of any stamp or similar Taxes under section 1146(c) of the Bankruptcy Code.

ARTICLE 10.
MISCELLANEOUS
     10.1 Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties with respect to the subject matter hereof and thereof.
     10.2 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (in the case of an amendment) by all of the Parties hereto or (in the case of a waiver) by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.
     10.3 Remedies Cumulative. Except as otherwise provided herein, all rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by a Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.
     10.4 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement may not be assigned by either Party without the prior written consent of the other Party.
     10.5 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (a) upon delivery if delivered personally (by courier service or otherwise), as evidenced by written receipt or other written proof of delivery (that may be a printout of the tracking information of a courier service that made such delivery), or (b) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown by evidence produced by the facsimile machine used for such transmission), in each case to the applicable addresses set forth below (or such other address that either Party may from time to time specify):

If to Sellers:	ILX Resorts Incorporated
2111 E. Highland Avenue, Suite 200
Phoenix, AZ 85016
Attention: Nancy J. Stone
Fax: (602) 957-2780

With a copy to:	Polsinelli Shughart PC
3636 North Central Avenue, Suite 1200
Phoenix, AZ 85012
Attn. John J. Hebert
Fax: (602) 264-7033

If to Purchaser:	ILX Acquisition, Inc.
10600 West Charleston Boulevard
Las Vegas, NV 89135
Attn: David Palmer
Fax: (702) 765-8794

With a copy to:	Katten Muchin Rosenman LLP
525 W. Monroe St.
Chicago, IL 60661-3693
Attn: Peter A. Siddiqui
Fax: (312) 577-4628

And	Ballard Spahr LLP
201 S. Main Street, Suite 600
Salt Lake City, Utah 84111
Attn: Steven D. Peterson
Fax: (801) 531-3001
     10.6 Governing Law; Jurisdiction; Forum; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, without reference to the choice of law principles thereof. Each Party hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Maricopa County, Arizona, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Arizona for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to such jurisdiction, venue or process. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.
     10.7 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, each Party shall bear its own expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries, and independent accountants) incurred in connection with this Agreement and the Transactions; provided, however, that Sellers shall be responsible for all closing costs and Tax obligations incurred by Sellers on or before the Closing Date (including, but not limited to transfer Taxes, sales Tax and income Taxes but excluding real and personal property Taxes due in calendar year 2010 and thereafter).
     10.8 Sale, Not Assignment of Acquired Assets. Sellers and Purchaser intend that the Transactions shall be the purchase and sale of Acquired Assets and not the assignment thereof as security. Each party hereby agrees to take actions necessary to cause the Transactions to be treated as a sale.
     10.9 Invalidity. In the event that any of the provisions contained in this Agreement or in any other instrument referred to herein, shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement or such other instrument and such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, unless the consummation of the Transactions is impaired thereby.
     10.10 Conflicts. To the extent that any terms or provisions of this Agreement modify or conflict with any provisions of governing state law, the terms of this Agreement shall control.
     10.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     10.12 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

SELLERS: ILX Resorts Incorporated, an Arizona corporation
By:	/s/ Nancy J. Stone
Name:	Nancy J. Stone
Title:	President

ILE Sedona Incorporated, an Arizona corporation
By:	/s/ Nancy J. Stone
Name:	Nancy J. Stone
Title:	Vice President

ILX Tourist Station Incorporated, an Arizona corporation
By:	/s/ Nancy J. Stone
Name:	Nancy J. Stone
Title:	President

ILX Bruno LLC, an Arizona limited liability company By: ILX Resorts Incorporated, an Arizona corporation Its: Manager
By:	/s/ Nancy J. Stone
Name:	Nancy J. Stone
Its:	President

Los Abrigados Partners Limited Partnership, an Arizona limited partnership
SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

By: ILE Sedona Incorporated, an Arizona corporation Its: General Partner
By:	/s/ Nancy J. Stone
Name:	Nancy J. Stone
Its:	Vice President

Genesis Investment Group, Inc., an Arizona corporation
By:	/s/ Nancy J. Stone
Name:	Nancy J. Stone
Title:	Vice President

Puerto Peñasco Vacation Destinations, S. de R.L. de C.V., a Mexican S de RL de CV
By:	/s/ Joseph P. Martori
Name:	Joseph P. Martori
Title:	General Manager

Premiere Development Incorporated, an Arizona corporation
By:	/s/ Nancy J. Stone
Name:	Nancy J. Stone
Title:	President

Sea of Cortez Premiere Vacation Club S. de R.L. de C.V., a Mexican S de RL de CV
SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

By:	/s/ Joseph P. Martori
Name:	Joseph P. Martori
Title:	President

Rocky Point Genesis Incorporated, an Arizona corporation
By:	/s/ Nancy J. Stone
Name:	Nancy J. Stone
Title:	Vice President

VCA Tucson Incorporated, an Arizona corporation
By:	/s/ Nancy J. Stone
Name:	Nancy J. Stone
Title:	Vice President

VCA South Bend Incorporated, an Arizona corporation
By:	/s/ Nancy J. Stone
Name:	Nancy J. Stone
Title:	Vice President

VCASB Partners General Partnership, an Arizona general partnership By: ILX Resorts Incorporated, an Arizona corporation
Its: General Partner

By:	/s/ Nancy J. Stone
Name:	Nancy J. Stone
Its:	President

First Piggy LLC, an Arizona limited liability company
SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

By: ILX Resorts Incorporated, an Arizona corporation
Its: Manager

By:	/s/ Nancy J. Stone
Name:	Nancy J. Stone
Title:	President

Harbor Southwest Development, Inc., an Arizona corporation
By:	/s/ Nancy J. Stone
Name:	Nancy J. Stone
Title:	Vice President

ILX Bell Rock Incorporated., an Arizona corporation
By:	/s/ Nancy J. Stone
Name:	Nancy J. Stone
Title:	President
SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

PURCHASER: ILX Acquisition, Inc.
By:	/s/ David F. Palmer
Name:	David F. Palmer
Title:	Executive VP & CFO
SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

LIST OF EXHIBITS

Exhibit A	Sale Order
Exhibit B	Special Warranty Deed for Timeshare Property
Exhibit C	Bill of Sale
Exhibit D	Special Warranty Deed for Unsold Timeshare Interests
Exhibit E	Assignment of Management Agreements
Exhibit F	Master Assignment of Timeshare Loans
Exhibit G	Certificate of Timeshare Loans
Exhibit H	Assignment of Declarants’ Rights
Exhibit I	Assignment of Intellectual Property
Exhibit J	Estoppel Certificate
Exhibit K	Resignations
Exhibit L	Declaration of Deannexation
Exhibit M	Procedures Order

EXHIBIT A
SALE ORDER

SO ORDERED.

Dated: July 23, 2010

/s/ REDFIELD T. BAUM, SR

REDFIELD T. BAUM, SR
U.S. Bankruptcy Judge
IN THE UNITED STATES BANKRUPTCY COURT
THE DISTRICT OF ARIZONA

In re:
ILX RESORTS INCORPORATED, et al.
Debtor(s)

Address:	160 Portal Lane Sedona, AZ 86336
Tax EIN: xx-xxx4171
This filing applies to:
☒      All Debtors
☐      Specified Debtors
Chapter 11 Proceedings
Case No. 2:09-bk-03594-RTB
Case No. 2:09-bk-03595-RTB
Case No. 2:09-bk-03596-RTB
Case No. 2:09-bk-03598-RTB
Case No. 2:09-bk-03599-RTB
Case No. 2:09-bk-03600-RTB
Case No. 2:09-bk-03601-RTB
Case No. 2:09-bk-03603-RTB
Case No. 2:09-bk-03604-RTB
Case No. 2:09-bk-03605-RTB
Case No. 2:09-bk-03606-RTB
Case No. 2:09-bk-03608-RTB
Case No. 2:09-bk-03609-RTB
Case No. 2:09-bk-03610-RTB
Case No. 2:09-bk-03612-RTB
Case No. 2:09-bk-03617-RTB
Joint Administration under
Case No. 2:09-bk-03594-RTB
ORDER AUTHORIZING: (1) SALE
OF SUBSTANTIALLY ALL ASSETS
OF THE DEBTORS FREE AND CLEAR
OF ALL LIENS, CLAIMS, INTERESTS
AND ENCUMBRANCES; AND (2)
ASSUMPTION AND ASSIGNMENT
OF CERTAIN EXECUTORY CONTRACTS
AND UNEXPIRED LEASES

     Upon consideration of the motion of the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) for entry of an order granting the Motion for Order (A) Authorizing Sale of Estates’ Assets Free and Clear of Liens, Claims and Interests; And (B) Authorizing

Assumption and Assignment of Contracts and Leases in Connection with Such Sale (the “Sale Motion”) and the Court having reviewed the Motion and any responses thereto and after having found that sufficient and proper notice was given to all creditors and parties in interest of the Debtors who were required to receive it, and sufficient cause appearing therefor;
     IT IS HEREBY FOUND AND ORDERED THAT:
     1. The Sale Motion is granted and approved in its entirety.
     2. The Debtors are hereby authorized and directed to take any and all actions necessary or appropriate to:
     a. consummate the proposed sale to ILX Acquisition Inc. (the “Proposed Purchaser”) in accordance with the terms and conditions set forth in the Asset Purchase Agreement1 and any and all amendments thereto, including, without limitation, to convey to the Proposed Purchaser the assets (the “Acquired Assets”) which are the subject of the Asset Purchase Agreement; and
     b. perform, consummate, implement, and close fully the sale to the Proposed Purchaser of the Acquired Assets, together with all additional instruments and documents that may be reasonably necessary or desirable to implement such sale.
     3. The Proposed Purchaser is a good faith purchaser entitled to the protections afforded a purchaser pursuant to 11 U.S.C. § 363(m), and there have not been and are not any violations of section 363(n) of the Bankruptcy Code as a result of the approval of the sale of the Acquired Assets to the Proposed Purchaser.
     4. The sale of the Acquired Assets to the Proposed Purchaser shall be, and hereby is, free and clear of any and all liens, claims, rights, interests, and encumbrances whatsoever (except as expressly provided in the Asset Purchase Agreement and except as mutually agreed between Proposed Purchaser and Textron Financial Corporation (“Textron Financial”)).

[1]	Capitalized terms not defined herein shall have the meaning ascribed thereto in the Sale Motion or, if not defined therein, in the Asset Purchase Agreement. All other terms shall have the meanings ascribed to such terms in the Bankruptcy Code, if defined therein.

     5. The Debtors are hereby authorized, pursuant to 11 U.S.C. § 365, to assume and assign to the Proposed Purchaser the Contracts. As a condition to such assumption and assignment pursuant to section 365 of the Bankruptcy Code, all cure amounts due to counterparties to such Contracts must be paid. These payments shall be in full and final satisfaction of all obligations and as full compensation to counterparties for any pecuniary losses under such contracts or leases pursuant to 11 U.S.C. § 365(b)(1). The distribution of the cure payments to the counterparties shall be made as soon as practicable; provided, however, that if there is a dispute concerning any proposed cure amount, payment shall be made by the Proposed Purchaser to the respective contract or lease counterparty only after final resolution of such dispute, by this Court or otherwise. This Court finds that the Proposed Purchaser has provided adequate assurance of future performance of the Contracts.
     6. The Debtors are hereby authorized, pursuant to 11 U.S.C. §§ 363 and 365, as applicable, to assume and to assign to the Proposed Purchaser the Contracts. The Debtors are further authorized and directed to take any and all actions necessary or appropriate to consummate the proposed assignment of the various contracts and leases to the Proposed Purchaser, as specified in the Sale Motion and in the Asset Purchase Agreement. The Debtors are relieved of any liability for any breach of any Contract occurring after the assignment of such Contracts to the Proposed Purchaser.
     7. The Proposed Purchaser is not a successor to the Debtors or, except for assumed liabilities and obligations set forth in the Asset Purchase Agreement, otherwise liable for any of the claims against or liabilities or obligations of the Debtors (collectively, the “Excluded Liabilities”), and each and every holder of any of the Excluded Liabilities hereby is permanently enjoined from commencing, continuing, or otherwise pursuing or enforcing any remedy, claim, cause of action, or encumbrance against the Proposed Purchaser related thereto.
     8. At the closing of the sale of the Acquired Assets, the Proposed Purchaser shall pay the amounts required by the Asset Purchase Agreement.

     9. Except as otherwise expressly provided in the Asset Purchase Agreement and as set forth in the next sentence and except as mutually agreed between Proposed Purchaser and Textron Financial, effective upon the transfer of the Acquired Assets to the Proposed Purchaser, any liens against the Acquired Assets shall attach to the proceeds of the sale with the same force, validity, priority, and effect, if any, as said liens had formerly attached to the Acquired Assets, subject to the Debtors’ ability to challenge the extent, validity, priority and effect of the liens, and subject to and as otherwise provided in any other order of this Court in this chapter 11 case.
     10. This Order is and shall be effective as a determination that, upon transfer of the Acquired Assets to the Proposed Purchaser and except as mutually agreed between Proposed Purchaser and Textron Financial and in consideration of the attachment of the liens as set forth in Paragraph 9 of this Order, all liens, claims, and encumbrances existing as to the Acquired Assets conveyed to the Proposed Purchaser have been and hereby are terminated and declared to be unconditionally released, discharged, and terminated, and shall be binding upon and govern the acts of all entities, including all filing agents, filing officers, administrative agencies or units, governmental departments or units, secretaries of state, federal, state and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to the Acquired Assets conveyed to the Proposed Purchaser. Except as otherwise provided in this Order, all liens of record as of the date of this Order, shall be forthwith removed and stricken as against the Acquired Assets. All entities described in this paragraph are specifically authorized and directed to strike all such recorded liens against the Acquired Assets from their records, official, and otherwise.
     11. Subject to the provisions of this Order and except as mutually agreed between Proposed Purchaser and Textron Financial, if any person or entity which has filed statements or other documents or agreements evidencing liens on, or interests in, any of the Acquired Assets does not deliver to the Debtors or the Proposed Purchaser prior to the closing of the sale of the Acquired Assets to the Proposed Purchaser, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of liens and easements, and any other documents necessary for the purpose of documenting the release of all liens which the person or entity has or may assert with respect to any of the Acquired Assets, the Debtors and/or the Proposed Purchaser are hereby authorized and directed to execute and file such statements, instruments, releases, and other documents on behalf of such persons or entity with respect to any of the Acquired Assets.
     12. Each and every term and provision of this Order shall be binding in all respects upon the Proposed Purchaser, the Debtors, the Debtors’ bankruptcy estates, their creditors, all individuals or entities holding an interest in the Debtors, all other entities and third parties, including, without limitation, any entity purporting to hold a lien against the Acquired Assets and all of the Debtors’ timeshare members.
     13. Nothing contained in any Order of any type or kind entered in these cases, or any related proceeding, subsequent to entry of this Order, shall conflict with or derogate from the provisions of the terms of this Order.
     14. In accordance with section 1146(c) of the Bankruptcy Code, the making or delivery of any instrument or transfer, including the filing of any deed or other document of transfer to evidence, effectuate or perfect the rights, transfers and interest contemplated by the Asset Purchase Agreement, shall be in contemplation of a plan or plans to be confirmed in these chapter 11 cases, and, as such, shall be free and clear or any and all transfer tax, stamp tax, or similar taxes. Such instruments, orders, and agreements transferring the Acquired Assets to the Proposed Purchaser shall contain the following endorsement:
“Because this [instrument] has been authorized pursuant to an order of the United States Bankruptcy Court for the District of Arizona, in contemplation of a plan of the Grantor, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. § 1146(c).”
     15. This Court retains jurisdiction to:
     a. Interpret, implement and enforce the terms of the Asset Purchase Agreement, all amendments thereto and any waivers and consents thereunder and of each of the agreements executed in connection therewith;

     b. Compel delivery of the Acquired Assets to the Proposed Purchaser;
     c. Resolve any disputes arising under or related to the sale of the Acquired Assets to the Proposed Purchaser, including, without limitation, resolving cure amounts owing to counterparties to the Contracts; and
     d. Adjudicate all issues concerning alleged liens and any other alleged interests in and to the Acquired Assets or the proceeds of the sale, including the extent, validity, enforceability, priority and nature of all such alleged liens and any other alleged interests relating to the proceeds of the sale.
     16. Nothing in this Order, the Sale, or the Order confirming the First Amended Joint Plan of Reorganization by Textron Financial Corporation and Debtors will negatively affect the Debtors’ current timeshare interest holders’ real property ownership interests and timeshare interests, other than temporary delays from the transition from Debtors to the Proposed Purchaser, and such real property ownership interests and timeshare interests will be governed by all documents governing such interests.
     17. This Order shall be effective immediately upon entry pursuant to Rule 7062 and 9014 of the Federal Rules of Bankruptcy Procedure, and, notwithstanding Federal Rules of Bankruptcy Procedure 6004(g) and 6006(d), shall not be stayed.
     18. Pursuant to Rule 58 of the Federal Rules of Civil Procedure, as made applicable herein by Rule 9021 of the Federal Rules of Bankruptcy Procedure, this Order shall constitute an Order approving the Sale Motion.
     DATED                                         .

Judge Redfield T. Baum
United States Bankruptcy Judge

EXHIBIT B
SPECIAL WARRANTY DEED FOR TIMESHARE PROPERTY

When recorded return to:

SPECIAL WARRANTY DEED
     For good and valuable consideration paid by ILX Acquisition, Inc., a Delaware corporation (“Grantee”), the receipt of which is hereby acknowledged, Genesis Investment Group, Inc., an Arizona corporation, (“Grantor”) does by these presents grant, bargain and sell to Grantee, and to its successors and assigns forever, all right, title, or interest in and to that certain real property situated in Clark County, State of Nevada, and more particularly described in Exhibit A, attached hereto and incorporated herein by this reference, together with all rights and privileges appurtenant thereto.
     Subject further to current taxes and other assessments, reservations in patents and all easements, rights of way, covenants, conditions, restrictions, obligations, liabilities and all other matters as may appear of record. Subject to the foregoing, the Grantor warrants the title against its acts, and none other, against all persons whomsoever. This conveyance from Grantor to Grantees is made without any other warranty, further liability or covenant of any kind, express or implied.
Dated this                     day of                                         2010.

GENESIS INVESTMENT GROUP, INC. an Arizona corporation
By
Nancy J. Stone, Vice President

STATE OF ARIZONA	)
)ss.
County of Maricopa	)
     On                                                              , 2010, personally appeared before me, a Notary Public, Nancy J. Stone, personally known to me to be the person whose name is subscribed to the foregoing instrument, who acknowledged to me that she is the Vice President of Genesis Investment Group, Inc., an Arizona corporation, and who further acknowledged to me that she executed the foregoing Special Warranty Deed on behalf of said corporation.

Notary Public

EXHIBIT A
     All that certain parcel of real property situated in Clark County, State of Nevada, more particularly described as follows:
THE NUMBER OF ONE NINETY-THIRD (1/93rd) UNIDIVIDED INTERESTS AS TENANTS IN COMMON IN AND UNTO THE CONDOMINIUM UNIT NUMBERS SET FORTH IN EXHIBIT “A-1” WITHIN THE PROJECT KNOWN AS THE CARRIAGE HOUSE AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:
UNIT (See Exhibit “A-1”) of the Amended Plat of THE CARRIAGE HOUSE, as the same is established and identified in the Plan of Condominium filed pursuant to the provisions of NRS 117.020, recorded March 5, 1974, in Book 16 of Plats, at Page 71, Official Records, Clark County, Nevada, and as defined in that certain Declaration of Restrictions recorded March 5, 1974, as Instrument No. 365570, in Book 406, Official Records, Clark County, Nevada, and more particularly described by and subject to the First Supplemental of the Declaration of Condominium of Carriage House Condominium recorded in the Official Records of Office of the County Recorder of Clark County, Nevada, in Book 1883 as Document No. 1842655, as amended (“Declaration”).
EXCEPTING FROM SUCH INTEREST, the exclusive right to use and occupy the specific Condominium Unit to which such Timeshare Interest attaches and reserving unto the Declarant, its successors and assigns, all those certain easements referred to in the aforesaid Declaration.
TOGETHER WITH the right to use and occupy the type of Unit designated during the Season (“Designated Season”) as each are further defined and set forth in the contract between the Developer from whom Grantor’s predecessors took title and in the current Rules and Regulations of the Carriage House Timeshare Association.
TOGETHER and with all the rights and privileges and subject to the covenants, conditions, easements and restrictions set forth in the said Declaration and the By-Laws, and the Rules and Regulations of the Carriage House Timeshare Association, Inc., as each of those documents may be amended from time to time, which are incorporated herein by this reference.

Account No.:	See Exhibit “A-1” for account numbers.

When recorded return to:

SPECIAL WARRANTY DEED
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ILX Resorts Incorporated, an Arizona corporation, (“Grantor”), hereby conveys to ILX Acquisition, Inc., a Delaware corporation, (“Grantee”), its successors and assigns forever all the real property, together with improvements, if any, situate, lying and being in the County of Larimer, State of Colorado, described as follows:
*SEE EXHIBIT “A” ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE.
Timeshare Period No *, Unit No. *, GOLDEN EAGLE RESORT, a Condominium, according to the Condominium and Timeshare Ownership Declaration for Golden Eagle Resort, a Condominium recorded August 31, 1987, at Reception No. 87050248, and re-recorded October 16, 1987, at Reception No. 87059791, and Amendment thereto as recorded February 13, 1990, at Reception No. 90006436, and according to the Condominium Map for Golden Eagle Resort recorded August 31, 1987, at Reception No. 87050249, and according to Supplement Map No. 1 recorded October 09, 1987, at Reception No. 87058593, and according to Supplement Map No. 2 recorded April 29, 1988, at Reception No. 88019333, and according to Supplement Map No. 3 recorded April 05, 1991, at Reception No. 91013942, and according to Supplement Map No. 4 recorded November 29, 1993, at Reception No. 93089144, and all amendments thereto, if any, in the Larimer County real property records and subject to the following statement as set forth in Section 5b of said Declaration:
By this deed, Grantee has become a Timeshare Owner as defined in the Condominium and Timeshare Ownership Declaration for Golden Eagle Resort, a Condominium (the “Declaration”) recorded August 31, 1987, at Reception No. 87050248, and re-recorded October 16,1987, at Reception No. 87059791, and Amendment thereto as recorded February 13, 1990, at Reception No. 90006436, in the Larimer County, Colorado real property records which is incorporated herein by reference. Grantee acknowledges that its only rights to use Condominiums in Golden Eagle Resort Condominiums are as set forth in the Declaration and in the Articles of Incorporation, Bylaws and Rules and Regulations of Golden Eagle Resort Condominium Association, Inc., as amended from time to time.
also known by street and number as 300 Riverside Drive, Estes Park, Colorado 80517.
TOGETHER WITH all and singular the hereditaments and appurtenances thereto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim and demand whatsoever of Grantor, either in law or equity, of, in and to the above bargained premises, with the hereditaments and appurtenances;
Subject further to current taxes and other assessments, reservations in patents and all easements, rights of way, covenants, conditions, restrictions, obligations, liabilities and all other matters as may appear of record. Subject to the foregoing, the Grantor warrants the title against its acts, and none other, against all persons whomsoever. This conveyance from Grantor to Grantee is made without any other warranty, further liability or covenant of any kind, express or implied.
Dated this                      day of                                         2010.

ILX RESORTS INCORPORATED, an Arizona corporation
By
Nancy J. Stone, President

STATE OF ARIZONA	)
)ss.
County of Maricopa	)
     On this                     day of                                         , 2010, before the undersigned Notary Public personally appeared Nancy J. Stone, President of ILX Resorts Incorporated, an Arizona corporation, and acknowledged that as such officer, being authorized so to do, he executed the foregoing Special Warranty Deed for the purposes therein set forth.

Notary Public

My Commission Expires:

EXHIBIT A
GOLDEN EAGLE RESORT

	Unit No.	Week	Season
Deluxe Blue/Red/White Unit Weeks:

Executive Blue/Red/White Unit Weeks:

Imperial Blue/Red/White Unit Weeks:

Studio Red/White Unit Weeks:

When recorded return to:

SPECIAL WARRANTY DEED
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ILX Resorts Incorporated, an Arizona corporation. (“Grantor”), hereby conveys to ILX Acquisition, Inc., a Delaware corporation, (“Grantee”), an undivided    /1,020 fee simple interest in and to the real property described at Docket 1915, page 410, et seq., recorded September 13, 1996, in the official records of Coconino County, Arizona, subject to the general terms and conditions of the Membership Plan for The Inn at Los Abrigados, as such plan may be amended from time to time (the “Plan”), recorded November 25, 1997 at Docket 2045, page 001, official records of Coconino County, Arizona and which is incorporated herein by this reference; together with all rights and privileges appurtenant thereto.
Subject to the terms and conditions set forth in the Plan and subject to the specific terms and conditions set forth in the Plan with respect to the following types of membership:

Unit Type:
Occupancy Period:
Seasonal Priority:
Annual Frequency:
Unit Number:	Not Applicable
Subject further to current taxes and other assessments, reservations in patents and all easements, rights of way, covenants, conditions, restrictions, obligations, liabilities and all other matters as may appear of record, including the various rights and obligations of a membership as set forth in the Plan, articles, bylaws, rules and regulations, and other governing documents associated with the membership and which are incorporated herein by reference. Subject to the foregoing, the Grantor warrants the title against its acts, and none other, against all persons whomsoever. This conveyance from Grantor to Grantee is made without any other warranty, further liability or covenant of any kind, express or implied.
This conveyance is exempt from filing an Affidavit of Value pursuant to the provisions of A.R.S. §11-1134A(5).
Dated this                      day of                                          2010.

ILX RESORTS INCORPORATED, an Arizona corporation
By
Nancy J. Stone, President

STATE OF ARIZONA	)
)ss.
County of Maricopa	)
     On this                      day of                                         , 2010, before the undersigned Notary Public personally appeared Nancy J. Stone, President of ILX Resorts Incorporated, an Arizona corporation, and acknowledged that as such officer, being authorized so to do, she executed the foregoing Special Warranty Deed for the purposes therein set forth.

Notary Public

My Commission Expires:

When recorded return to:

SPECIAL WARRANTY DEED
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ILX Resorts Incorporated, an Arizona corporation (“Grantor”), hereby conveys to ILX Acquisition, Inc., a Delaware corporation, (“Grantee”), an undivided fractional fee simple interest in and to the real property described at Instrument No. 95-666429 in the official records of the Gila County Recorder, Gila County, Arizona, as corresponds to                      Membership Shares as provided for in the Membership Plan for Kohl’s Ranch Vacation Club, as such plan may be amended from time to time, recorded on October 29, 2002 at Instrument No. 2002-016942, (the “Plan”) which is incorporated herein by this reference; together with all rights and privileges appurtenant thereto.
Subject to the terms and conditions set forth in the Plan and subject to the specific terms and conditions set forth in the Plan with respect to the following types of membership:

Unit Type:
Occupancy Period:
Seasonal Priority:
Annual Frequency:
Unit Number:	Not Applicable
Subject further to current taxes and other assessments, reservations in patents and all easements, rights of way, covenants, conditions, restrictions, obligations, liabilities and all other matters as may appear of record, including the various rights and obligations of a membership as set forth in the Plan, articles, bylaws, rules and regulations, and other governing documents associated with the membership and which are incorporated herein by reference. Subject to the foregoing, the Grantor warrants the title against its acts, and none other, against all persons whomsoever. This conveyance from Grantor to Grantee is made without any other warranty, further liability or covenant of any kind, express or implied.
This conveyance is exempt from filing an Affidavit of Value pursuant to the provisions of A.R.S. §11-1134A(5).
Dated this                      day of                                         2010.

ILX RESORTS INCORPORATED, an Arizona corporation
By
Nancy J. Stone, President

STATE OF ARIZONA	)
)ss.
County of Maricopa	)
     On this                      day of                                          , 2010, before the undersigned Notary Public personally appeared Nancy J. Stone, President of ILX Resorts Incorporated, an Arizona corporation, and acknowledged that as such officer, being authorized so to do, she executed the foregoing Special Warranty Deed for the purposes therein set forth.

Notary Public

My Commission Expires:

When recorded, return to:

SPECIAL WARRANTY DEED
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Los Abrigados Partners Limited Partnership, an Arizona limited partnership (“Grantor”), hereby conveys to ILX Acquisition, Inc., a Delaware corporation, (“Grantee”) the following property together with all rights and privileges appurtenant thereto an undivided _/9,516 fee simple interest in and to the real property described at Docket 2138, page 14, et seq., in the official records of the Coconino County Recorder, Coconino County, Arizona; together with all rights and privileges appurtenant thereto.
Subject to the general terms and conditions set forth in the Membership Plan for Sedona Vacation Club at Los Abrigados, as such plan may be amended from time to time (the “Plan”), recorded on October 24, 2002 at Instrument No. 3166134, and subject to the specific terms and conditions set forth in the Plan with respect to the following type of membership:

Unit Type:
Annual Frequency:
Unit Number:	Not Applicable
Subject further to current taxes and other assessments, reservations in patents and all easements, rights of way, covenants, conditions, restrictions, obligations, liabilities and all other matters as may appear of record, including the various rights and obligations of a membership as set forth in the Plan, articles, bylaws, rules and regulations, and other governing documents associated with the membership and which are incorporated herein by reference. Subject to the foregoing, the Grantor warrants the title against its acts, and none other, against all persons whomsoever. This conveyance from Grantor to Grantee is made without any other warranty, further liability or covenant of any kind, express or implied.
This conveyance is exempt from filing an Affidavit of Value pursuant to the provisions of A.R.S. §11-1134A(5).
     DATED this                      day of                                          2010.

LOS ABRIGADOS PARTNERS LIMITED
PARTNERSHIP, an Arizona limited partnership

By:	ILE SEDONA INCORPORATED,
an Arizona corporation, its General Partner

	By	Nancy J. Stone, Vice President

STATE OF ARIZONA	)
)ss.
County of Maricopa	)
     On this                      day of                                          , 2010, before the undersigned Notary Public personally appeared Nancy J. Stone, Vice President of ILE Sedona Incorporated, an Arizona corporation, the general partner of Los Abrigados Partners Limited Partnership, an Arizona limited partnership, and acknowledged that as such officer, being authorized so to do, she executed the foregoing Special Warranty Deed for the purposes therein set forth.

Notary Public

My Commission Expires:

When recorded return to:

SPECIAL WARRANTY DEED
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VCA South Bend Incorporated, an Arizona profit corporation, (“Grantor”) hereby conveys to ILX Acquisition, Inc., a Delaware corporation, (“Grantee”) an undivided    /31,304 fee simple interest in the real property described at Document No. 9444622, official records of St. Joseph County, Indiana, subject to the general terms and conditions set forth in the Membership Plan for Varsity Clubs of America — South Bend Chapter, as such plan may be amended from time to time (the “Plan”), recorded December 2, 1994 at Document No. 9444622 in said records, which is incorporated herein by this reference; together with all rights and privileges appurtenant thereto.
Subject to the specific terms and conditions set forth in the Plan with respect to the following types of membership in the Club:
SEE EXHIBIT A ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE.
Subject further to current taxes and other assessments, reservations in patents and all easements, rights of way, covenants, conditions, restrictions, obligations, liabilities and all other matters as may appear of record, including the various rights and obligations of a membership as set forth in the Plan, articles, bylaws, rules and regulations, and other governing documents associated with the membership and which are incorporated herein by reference. Subject to the foregoing, the Grantor warrants the title against its acts, and none other, against all persons whomsoever. This conveyance from Grantor to Grantee is made without any other warranty, further liability or covenant of any kind, express or implied.
Dated this                      day of                                          2010.

VCA South Bend Incorporated, an Arizona profit corporation
By
Nancy J. Stone, Vice President

STATE OF ARIZONA	}
}ss.
County of Maricopa	}
     On this, the                      day of                                          , 2010, before the undersigned Notary Public personally appeared Nancy J. Stone, Vice President of VCA South Bend Incorporated, an Arizona profit corporation, who acknowledged that as such officer, being authorized so to do, she executed the foregoing Special Warranty Deed for the purposes herein set forth.
     IN WITNESS WHEREOF, I hereunto set my hand and official seal

Notary Public

My Commission Expires:

VARSITY CLUBS OF AMERICA — SOUTH BEND CHAPTER
EXHIBIT A

Occupancy Period:	separate Full Weeks
( fractional interest)

Annual Frequency:

Number of Weeks/Unit Type/Seasonal Priority:

When recorded return to:

SPECIAL WARRANTY DEED
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VCA Tucson Incorporated, an Arizona corporation, (“Grantor”), hereby conveys to ILX Acquisition, Inc., a Delaware corporation, (“Grantee”) an undivided    /21,840 fee simple interest in and to the real property described at Docket 10594, page 1981, et seq., in the official records of Pima County, Arizona, as provided for in the Membership Plan for Varsity Clubs of America — Tucson Chapter, as such plan may be amended from time to time, recorded on July 24, 1997 at said Docket and page at Sequence No. 97116900 (the “Plan”) which is incorporated herein by this reference; together with all rights and privileges appurtenant thereto.
Subject to the terms and conditions set forth in the Plan and subject to the specific terms and conditions set forth in the Plan with respect to the following types of membership:

Unit Type:
Occupancy Period:
Seasonal Priority:
Annual Frequency:
Unit Number:	Not Applicable
Subject further to current taxes and other assessments, reservations in patents and all easements, rights of way, covenants, conditions, restrictions, obligations, liabilities and all other matters as may appear of record, including the various rights and obligations of a membership as set forth in the Plan, articles, bylaws, rules and regulations, and other governing documents associated with the membership and which are incorporated herein by reference. Subject to the foregoing, the Grantor warrants the title against its acts, and none other, against all persons whomsoever. This conveyance from Grantor to Grantee is made without any other warranty, further liability or covenant of any kind, express or implied.
This conveyance is exempt from filing an Affidavit of Value pursuant to the provisions of A.R.S. §11-1134A(5).
Dated this                      day of                                          2010.

VCA TUCSON INCORPORATED, an Arizona corporation
By
Nancy J. Stone, Vice President

STATE OF ARIZONA	)
)ss.
County of Maricopa	)
     On this                      day of                                          , 2010, before the undersigned Notary Public personally appeared Nancy J. Stone, Vice President of VCA Tucson incorporated, an Arizona corporation, and acknowledged that as such officer, being authorized so to do, she executed the foregoing Special Warranty Deed for the purposes therein set forth.

Notary Public

My Commission Expires:

EXHIBIT C
BILL OF SALE
[To come]

BILL OF SALE
          THIS BILL OF SALE is executed and delivered as of the                      day of                                   , 2010 (the “Effective Date”) by ILX Resorts Incorporated, ILE Sedona Incorporated, ILX Tourist Station Incorporated, ILX-Bruno LLC, Los Abrigados Partners Limited Partnership, Genesis Investment Group, Inc., Puerto Peñasco Vacation Destinations, S. de R.L. de C.V., Premiere Development Incorporated, Sea of Cortez Premiere Vacation Club S. de R.L. de C.V., Rocky Point Genesis Incorporated, VCA Tucson Incorporated, VCA South Bend Incorporated, VCASB Partners General Partnership, First Piggy LLC, Harbor Southwest Development, Inc., ILX Bell Rock Incorporated (collectively, “Sellers”), to and for the benefit of ILX Acquisition, Inc., a corporation organized under the laws of Delaware (“Purchaser”).
RECITALS
     A. Sellers and Purchasers have entered into that certain Asset Purchase Agreement (“Agreement”) pertaining to the purchase by Purchaser of certain assets of Sellers as defined in Section 2.1 of the Agreement (“Acquired Assets”).
     B. As set forth in the Agreement, Purchaser desires to acquire from Seller, and Seller desires to sell, transfer, and convey to Purchaser, all personal property of Seller within the definition of Acquired Assets, as defined in the Agreement, including without limitation, all property listed in Exhibit 1 attached hereto and incorporated herein by reference in which Seller has an interest and which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Real Property and the Timeshare Interests as such terms are defined in the Agreement (“Personal Property”).
          NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Seller hereby covenants, represents, warrants, and agrees as follows:
     1. Sale and Conveyance. Seller hereby grants, bargains, transfers, sells, assigns, conveys and delivers to Purchaser all of Seller’s right, title and interest, in and to the Personal Property whether now owned or hereafter acquired. The terms of the Agreement, including but not limited to Sellers’ representations, warranties, covenants, and agreements relating to the Personal Property, are incorporated herein by this reference. Sellers and Purchaser acknowledge and agree that the representations, warranties, covenants, and agreements contained in the Agreement are not superseded hereby and shall remain in full force and effect only to the extent provided therein. In the event of any conflict or inconsistency between the terms of the Agreement and terms hereof, the terms of Agreement govern. Seller acknowledges that the acquisition of the Personal Property is a material inducement to Purchaser to enter into the Agreement, and that Purchaser is relying upon this Bill of Sale and the warranty of title set forth herein in connection therewith. Except as otherwise provided in this Bill of Sale, Purchaser is selling the Personal Property in an “as is” condition and state of repair.

     2. Warranties. Seller assigns to Purchaser any and all assignable product warranties made by third parties relating to the Personal Property and agrees that Purchaser may make claims under any such warranties in its own name.
     3. Governing Law. This Bill of Sale shall be construed and enforced in accordance with and governed by the laws of the State of Arizona.
     4. Binding Effect. This Bill of Sale shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns.
     5. Counterparts. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.
[Signature pages follow.]
Bill of Sale

2

     IN WITNESS WHEREOF, Seller has caused this instrument to be executed and sealed as of the day and year first above written.

SELLERS:

ILX Resorts Incorporated, an Arizona corporation	Genesis Investment Group, Inc., an Arizona corporation

By:	By:

Name: Nancy J. Stone	Name: Nancy J. Stone
Title: President	Title: Vice President

ILE Sedona Incorporated, an Arizona corporation	Puerto Peñasco Vacation Destinations, S. de R.L. de C.V., a Mexican S de RL de CV

By:	By:

Name: Nancy J. Stone	Name: Joseph P. Martori
Title: Vice President	Title: General Manager

ILX Tourist Station Incorporated, an Arizona corporation	Premiere Development Incorporated, an Arizona corporation

By:	By:

Name: Nancy J. Stone	Name: Nancy J. Stone
Title: President	Title: President

ILX Bruno LLC, an Arizona limited liability company	Sea of Cortez Premiere Vacation Club S. de R.L. de C.V., a Mexican S de RL de CV

By: ILX Resorts Incorporated, an Arizona corporation Its: Manager
By:

Name: Joseph P. Martori
Title: President

By:

Name: Nancy J. Stone
Title: President

Los Abrigados Partners Limited Partnership, an Arizona limited partnership	Rocky Point Genesis Incorporated, an Arizona corporation

By: ILE Sedona Incorporated, an Arizona corporation
By:

Name: Nancy J. Stone
Its: General Partner	Title: Vice President

By:

Name: Nancy J. Stone
Title: Vice President

VCA Tucson Incorporated, an Arizona corporation	VCA South Bend Incorporated, an Arizona corporation

By:	By:

Name: Nancy J. Stone	Name: Nancy J. Stone
Title: Vice President	Title: Vice President

VCASB Partners General Partnership, an Arizona general partnership	First Piggy LLC, an Arizona limited liability company

By: ILX Resorts Incorporated, an Arizona corporation	By: ILX Resorts Incorporated, an Arizona corporation

Its: General Partner	Its: Manager

By:	By:

Name: Nancy J. Stone	Name: Nancy J. Stone
Title: President	Title: President

Harbor Southwest Development, Inc., an Arizona corporation	ILX Bell Rock Incorporated, an Arizona corporation

By:	By:

Name: Nancy J. Stone	Name:	Nancy J. Stone
Title: Vice President	Title: President

PURCHASER
Bill of Sale

4

ILX Acquisition, Inc.

By:

Name:

Title:

Bill of Sale

5

EXHIBIT 1
PERSONAL PROPERTY1
Except for the Excluded Assets as defined in Section 2.2 of the Agreement and as otherwise set forth in the Agreement the following:
1. All of Sellers’ rights under all Contracts.
2. All of Sellers’ Accounts, including, inter alia, all Timeshare Loans as set forth on the Schedule of Timeshare Loans attached as Schedule 1(e) to the Agreement, including Timeshare Loans in default or in process of foreclosure, together with, inter alia, all Timeshare Loan Files, or certified copies thereof (or copies of custodial receipts evidencing the custody and contents thereof), exclusive of Resort Funding LLC’s holdbacks and Timeshare Loans and the M&I Timeshare Loans, as set forth on Schedule 2.1(ii)(1) to the Agreement; provided, however, that all proceeds in excess of Five Hundred Thousand Dollars ($500,000), of the pre-petition ineligible receivables that are ninety (90) days or less delinquent, as set forth on Schedule 2.1(ii)(2) to the Agreement, will be remitted to the unsecured creditor pool (the $500,000 is inclusive of forgiveness of bad debt and upgrades).
3. One Hundred Percent (100%) of Sellers’ unsold Timeshare Interests wherever located and however held, including (i) Declarants’ Rights and obligations with respect to Club memberships, including those that are in default, (ii) all unsold Timeshare Interests in the Club immediately prior to the Closing Date as set forth on Schedule 2.1(iii) to the Agreement, it being understood and for the purpose of clarity, Premiere Development Incorporated shall cause Club to transfer all unsold Timeshare Interests the Club holds to Purchaser on the Closing Date.
4. All rights and obligations of Sellers as declarant, developer, or seller under the Membership Plan and any other Resort-related, Timeshare Property-related, Club-related or other Real Property-related document or instrument listed on Schedule 2.1(v) to the Agreement, including, inter alia, all rights of any of the Seller, including Premiere Development Incorporated, as seller under the Membership Plan.
5. All other Seller’s assets, including, but not limited to: (i) pre-paid marketing certificates; (ii) all books and records related to sold Timeshare Interests and sold Timeshare Property, including Purchase Contracts, which books and records constitute all Purchase Contracts and records related to the sale of Timeshare Interests and Timeshare Property held by Sellers; (iii) all Reservation Systems, including the Gipsy Software system; and (iv) to the extent not included above, all Intellectual Property, Documents, Instruments and General Intangibles.

[1]	All capitalized by undefined terms used in this Exhibit 1 shall have the meanings ascribed to such terms in the Agreement.

2.	Exhibit 1 to the Bill of Sale

EXHIBIT D
SPECIAL WARRANTY DEED FOR UNSOLD TIMESHARE INTERESTS

When recorded return to:

SPECIAL WARRANTY DEED
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Premiere Vacation Club, an Arizona nonprofit corporation (“Grantor”), hereby conveys to ILX Acquisition, Inc., a Delaware corporation, (“Grantee”) an Undivided Fractional Interest in and to the real property described at Docket No. 1738, page 236 et seq., in the official records of the Coconino County Recorder, Coconino County, Arizona, as corresponds to a                                          Membership Share(s) as described in the Membership Plan for Premiere Vacation Club, as such plan may be amended from time to time (the “Plan”), recorded on January 6, 1998, at Instrument No. 98-0007090, official records of the Maricopa County, Arizona, Recorder, which Plan is incorporated herein by this reference; together with all rights and privileges appurtenant thereto.
Subject to the general terms and conditions set forth in the Plan and subject to the specific terms and conditions set forth in the Plan with respect to the following type of Membership:

Unit Type:
Annual Frequency:
Destination Type:
Occupancy Period:
Subject further to current taxes and other assessments, reservations in patents and all easements, rights of way, covenants, conditions, restrictions, obligations, liabilities and all other matters as may appear of record, including the various rights and obligations of a Membership as set forth in the Membership Plan, Articles, Bylaws, Rules and Regulations, and other governing documents associated with the Membership and which are incorporated herein by reference. Subject to the foregoing, the Grantor warrants the title against its acts, and none other, against all persons whomsoever. This conveyance from Grantor to Grantee is made without any other warranty, further liability or covenant of any kind, express or implied.
This conveyance is exempt from filing an Affidavit of Value pursuant to the provisions of A.R.S. §11-1134A(5).
Dated this                      day of                                         .

PREMIERE VACATION CLUB, an Arizona nonprofit corporation By Nancy J. Stone, President

STATE OF ARIZONA	}
}ss.
County of Maricopa	}
          On this, the _____ day of _____, 2010, before the undersigned Notary Public personally appeared Nancy J. Stone, President of Premiere Vacation Club, an Arizona nonprofit corporation, who acknowledged that as such officer, being authorized so to do, she executed the foregoing Special Warranty Deed for the purposes herein set forth.
          IN WITNESS WHEREOF, I hereunto set my hand and official seal

Notary Public
My Commission Expires:

EXHIBIT E
ASSIGNMENT OF MANAGEMENT AGREEMENTS
Attached hereto.

ASSIGNMENT OF
MANAGEMENT AGREEMENTS
     This Assignment of Management Agreements (“Assignment”) is made and entered into as of August 31, 2010 (“Effective Date”), by and between ILX RESORTS INCORPORATED (“Assignor”), and ILX ACQUISITION, INC. (“Assignee”).
R E C I T A L S:
     A. Assignor is a party to that certain Asset Purchase Agreement dated August 31, 2010, of which Assignor and Assignee are parties (the “Purchase Agreement”), wherein Assignor has agreed to transfer all of its right, title and interest in and to the Management Agreements (defined below) to Assignee and Assignee desires to assume such right, title and interest in and to the Property Management Agreements (as such term is defined in the Purchase Agreement), including agreements between Assignor and: (a) Kohl’s Ranch Owners’ Association; (b) The Inn at Los Abrigados Owners Association; (c) Premiere Vacation Club; (d) ILX Bell Rock Incorporated; (e) Golden Eagle Resort Condominium Association, Inc.; (f) Varsity Clubs of America — South Bend Chapter; (g) Varsity Clubs of America — Tucson Chapter; (h) Sedona Vacation Club; and (i) any other management contracts or similar contracts to provide management services for a fee, all as set forth on Schedule 2.1(i)(2) of the Purchase Agreement (collectively, the “Management Agreements”). The entities listed in (a) through (h) above shall be referred to herein individually as an “Association” or collectively as the “Associations”).
     B. For each of the Management Agreements, Assignor is either an original party thereto or has received an assignment pursuant to a separate assignment agreement.
     C. Assignee has agreed to assume and perform all of Assignor’s liabilities and obligations arising under the Management Agreements from and after the Effective Date.
     NOW, THEREFORE, in consideration of the foregoing recitals and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Assignment. As of the Effective Date, Assignor assigns to Assignee all of its right, title and interest in and to the Management Agreements. Assignee hereby accepts the foregoing assignment, and agrees to observe, keep, and perform all the terms, covenants, obligations and conditions to be made, observed, kept and performed by Assignor with respect to the Management Agreements, as fully as though Assignee were originally named therein.
     2. Assignor’s Indemnity. Assignor hereby agrees to indemnify and hold harmless Assignee, Assignee’s agents, and Assignee’s successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorney’s fees and litigation costs and expenses, suffered or incurred by Assignee by reason of any default by Assignor, prior to the Effective Date, of any of the terms, covenants and obligations of Assignor under the Management Agreements.
     3. Assignee’s Indemnity. Assignee hereby agrees to indemnify and hold harmless Assignor, Assignor’s members, manager, and agents, and Assignor’s successors and assigns from and against any and all claims, losses, liabilities and expenses, including reasonable attorney’s fees and litigation costs and expenses, suffered or incurred by Assignor by reason of any default by Assignee, from and after the Effective Date, of any of the terms, covenants and obligations assumed by Assignee under this Assignment.
Signature Pag

     4. Assignor Representations and Warranties. Assignor warrants, represents and covenants that to its knowledge Assignor has full right to assign the Management Agreements, that to Assignor’s knowledge the Management Agreements are in full force and effect in accordance with their terms and have not been altered, modified, or amended in any manner whatsoever, except as otherwise disclosed to Assignee and that to Assignor’s knowledge there are no material defaults under the Management Agreements by either party or asserted by either party thereunder.
     5. Association Representations and Warranties. By signing below, each of the Associations warrants, represents and covenants that to the Association’s knowledge the Management Agreement applicable to such Association is in full force and effect in accordance with its terms and has not been altered, modified, or amended in any manner whatsoever, except as otherwise disclosed to Assignee, that the Management Agreement applicable to such Association is binding on any successors and assigns of the Association and that there are no material defaults under the Management Agreement applicable to such Association that have been asserted by the Association thereunder.
     6. Further Assurances. Assignor and Assignee each agree to execute and deliver to the other, upon demand, such further documents, instruments and conveyances, and shall take such further actions, as are necessary or desirable to effectuate this Assignment.
     7. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Each party expressly represents and warrants that the individuals executing this Assignment on its behalf have all requisite authority to bind such party to the terms of this Assignment.
     8. Entire Understanding. This Assignment represents the entire understanding of the parties hereto with respect to the assignment of the Management Agreements and supersedes all prior written or oral agreements or representations, if any, relative to the subject matter.
     9. Amendments. This Assignment may not be altered, waived, amended, or extended except by a written agreement signed by the parties.
     10. Governing Law. This Assignment shall be construed under the laws of the State of Arizona.
     11. Counterparts. This Assignment may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which will together constitute one and the same instrument.
[Signature Page to Follow]

2

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first set forth above.

ASSIGNOR:

ILX RESORTS INCORPORATED

By:

Name:

Its:

ASSIGNEE:

ILX ACQUISITION, INC.

By:

Name:

Its:

The following parties hereby consent to the foregoing Assignment.

KOHL’S RANCH OWNERS’ ASSOCIATION

By:

Its:

THE INN AT LOS ABRIGADOS OWNERS ASSOCIATION

By:

Its:

PREMIERE VACATION CLUB

By:

Its:

ILX BELL ROCK INCORPORATED

By:

Its:

Signature Page to Master Assignment of Management Agreements

GOLDEN EAGLE RESORT CONDOMINIUM ASSOCIATION, INC.

By:

Its:

VARSITY CLUBS OF AMERICA — SOUTH BEND CHAPTER

By:

Its:

VARSITY CLUBS OF AMERICA — TUCSON CHAPTER

By:

Its:

SEDONA VACATION CLUB

By:

Its:

TEXTRON FINANCIAL CORPORATION

By:

Its:

Signature Page to Master Assignment of Management Agreements

EXHIBIT F
MASTER ASSIGNMENT OF TIMESHARE LOANS
[To come]

EXHIBIT G
CERTIFICATE OF TIMESHARE LOANS

CERTIFICATE OF TIMESHARE LOANS
     In connection with the proposed purchase and sale transaction contemplated by that certain Asset Purchase Agreement dated as of                                         , 2010 (the “Agreement”), by and between ILX Resorts Incorporated, ILE Sedona Incorporated, ILX Tourist Station Incorporated, ILX-Bruno LLC, Los Abrigados Partners Limited Partnership, Genesis Investment Group, Inc., Puerto Peñasco Vacation Destinations, S. de R.L. de C.V., Premiere Development Incorporated, Sea of Cortez Premiere Vacation Club S. de R.L. de C.V., Rocky Point Genesis Incorporated, VCA Tucson Incorporated, VCA South Bend Incorporated, VCASB Partners General Partnership, First Piggy LLC, Harbor Southwest Development, Inc., ILX Bell Rock Incorporated (collectively referred to herein as “Sellers” and each individually as a “Seller”) and ILX Acquisition, Inc., a corporation organized under the laws of Delaware (“Purchaser”), the undersigned Sellers HEREBY CERTIFY, REPRESENT, AND WARRANT TO PURCHASER that the schedules of Timeshare Loans acquired by Purchaser attached this certificate accurately characterize to the best of Sellers’ knowledge each Timeshare Loan as such as of the Cut-Off Date and that such schedule is otherwise true and correct in all material respects as of the Cut-Off Date
     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.
[SIGNATURE ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, Sellers have caused this Certificate to be duly executed as of                     , 2010.

SELLERS:

ILX Resorts Incorporated	Genesis Investment Group, Inc.

By:	By:

Name: Nancy J. Stone	Name: Nancy J. Stone
Title: Vice Chairman and President	Title: Vice President

ILE Sedona Incorporated	Puerto Peñasco Vacation Destinations, S. de R.L. de C.V.

By:	By:

Name: Nancy J. Stone	Name: Nancy J. Stone
Title: Vice President	Title: General Manager

ILX Tourist Station Incorporated	Premiere Development Incorporated

By:	By:

Name: Nancy J. Stone	Name: Nancy J. Stone
Title: President	Title: President

ILX Bruno LLC	Sea of Cortez Premiere Vacation Club S. de R.L. de C.V.

By:	By:

Name: ILX Resorts Incorporated	Name: Joseph P. Martori
By: Nancy J. Stone	Title: President
Its: Vice Chairman and President

Los Abrigados Partners Limited Partnership	Rocky Point Genesis Incorporated

By:	By:

Name: ILE Sedona Incorporated	Name: Nancy J. Stone
Title: General Partner	Title: Vice President
By: Nancy J. Stone
Its: Vice President

VCA Tucson Incorporated

By:

Name: Nancy J. Stone
Title: Vice President

VCA South Bend Incorporated

By:

Name: Nancy J. Stone
Title: Vice President

VCASB Partners General Partnership

By:

Name: ILX Resorts Incorporated
Its: General Partner
By: Nancy J. Stone
Its: Vice Chairman and President

First Piggy LLC

By:

Name: Nancy J. Stone
Title: Vice Chairman and President

Harbor Southwest Development, Inc.

By:

Name: Nancy J. Stone
Title: Vice President

ILX Bell Rock Incorporated

By:

Name: Nancy J. Stone
Title: President

EXHIBIT H
ASSIGNMENT OF DECLARANTS’ RIGHTS

When recorded, return to:

ABSOLUTE ASSIGNMENT OF DECLARANT RIGHTS
     THIS ABSOLUTE ASSIGNMENT AND ASSUMPTION OF DECLARANT RIGHTS (this “Assignment”) is entered into as of                                         , 2010 (“Effective Date”), by and among ILX Resorts Incorporated, an Arizona corporation (f/k/a International Leisure Enterprises, Inc.), ILE Sedona Incorporated, an Arizona corporation, Premiere Development Incorporated, an Arizona corporation, Los Abrigados Partners Limited Partnership, an Arizona limited partnership, VCA Tucson Incorporated, an Arizona corporation, VCA South Bend Incorporated, an Arizona corporation (collectively “Assignors”), and ILX Acquisition, Inc., a Delaware corporation (“Assignee”).
RECITALS
     A. Assignors are Declarants, Developers and/or Sellers pursuant to the following documents (collectively the “Membership Plans” and each individually a “Membership Plan”):
     i) Premiere Vacation Club Membership Plan (Restated), recorded in the Official Records of the Maricopa County Recorder on February 15, 2008 as Entry No. 2008-0133225, as amended.
     ii) Varsity Clubs of America Tucson Chapter Restated Membership Plan, recorded in the Official Records of the Pima County Recorder on January 21, 1998 as Docket No. 10716, at Page 683, Sequence No. 98010251, as amended.
     iii) Declaration of Covenants, Conditions and Restrictions for The Inn at Los Abrigados, recorded in the Official Records of Coconino County on November 25, 1997 as Instrument No. 97-33921, Docket 2045, at Page 001, as amended.
     iv) Kohl’s Ranch Vacation Club Membership Plan (Restated), recorded in the Official Records of the Gila County Recorder on October 29, 2002 as Document Id. 2002-016942, as amended.
     v) Varsity Clubs of America South Bend Chapter Membership Plan (Restated), recorded in the Official Records of the St. Joseph County Recorder on July 25, 2007 as Entry No. 0729204, as amended.
     vi) Sedona Vacation Club Membership Plan (Restated), recorded in the Official Records of Coconino County on October 24, 2002 as Entry No. 3166134, as amended.

     vii) Condominium and Time Share Ownership Declaration for Golden Eagle Resort, a Condominium, recorded in the Official Records of the Larimer County Recorder on August 31, 1987 as Receipt No. 87050248, as amended.
     viii) Such documents and instruments and any amendments relating to the operation, organization, control or development of the real property described in the documents and instruments referred to above.
     B. As of the Effective Date, Assignee has succeeded to the rights and obligations, if any, of Assignors under the Membership Plans which Membership Plans encumber that certain real property more particularly described in Exhibit A attached hereto (the “Property”).
     C. Assignors desire to assign to Assignee and Assignee desires to assume from Assignors, all of Assignors’ rights and obligations, if any, as Declarant, Developer and/or Seller under the Membership Plans from and after the Effective Date.
AGREEMENTS
     NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Assignment of Declarant Rights. Assignors hereby assign, transfer, convey and set over to Assignee all of Assignors’ rights, title and interest as “Declarant” and/or “Seller” or in any other capacity, in and to or arising out of and related to the Membership Plans (collectively, the “Declarant Rights”), including, without limitation all of Assignors’ rights and power, to the extent they exist, to:
     1.1. market and sell, transfer and assign memberships and interests pursuant to the Membership Plans and, where provided for, to rent and designate units, weeks, and or interests, together with all rental income and proceeds and special class membership rights afforded to Assignors;
     1.2. exercise and enjoy all easements granted to Assignors under the Membership Plans;
     1.3. exercise all rights of first refusal and voting rights granted to Assignors under the Membership Plans;
     1.4. annex and deannex units and weeks as applicable (as defined in the Membership Plans);
     1.5. enforce restrictions and to pursue rights and remedies under the Membership Plans;
     1.6. amend and/or terminate the Membership Plan as provided for under the Membership Plans;

2

     1.7. do all acts and to execute, acknowledge, obtain and deliver any and all instruments, documents, items or things necessary, proper or required as a term, condition or provision of the Membership Plans or in order to exercise any rights of Assignors under the Membership Plans or to receive and enforce any performance due Assignors under the Membership Plans;
     1.8. give any notices, instructions or other communications in connection with the Membership Plans;
     1.9. demand and receive all performance due under or with respect to the Membership Plans and to take all lawful ways and means for the enforcement thereof and to compromise and settle any claim or cause of action in Assignors arising from or related to the Membership Plans and give acquittances and other sufficient discharges relating thereto;
     1.10. file any claim or proceeding or to take any other action, either in its own name, in that of its nominee, in the name of Assignors, or otherwise, to enforce performance under or related to the Membership Plans or protect and preserve the right, title and interest of Assignee hereunder; and
     1.11. exercise all other rights afforded to Assignors under the Membership Plans by virtue of their status as a developer, owner, occupant, or seller.
     2. Acceptance of Assignment. Assignee hereby accepts the foregoing assignment of Declarant Rights and assumes the respective obligations of the Assignors, if any, as of the Effective Date. From and after the Effective Date, Assignors, Assignors’ agents, and Assignors’ successors and assigns shall not be liable for any claims, losses, liabilities and expenses, including reasonable attorney’s fees and litigation costs and expenses suffered or incurred by reason of any default by Assignee of any of the terms and covenants and obligations of Assignee under the Membership Plans. Assignee, Assignee’s agents, and Assignee’s successors and assigns shall not be liable for any claims, losses, liabilities and expenses, including reasonable attorney’s fees and litigation costs and expenses suffered or incurred by Assignee by reason of any default by Assignors prior to the Effective Date, of any of the terms and covenants and obligations of Assignors under the Membership Plans.
     3. Assignors’ Representations. Assignors represent, warrant and covenant as follows:
     3.1. To Assignors’ best knowledge, the Declarant Rights and the Membership Plans, as of the Effective Date, are valid and in good and current standing, not having been altered, amended, changed, terminated or canceled in any way, except as otherwise disclosed to Assignee in writing, and no breach or default exists therein or thereunder.
     3.2. Assignors have full power, right and authority to execute and deliver this Assignment.
     3.3. Except as otherwise described in that certain Asset Purchase Agreement dated _____, 2010, by and among Assignors and Assignee, Assignors have made

3

no prior assignments of any of the Declarant Rights or any of their interest in and to the Membership Plans and shall make no other assignments of Declarant Rights or of any right or interest therein.
     3.4. To Assignors’ best knowledge, the Membership Plans and Declarant Rights are in full force and effect on the Effective Date and are not subject to any defenses, setoffs or counterclaims whatsoever.
     4. Authority to Execute. Each party expressly represents and warrants that the individuals executing this Assignment on its behalf have all requisite authority to bind such party to the terms of this Assignment.
     5. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute a single instrument.
     6. Successors and Assigns. This Assignment shall be binding upon and inure to the benefits of the parties hereto and their successors and assigns.
     7. Governing Law. This Assignment shall be interpreted in accordance with the laws of the State of Arizona, without giving effect to its choice of law provisions.
[Signatures pages follow.]

4

     IN WITNESS WHEREOF, Assignors have caused this Absolute Assignment of Declarant Rights to be executed and sealed as of the Effective Date.

ILX RESORTS INCORPORATED, an Arizona corporation

By:
Name:	Nancy J. Stone
Title:	President

STATE OF	)
: ss.
COUNTY OF	)
     The foregoing instrument was acknowledged before me this            day of                     , 2010, by Nancy J. Stone, the President of ILX Resorts Incorporated, an Arizona corporation.

NOTARY PUBLIC

My Commission Expires:	Residing at:

Signature-1

     IN WITNESS WHEREOF, Assignors have caused this Absolute Assignment of Declarant Rights to be executed and sealed as of the Effective Date.

LOS ABRIGADOS PARTNERS LIMITED
PARTNERSHIP, an Arizona limited partnership

By:
Name:	ILE Sedona Incorporated
Title:	General Partner
By:	Nancy J. Stone
Its:	Vice President

STATE OF	)
: ss.
COUNTY OF	)
     The foregoing instrument was acknowledged before me this           day of                     , 2010, by Nancy J. Stone, the Vice President of ILE Sedona Incorporated, an Arizona corporation, the General Partner of Los Abrigados Partners Limited Partnership, an Arizona limited partnership.

NOTARY PUBLIC

My Commission Expires:	Residing at:

Signature-2

     IN WITNESS WHEREOF, Assignors have caused this Absolute Assignment of Declarant Rights to be executed and sealed as of the Effective Date.

PREMIERE DEVELOPMENT
INCORPORATED, an Arizona corporation

By:
Name:	Nancy J. Stone
Title:	President

STATE OF	)
: ss.
COUNTY OF	)
     The foregoing instrument was acknowledged before me this            day of                     , 2010, by Nancy J. Stone, the President of Premiere Development Incorporated, an Arizona corporation.

NOTARY PUBLIC

My Commission Expires:	Residing at:

Signature-3

     IN WITNESS WHEREOF, Assignors have caused this Absolute Assignment of Declarant Rights to be executed and sealed as of the Effective Date.

VCA TUCSON INCORPORATED, an Arizona corporation

By:
Name:	Nancy J. Stone
Title:	Vice President

STATE OF	)
: ss.
COUNTY OF	)
     The foregoing instrument was acknowledged before me this            day of                     , 2010, by Nancy J. Stone, the Vice President of VCA Tucson Incorporated, an Arizona corporation.

NOTARY PUBLIC

My Commission Expires:	Residing at:

Signature-4

     IN WITNESS WHEREOF, Assignors have caused this Absolute Assignment of Declarant Rights to be executed and sealed as of the Effective Date.

VCA SOUTH BEND INCORPORATED, an Arizona corporation

By:
Name:	Nancy J. Stone
Title:	Vice President

STATE OF	)
: ss.
COUNTY OF	)
     The foregoing instrument was acknowledged before me this            day of                     , 2010, by Nancy J. Stone, the Vice President of VCA South Bend Incorporated, an Arizona corporation.

NOTARY PUBLIC

My Commission Expires:	Residing at:

Signature-5

     By signing below, the respective entity hereby consents to the execution and recording of the foregoing Absolute Assignment of Declarant Rights, as of the Effective Date, and hereby assigns any right, title, or interest that such entity may have in any of the documents referred to therein.

TEXTRON FINANCIAL CORPORATION, a _____ corporation

By:
Name:
Title:

STATE OF	)
: ss.
COUNTY OF	)
     The foregoing instrument was acknowledged before me this            day of                     , 2010, by                     , the                      of Textron Financial Corporation, a                      corporation.

NOTARY PUBLIC

My Commission Expires:	Residing at:

Exhibit A
Legal Descriptions of the Property
[Attach legal descriptions of the real property that are exhibits to the Plans.]

7

EXHIBIT I
ASSIGNMENT OF INTELLECTUAL PROPERTY

ASSIGNMENT OF INTELLECTUAL PROPERTY
     This ASSIGNMENT OF INTELLECTUAL PROPERTY (“Assignment’”) is entered into on this                      day of                     , 2010, by and between ILX Resorts Incorporated, ILE Sedona Incorporated, ILX Tourist Station Incorporated, ILX-Bruno LLC, Los Abrigados Partners Limited Partnership, Genesis Investment Group, Inc., Puerto Peñasco Vacation Destinations, S. de R.L. de C.V., Premiere Development Incorporated, Sea of Cortez Premiere Vacation Club S. de R.L. de C.V., Rocky Point Genesis Incorporated, VCA Tucson Incorporated, VCA South Bend Incorporated, VCASB Partners General Partnership, First Piggy LLC, Harbor Southwest Development, Inc., ILX Bell Rock Incorporated, each having an address at 2111 East Highland, Suite 210, Phoenix, AZ 85016 (individually, each an “Assignor” and collectively, the “Assignors”) and ILX Acquisition, Inc., a Delaware corporation (“Assignee”).
RECITALS
     A. Assignors have adopted, used, or are using some or all of the trademarks, service marks, and tradenames listed on the attached Exhibit A and the domain names set forth on Exhibit B in conjunction with Assignors’ business, together with the goodwill symbolized thereby, (“Intellectual Property”).
     B. Assignors and Assignee are parties to that certain Asset Purchase Agreement dated                     , 2010, wherein Assignors have agreed to transfer all of their right, title, and interest, if any, in and to the Intellectual Property to Assignee.
     C. Assignee is desirous of acquiring the Intellectual Property and any pending applications or registrations issued in connection therewith and the goodwill symbolized thereby.
ASSIGNMENT
NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Assignors hereby convey, assign, transfer, and set over unto the Assignee all of the Assignors’ right, title, and interest, if any, in and to the Intellectual Property, together with the goodwill symbolized thereby, together with all applications and/or registrations thereof, and together with a right to sue for and collect on all claims for damages by reason of past, present, or future infringement of said Intellectual Property. However, nothing contained herein shall limit the existing and future rights of any entities other than Assignors to the Intellectual Property.
     2. Assignors hereby appoint Assignee to file and record this instrument with the United States Patent and Trademark Office, if applicable.

     3. Assignors and Assignee each agree to execute and deliver to the other, upon demand, such further documents, instruments, and conveyances, and shall take such further actions, as are necessary or desirable to effectuate this Assignment.
     4. This Assignment shall be construed under the laws of the State of Arizona, without giving effect to its choice of law provisions.
     Executed this                      day of                     , 2010.

ILX Resorts Incorporated

By:
Name:	Nancy J. Stone
Title:	Vice Chairman and President

ILE Sedona Incorporated

By:
Name:	Nancy J. Stone
Title:	Vice President

ILX Tourist Station Incorporated

By:
Name:	Nancy J. Stone
Title:	President

ILX Bruno LLC

By:
Name:	ILX Resorts Incorporated
By:	Nancy J. Stone
Its:	Vice Chairman and President

Los Abrigados Partners Limited Partnership

By:
Name:	ILE Sedona Incorporated
Title:	General Partner
By:	Nancy J. Stone
Its:	Vice President

Genesis Investment Group, Inc.,

By:
Name:	Nancy J. Stone
Title:	Vice President

Puerto Peñasco Vacation Destinations, S. de R.L. de C.V.

By:
Name:	Nancy J. Stone
Title:	General Manager

Premiere Development Incorporated

By:
Name:	Nancy J. Stone
Title:	President

Sea of Cortez Premiere Vacation Club S. de R.L. de C.V.

By:
Name:	Joseph P. Martori
Title:	President

Rocky Point Genesis Incorporated

By:
Name:	Nancy J. Stone
Title:	Vice President

VCA Tucson Incorporated

By:
Name:	Nancy J. Stone
Title:	Vice President

VCA South Bend Incorporated

By:

Name:	Nancy J. Stone
Title:	Vice President

VCASB Partners General Partnership

By:

Name:	ILX Resorts Incorporated
Its:	General Partner
By:	Nancy J. Stone
Its:	Vice Chairman and President

First Piggy LLC

By:

Name:	Nancy J. Stone
Title:	Vice Chairman and President

Harbor Southwest Development, Inc.

By:

Name:	Nancy J. Stone
Title:	Vice President

ILX Bell Rock Incorporated

By:
Name:	Nancy J. Stone
Title:	President

STATE OF ARIZONA	)
) ss.
COUNTY OF MARICOPA	)
     On this                      day of                     , 2010, before me, a Notary Public in and for the State and county aforesaid, came Nancy J. Stone, who being duly sworn, did depose and state that she is the officer of the entities as described in the foregoing instrument and that she executed said instrument on behalf of said Company with full authority to do so.

Notary Public

My Commission Expires:

STATE OF ARIZONA	)
) ss.
COUNTY OF MARICOPA	)
     On this                      day of                   , 2010, before me, a Notary Public in and for the State and county aforesaid, came Joseph P. Martori, who being duly sworn, did depose and state that he is the President of Sea of Cortez Premiere Vacation Club S. de R.L. de C.V. and that he executed this instrument on behalf of said Company with full authority to do so.

Notary Public

My Commission Expires:

EXHIBIT A
TRADEMARKS, TRADENAMES & SERVICE MARKS
•	The trade names and marks more fully described on the attached schedule

•	The U.S. Service Mark applications (all of which have expired) for:

Mark	Serial Number
o TROLLEYWONGER	78/932,820
o FLAPDDOODLE	78/932,841
o HYDROPOTAMUS	78/932,832
o PIGAROO	78/932,828
o POOPENATZ	78/932,825
o CHESS-TER-FIELD	78/932,870
Any of Assignors’ rights and interests, to the extent they exist and including non-exclusive rights, in the following names Assignors have used in the course of their business:
•	Los Abrigados Resort & Spa

•	The Inn at Los Abrigados

•	Kohl’s Ranch Lodge

•	Varsity Clubs of America

•	Varsity Clubs — South Bend

•	Varsity Clubs — Tucson

•	The Stadium Bar and Grill

•	Club Pet

•	Sedona Vacation Club

•	Kohl’s Ranch Vacation Club

•	Premiere Vacation Club at the Roundhouse

•	The View Restaurant

•	Zane Grey Steakhouse (and Saloon)

•	On the Rocks Bar and Grill

•	The Celebrity Room

•	First Piggy

•	ILX Resorts Incorporated (but only after Seller ceases to operate as a business).

EXHIBIT B
DOMAIN NAMES
Attached hereto.

DOMAIN NAMES
Network Solutions

Domain Name	Expires	Status
cragslodge.com	Jan-11
sedonaspa.com	Jan-11
GoDaddy

Domain Name	Expires	Status
AZECOTRAVELER.COM	4/17/2014	Active - Locked
AZECOTRAVELER.INFO	10/22/2010	Active - Locked
AZECOTRAVELER.NET	10/22/2010	Active - Locked
AZECOTRAVELER.ORG	10/22/2010	Active - Locked
BELLROCKSUITES.COM	6/9/2011	Active - Unlocked
BUNKNCHOW.COM	6/15/2011	Active - Unlocked
CREEKSlDEWEDDINGS.COM	6/23/2011	Active - Unlocked
DlSCOVERSANCARLOSMEXICO.COM	2/9/2011	Active - Locked
EXPERIENCESANCARLOS.COM	2/9/2011	Active - Locked
FIRSTPIGGYBANK.COM	1/31/2011	Active - Unlocked
FIRSTPIGGYBANK.NET	3/26/2012	Active - Unlocked
FIRSTPIGGYBANK.ORG	3/26/2012	Active - Unlocked

JOEYBISTRO.COM	4/23/2011	Active - Locked
KOHLSRANCH.COM	7/12/2011	Active - Locked
KOHLSRANCHLODGE.COM	4/23/2011	Active - Unlocked
KOHLSRANCHVACATION.COM	9/14/2011	Active - Locked
LEGACYPARKSEDONA.COM	8/16/2011	Active - Locked
LEGACYPARKVILLAGES.COM	8/16/2011	Active - Unlocked
LOSABRIGADOS.COM	9/21/2011	Active - Locked
LOSABRIGADOSVACATION.COM	9/14/2011	Active - Locked

Domain Name	Expires	Status
NDFOOTBALLWEEKS.COM	8/22/2011	Active - Locked
PASSPORTNIGHTS.COM	10/27/2010	Active - Locked
PREMIEREVACATlONCLUB.COM	7/13/2011	Active - Locked
PREMIERVACATIONCLUB.COM	7/13/2011	Active - Locked
REDROCKFANTASY.COM	6/7/2013	Active - Locked
REDROCKFANTASY.INFO	10/22/2010	Active - Locked
REDROCKFANTASY.NET	10/22/2010	Active - Locked
REDROCKFANTASY.ORG	10/22/2010	Active - Locked
ROCKYPOINTPVC.COM	4/13/2011	Active - Locked
SANCARLOSADVENTURE.COM	3/17/2011	Active - Locked
SANCARLOSRESORT.COM	9/14/2011	Active - Locked
SEAOFCORTEZPVC.COM	6/29/2011	Active - Locked
SEDONAADVENTURE.COM	2/23/2011	Active - Locked
SEDONALEGACYPARK.COM	8/16/2010	Active - Locked
SOUTHBENDVCA.COM	11/6/2010	Active - Locked
STADIUMSPORTSGRILL.COM	1/7/2011	Active - Locked
THESEDONASPA.COM	5/12/2011	Active - Locked
THEVILLAGESATLEGACYPARK.COM	8/16/2011	Active - Locked
TRBIAZ.COM	8/23/2010	Active - Locked
TUCSONVCA.COM	9/14/2011	Active - Locked
VEGASTOSEDONA.COM	1/7/2011	Active - Locked
VILLAGESATLEGACYPARK.COM	8/16/2011	Active - Locked
ZANEGREYSTEAKHOUSE.COM	5/12/2011	Active - Locked
Close Window
ILXRESORTS.COM
and the related domain names below            will be assigned to Buyer at such time as Seller ceases its business affairs.

Domain Name	Expires	Status
ILXJOBS.COM	8/19/2011	Active - Unlocked
ILXRESERVATION.COM	3/12/2011	Active - Locked
ILXTRAVEL.COM	11/11/2010	Active - Locked
ILXUPGRADEHOTLINE.COM	10/1/2011	Active - Locked

EXHIBIT J
ESTOPPEL CERTIFICATE
Attached hereto.

PREMIERE VACATION CLUB
ESTOPPEL CERTIFICATE
TO:	ILX ACQUISITION, INC. 10600 West Charleston Boulevard Las Vegas, NV 89135 Attn: David Palmer
Re:	Premiere Vacation Club
     The undersigned, Premiere Vacation Club, an Arizona nonprofit corporation (“Club”) under the Premiere Vacation Club Membership Plan (Restated), dated February 14, 2008 and recorded in the office of the Maricopa County Recorder on February 15, 2008, as Entry No. 2008-0133225, as amended (“Membership Plan”), hereby confirms to you the following:
     1. The Club is an Arizona nonprofit corporation, duly organized and validly existing under the laws of the State of Arizona and has the requisite power to carry on its business as it is now being conducted and as contemplated under the Membership Plan.
     2. According to the records of the Club, the Club holds those certain unsold memberships as set forth in Exhibit A attached hereto and incorporated herein by this reference (“Memberships”) for the use and benefit of and subject to the exclusive rights of Premiere Development Incorporated, an Arizona corporation (“Seller”) to market and sell the Memberships as described in the Membership Plan.
     3. The use entitlements of the Occupancy Year and the reservation status respecting such Memberships are also set forth in Exhibit A.
     4. To the Club’s actual knowledge, there are no suits or proceedings pending or threatened against or affecting the Club or any of its assets which would have a materially adverse effect on the financial condition, business or properties of the Club.
     5. Seller has subsidized the payment of Maintenance Fees as set forth in the Membership Plan, and there are no outstanding liens of the Club against the Memberships, other than the obligation to continue to subsidize 2010 Maintenance Fees or pay the 2010 Maintenance Fees on unsold Memberships as set forth in Section 5 of the Membership Plan.
     6. The respective annual assessment for each Membership is set forth in Exhibit B attached hereto.
     7. There are no special assessments levied or proposed to be levied against the Memberships.
     8. The Membership Plan; Articles of Incorporation for the Club dated October 29, 1997; the Bylaws for the Club dated July 1, 1999; and the Rules and Regulations promulgated pursuant thereto constitute the operating documents of the Club and to the best of the Club’s knowledge such documents are in full force and effect.
     9. This Estoppel Certificate may be executed via facsimile or electronic mail and such electronic signature shall be deemed an original.
READ AND AGREED to this day of , 2010.

CLUB:

PREMIERE VACATION CLUB,
an Arizona nonprofit corporation

By:

Its:

2

EXHIBIT “A”
Schedule of Memberships, Use Entitlements and Reservation Status
Unsold memberships consist of:
                     Copper Memberships (consisting of                      odd year and                      even year use)
                     Silver Memberships (consisting of                      odd year and                      even year use)
                     Gold Memberships (consisting of                      odd year and                      even year use)
                     Platinum Memberships (consisting of                      odd year and                      even year use)
Use Entitlements:
Each of the above unsold Memberships with even year use is entitled to seven (7) nights of occupancy in 2010, some of which has been utilized as of the Closing Date. The pro-rata portion of the 2010 occupancy rights remains available at the Closing Date.

3

EXHIBIT “B”
Schedule of Assessments for each Membership
The 2010 Maintenance Fees which apply to Members other than Seller are set forth on the attached budget.

4

PREMIERE VACATION CLUB
2010 BUDGET

	2010	By Membership Type
	Total	Copper	Silver	Gold	Platinum
Salary Related Expenses
Housekeeping/Maids/Laundry	$2,013,000	$59.02	$74.25	$103.44	$133.59
Front Desk/Reservations/PBX	1,520,000	59.15	59.15	59.15	59.15
Repairs and Maintenance	1,063,000	31.19	39.24	54.66	70.59
Management/Accounting/HR	1,061,000	41.28	41.28	41.28	41.28
Payroll Taxes and Benefits	1,018,000	39.62	39.62	39.62	39.62

Total Salary Related Expenses	$6,675,000	$230.26	$253.54	$298.15	$344.23

General Expenses
Utilities/Telephone/TV	$2,577,000	$75.59	$95.09	$132.48	$171.08
Repairs and Maintenance	848,000	24.85	31.27	43.56	56.26
Insurance	386,000	11.31	14.23	19.82	25.60
Property Taxes	750,000	21.99	27.66	38.53	49.76
Operating Expenses/Supplies	801,000	23.49	29.55	41.17	53.17
Guest Supplies/Linen	707,000	20.73	26.08	36.33	46.91
Owner Services/Reservations/Communications/Other	1,351,000	39.62	49.85	69.45	89.68

Total General Expenses	$7,420,000	$217.58	$273.73	$381.34	$492.46

Reserves	2,416,000	70.84	89.12	124.16	160.35
Association Fee	1,761,000	51.64	64.97	90.51	116.88

Total Expenses	$18,272,000	$570.32	$681.36	$894.16	$1,113.92
Developer Subsidy		5.32	46.36	84.16	93.92

Weekly Owners
Annual Ownership Dues
Every Year Owner		$565.00	$635.00	$810.00	$1,020.00
Alternate Year Owner [1]		$307.50	$342.50	$430.00	$535.00

[1]	Alternate Year Owners pay every year. Thus, when their year of use arrives they will have paid the full dues amount for their year of use.

EXHIBIT K
RESIGNTIONS
Attached hereto.

NOTICE OF RESIGNATION
TO PREMIERE VACATION CLUB:
     The undersigned are either officers of the Premiere Vacation Club, an Arizona nonprofit corporation (the “Association”) or members of the Board of Directors of the Association, and such persons constitute all of the duly appointed or elected officers of the Association and members of the Board of Directors. The undersigned do hereby resign from any of the aforementioned positions that may be held by them in the Association, effective as of the                      day of                     , 2010. This Notice of Resignation may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Nancy J. Stone

Joseph P. Martori

Margaret M. Eardley

Edward S. Zielinski

Taryn Chmielewski

Terry Gomez

Michelle Pechan

NOTICE OF RESIGNATION
TO SEDONA VACATION CLUB INCORPORATED:
     The undersigned are either officers of the Sedona Vacation Club Incorporated, an Arizona nonprofit corporation (the “Association”) or members of the Board of Directors of the Association, and such persons constitute all of the duly appointed or elected officers of the Association and members of the Board of Directors. The undersigned do hereby resign from any of the aforementioned positions that may be held by them in the Association, effective as of the                      day of                     , 2010. This Notice of Resignation may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Nancy J. Stone

Joseph P. Martori

Margaret M. Eardley

Edward S. Zielinski

Taryn Chmielewski

GOLDEN EAGLE RESORT CONDOMINIUM ASSOCIATION, INC.
ACTION BY UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS
IN LIEU OF A MEETING
     The undersigned, constituting all of the members of the Board of Directors (“Board”) of the Golden Eagle Resort Condominium Association, Inc., a Colorado nonprofit corporation (the “Association”), in accordance with applicable provisions of the Colorado Nonprofit Corporation Act, hereby adopt the following resolutions and consent to the actions set forth herein in lieu of a meeting of the Board, effective as of ______, 2010 (“Effective Date”).
1. Phase 1 Resignation and Appointment.
     WHEREAS: The following individual hereby resigns as a member of the Board (“Director”) of the Association: Nancy J. Stone.
     WHEREAS: In the event of a vacancy on the Board, the remaining Directors may vote to fill such vacancy pursuant to Article V, Section 7 of the Bylaws of the Association.
     RESOLVED: The remaining Directors hereby unanimously vote that the following individual fill the vacancy on the Board: Troy Magdos.
2. Phase 2 Resignation and Appointment.
     WHEREAS: The following individual hereby resigns as a Director of the Association: Joseph P. Martori II.
     RESOLVED: The remaining Directors hereby unanimously vote that the following individual fill the vacancy on the Board: Jason Toste.
3. Phase 3 Resignation and Appointment.
     WHEREAS: The following individual hereby resigns as a Director of the Association: Edward S. Zielinski.
     RESOLVED: The remaining Directors hereby unanimously vote that the following individual fill the vacancy on the Board: Jeff Pearson.
4. Election of Officers.
     WHEREAS: The Board has the authority pursuant to Article VI of the Bylaws to elect and remove officers of the Association (“Officers”).
     RESOLVED: That pursuant to the Board’s election power, the Board hereby elects the following as the Officers of the Association:

Troy Magdos	President
Jason Toste	Vice President
Jeff Pearson	Secretary / Treasurer

5. Designated Signatories.
     RESOLVED: That the Directors and Officers be, and each of them hereby is, authorized, empowered and directed for and on behalf of the Association and Board to take or cause to be taken any and all such actions and to execute and deliver any and all such agreements, instruments, or other documents, in the name and on behalf of the Association or Board, in that person’s sole discretion, deems necessary or appropriate to effectuate the full intent and purpose of the resolutions set forth herein or any other action taken by the Association or Board, the taking of such actions or the execution or delivery of such documents by such Director or Officer to be conclusive evidence that the same were authorized by this Unanimous Written Consent.
          IN WITNESS WHEREOF, the undersigned, in their capacity as Directors have executed this Unanimous Written Consent effective as of the Effective Date.

RESIGNING DIRECTORS:	NEWLY ELECTED DIRECTORS:

Nancy J. Stone	Troy Magdos

Joseph P. Martori II	Jason Toste

Edward S. Zielinski	Jeff Pearson

2

NOTICE OF RESIGNATION
TO GOLDEN EAGLE RESORT CONDOMINIUM ASSOCIATION, INC.:
     The undersigned are either officers of the Golden Eagle Resort Condominium Association, Inc., a Colorado nonprofit corporation (the “Association”) or members of the Board of Directors of the Association, and such persons constitute all of the duly appointed or elected officers of the Association and members of the Board of Directors. The undersigned do hereby resign from any of the aforementioned positions that may be held by them in the Association, effective as of the                      day of                     , 2010. This Notice of Resignation may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Nancy J. Stone

Mike Miller

Stephanie D. Castronova

Mike Anderson

3

NOTICE OF RESIGNATION
TO VARSITY CLUBS OF AMERICA — TUCSON CHAPTER:
     The undersigned are either officers of the Varsity Clubs of America — Tucson Chapter, an Arizona nonprofit corporation (the “Association”) or members of the Board of Directors of the Association, and such persons constitute all of the duly appointed or elected officers of the Association and members of the Board of Directors. The undersigned do hereby resign from any of the aforementioned positions that may be held by them in the Association, effective as of the                      day of                     , 2010. This Notice of Resignation may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Nancy J. Stone

Joseph P. Martori

Margaret M. Eardley

Edward S. Zielinski

Taryn Chmielewski

NOTICE OF RESIGNATION
TO VARSITY CLUBS OF AMERICA — SOUTH BEND CHAPTER:
     The undersigned are either officers of the Varsity Clubs of America — South Bend Chapter, an Arizona nonprofit corporation (the “Association”) or members of the Board of Directors of the Association, and such persons constitute all of the duly appointed or elected officers of the Association and members of the Board of Directors. The undersigned do hereby resign from any of the aforementioned positions that may be held by them in the Association, effective as of the                      day of                     , 2010. This Notice of Resignation may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Nancy J. Stone

Joseph P. Martori

Margaret M. Eardley

Edward S. Zielinski

Taryn Chmielewski

NOTICE OF RESIGNATION
TO KOHL’S RANCH OWNERS ASSOCIATION:
     The undersigned are either officers of the Kohl’s Ranch Owners Association, an Arizona nonprofit corporation (the “Association”) or members of the Board of Directors of the Association, and such persons constitute all of the duly appointed or elected officers of the Association and members of the Board of Directors. The undersigned do hereby resign from any of the aforementioned positions that may be held by them in the Association, effective as of the                      day of                     , 2010. This Notice of Resignation may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Nancy J. Stone

Joseph P. Martori

Margaret M. Eardley

Edward S. Zielinski

Taryn Chmielewski

THE INN AT LOS ABRIGADOS OWNERS ASSOCIATION
ACTION BY UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS
IN LIEU OF A MEETING
     The undersigned, constituting all of the members of the Board of Directors (“Board”) of The Inn at Los Abrigados Owners Association, an Arizona nonprofit corporation (the “Association”), in accordance with applicable provisions of the Arizona Nonprofit Corporation Act, hereby adopt the following resolutions and consent to the actions set forth herein in lieu of a meeting of the Board, effective as of                                          , 2010 (“Effective Date”).
1. Phase 1 Resignation and Appointment.
     WHEREAS: The following individuals hereby resign as members of the Board (“Directors”) of the Association: Nancy J. Stone and Joseph P. Martori II.
     WHEREAS: In the event of a vacancy on the Board, the remaining Directors may vote to fill such vacancy pursuant to Article V, Section 7 of the Bylaws of the Association.
     RESOLVED: The remaining Directors hereby unanimously vote that the following individuals fill the vacancies on the Board: Troy Magdos and Jason Toste.
2. Phase 2 Resignation and Appointment.
     WHEREAS: The following individuals hereby resign as Directors of the Association: Edward S. Zielinski and Margaret M. Eardley.
     RESOLVED: The remaining Directors hereby unanimously vote that the following individuals fill the vacancies on the Board: Jeff Pearson and Eric Gravelle.
3. Phase 3 Resignation and Appointment.
     WHEREAS: The following individual hereby resigns as a Director of the Association: Joseph P. Martori.
     RESOLVED: The remaining Directors hereby unanimously vote that the following individual fill the vacancy on the Board: Kathy Wheeler.
4. Election of Officers.
     WHEREAS: The Board has the authority pursuant to Article VII of the Bylaws to elect and remove officers of the Association (“Officers”).

     RESOLVED: That pursuant to the Board’s election power, the Board hereby elects the following as the Officers of the Association:

Troy Magdos	President
Jason Toste	Vice President
Jeff Pearson	Secretary / Treasurer
5. Designated Signatories.
     RESOLVED: That the Directors and Officers be, and each of them hereby is, authorized, empowered and directed for and on behalf of the Association and Board to take or cause to be taken any and all such actions and to execute and deliver any and all such agreements, instruments, or other documents, in the name and on behalf of the Association or Board, in that person’s sole discretion, deems necessary or appropriate to effectuate the full intent and purpose of the resolutions set forth herein or any other action taken by the Association or Board, the taking of such actions or the execution or delivery of such documents by such Director or Officer to be conclusive evidence that the same were authorized by this Unanimous Written Consent.
          IN WITNESS WHEREOF, the undersigned, in their capacity as Directors have executed this Unanimous Written Consent effective as of the Effective Date.

2

RESIGNING DIRECTORS:	NEWLY ELECTED DIRECTORS:

Nancy J. Stone	Troy Magdos

Joseph P. Martori II	Jason Toste

Edward S. Zielinski	Jeff Pearson

Margaret M. Eardley	Eric Gravelle

Joseph P. Martori	Kathy Wheeler

3

NOTICE OF RESIGNATION
TO INN AT LOS ABRIGADOS OWNERS ASSOCIATION:
     The undersigned are either officers of the Inn at Los Abrigados Owners Association, an Arizona nonprofit corporation (the “Association”) or members of the Board of Directors of the Association, and such persons constitute all of the duly appointed or elected officers of the Association and members of the Board of Directors. The undersigned do hereby resign from any of the aforementioned positions that may be held by them in the Association, effective as of the _______ day of _______, 2010. This Notice of Resignation may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Nancy J. Stone

Joseph P. Martori

Margaret M. Eardley

Edward S. Zielinski

Taryn Chmielewski

4

EXHIBIT L
DECLARATION OF DEANNEXATION
Attached hereto.

April 2, 2010
Ms. Rose Fraze
Arizona Department of Real Estate
2910 North 44th Street, Suite 100
Phoenix, Arizona 85018

Subject:	Courtesy Filing — Premiere Vacation Club Registration No. DM98-014798
Dear Rose:
     Pursuant to our telephone conversation on Tuesday, March 9th and Sections 2.13 and 2.14 of the Premiere Vacation Club Membership Plan, we have recorded the Seventh Declaration of Deannexation for 71.5 Gold weeks (representing two bedroom vacation ownership interests at Varsity Clubs of America, South Bend) and the Fourteenth Declaration of Annexation for 71.5 Silver weeks (representing one bedroom vacation ownership interests at Varsity Clubs of America, South Bend). As we discussed, these documents correct an error in unit size. There is no change to the resorts annexed to Premiere Vacation Club nor to the total number of weeks annexed (25,700) and accordingly no change in the Public Report.
     Upon the Arizona Department of Real Estate’s approval to do so, we would like to begin distributing to new buyers the Membership Plan with the new Schedule S and Exhibits A and B which reflect the Seventh Declaration of Deannexation and the Fourteenth Declaration of Annexation. There is no change in the body of the Membership Plan.
     Attached for your reference and files are copies of the recorded Deannexation and Annexation documents as recorded in Maricopa County on April 2, 2010.
     We look forward to receiving your approval. In the meantime, if you have any questions, please feel free to contact me.
Sincerely,

Nancy J. Stone
Vice Chairman and President
NJS/mp
Enclosure
Copies without enclosures to:
Mr. Joseph P. Martori
Ms. Margaret M. Eardley
2111 East Highland Avenue • Suite 200 • Phoenix, Arizona 85016 • Phone (502) 957-2777 • Fax (602) 957-2780 • http://www.ilxresorts.com
Owner Services (800) 418-6499 • Central Reservations Services (800) 258-2899

When recorded, return to: ILX Resorts Incorporated Attention: Legal Department 2111 East Highland Avenue, Suite 200 Phoenix, Arizona 85016	OFFICIAL RECORDS OF MARICOPA COUNTY RECORDER HELEN PURCELL 2010-0278382 04/02/10 10:43 AM 2 OF 2
FLORESC
Recording Indices: Agreements, Miscellaneous
SEVENTH DELARATION OF DEANNEXATION
OF WEEKS TO
PREMIERE VACATION CLUB
(Effective as of the date of recording)
The undersigned Club and Seller, the holders of legal and equitable title to the Weeks more particularly described on Schedule One attached hereto, hereby declare that the Weeks shall be deannexed from the Premiere Vacation Club Membership Plan in accordance with its terms, the current version of which was recorded at Instrument No. 2008-0133225 on February 15, 2008 in the records of the Maricopa County, Arizona Recorder (the “Plan”).

CLUB:	SELLER:

Premiere Vacation Club, an Arizona nonprofit corporation	Premiere Development Incorporated, an Arizona corporation

By:	/s/ Nancy J. Stone	By:	/s/ Nancy J. Stone
	Nancy J. Stone, President		Nancy J. Stone, President

STATE OF ARIZONA	)
) SS.
County of Maricopa	)
     This instrument was acknowledged before me this 15th day of March, 2010, by Nancy J. Stone, as President of Premiere Vacation Club, an Arizona nonprofit corporation, on behalf of such entity.
/s/ Michelle Pechan

Notary Public

My commission expires: June 13, 2011

STATE OF ARIZONA	)
) SS.
County of Maricopa	)
     This instrument was acknowledged before me this 15th day of March, 2010, by Nancy J. Stone, as President of Premiere Development Incorporated, an Arizona corporation, on behalf of such entity.
/s/ Michelle Pechan

Notary Public

My commission expires: June 13, 2011

2

SCHEDULE ONE
PREMIERE VACATION CLUB
DESCRIPTION OF PROPERTY DEANNEXED
BY THIS SEVENTH DECLARATION OF DEANNEXATION

Deannexed Weeks
Underlying Property and
Membership Category		Premiere Membership Category
Property:	Varsity Clubs of America, South Bend Chapter
Number of Weeks:	71.5	Number of Weeks:	71.5
Unit Type:	Two Bedroom	Unit Type:	Gold
Schedule One
Seventh Declaration of Deannexation

When recorded, return to: ILX Resorts Incorporated Attention: Legal Department 2111 East Highland Avenue, Suite 200 Phoenix, Arizona 85016	OFFICIAL RECORDS OF MARICOPA COUNTY RECORDER HELEN PURCELL 2010-0278381 04/02/10 10:43 AM 1 OF 2 FLORESC
Recording Indices: Agreements, Miscellaneous
FOURTEENTH DECLARATION OF ANNEXATION
OF WEEKS TO
PREMIERE VACATION CLUB
(Effective as of the date of recording)
The undersigned Club and Seller, the holders of legal and equitable title to the Weeks more particularly described on Exhibit “A” attached hereto, hereby declare that the Weeks shall be annexed to and governed by the Premiere Vacation Club Membership Plan as it may be amended from time to time, the current version of which was recorded at Instrument No. 2008-0133225 on February 15, 2008, in the records of the Maricopa County, Arizona Recorder (the “Plan”).
Exhibit “B” attached hereto sets forth all the current Weeks subject to the Plan (including those described on Exhibit “A” hereto). Exhibit “B” is incorporated into the Plan by this reference, and supersedes and replaces any prior Exhibit “B” recorded for the same purpose. Capitalized terms used in this Declaration of Annexation shall have the meanings ascribed to them in the Plan.

CLUB:	SELLER:

Premiere Vacation Club, an Arizona nonprofit corporation	Premiere Development Incorporated, an Arizona corporation

By:	/s/ Nancy J. Stone	By:	/s/ Nancy J. Stone
	Nancy J. Stone, President		Nancy J. Stone, President

STATE OF ARIZONA	)
) SS.
County of Maricopa	)
     This instrument was acknowledged before me this 15th day of March, 2010, by Nancy J. Stone, as President of Premiere Vacation Club, an Arizona nonprofit corporation, on behalf of such entity.
/s/ Michelle Pechan

Notary Public

My commission expires: June 13, 2011

STATE OF ARIZONA	)
) SS.
County of Maricopa	)
     This instrument was acknowledged before me this 15th day of March, 2010, by Nancy J. Stone, as President of Premiere Development Incorporated, an Arizona corporation, on behalf of such entity.
/s/ Michelle Pechan

Notary Public

My commission expires: June 13, 2011

2

EXHIBIT A
PREMIERE VACATION CLUB
DESCRIPTION OF PROPERTY ANNEXED
BY THIS FOURTEENTH DECLARATION OF ANNEXATION

Annexed Weeks		Premiere Membership Category
Property:	Varsity Clubs of America, South Bend Chapter
Number of Weeks:	71.5	Number of Weeks:	71.5
Unit Type:	One Bedroom	Unit Type:	Silver
Exhibit A
Fourteenth Declaration of Annexation
Page A-l

EXHIBIT B
PREMIERE VACATION CLUB
CURRENT WEEKS SUBJECT TO THE MEMBERSHIP PLAN
Based upon the number of Weeks subject to this Plan (including those annexed by this Declaration) on the Recording date of this Declaration (namely, 25,700 Weeks, including the 2,381 Los Abrigados Resort Weeks utilized in connection with calculating the Los Abrigados Resort Undivided Fractional Interest pursuant to this Plan), the Total Authorized Membership Shares in the Club equal 25,700. For a Deed or Leasehold Assignment conveying an Undivided Fractional Interest in Los Abrigados Resort, (a) the current denominator of the Los Abrigados Resort Undivided Fractional Interest is 98,300; (b) the Los Abrigados Resort Undivided Fractional Interest corresponding to one Week for an Every Year Membership is 1/98,300; (c) the Los Abrigados Resort Undivided Fractional Interest corresponding to one Day for an Every Year Membership is .1428/98,300; (d) the Los Abrigados Resort Undivided Fractional Interest corresponding to one Week for an Every Other Year Membership is .5/98,300; and (e) the Los Abrigados Resort Undivided Fractional Interest corresponding to one Day for an Every Other Year Membership is .0714/98,300.

Underlying Property and
Membership Category		Premiere Membership Category
Property:	Sea of Cortez Beach Club
Number of Weeks:	700	Number of Weeks:	700
Unit Type:	2 Bedroom	Unit Type:	Gold

Property:	Sea of Cortez Beach Club
Number of Weeks:	100	Number of Weeks:	100
Unit Type:	Penthouse	Unit Type:	Platinum

Property:	Sea of Cortez Beach Club
Number of Weeks:	300	Number of Weeks:	300
Unit Type:	1 Bedroom	Unit Type:	Silver
Exhibit B
Fourteenth Declaration of Annexation
Page B-l

Underlying Property and
Membership Category		Premiere Membership Category
Property:	Sea of Cortez Beach Club
Number of Weeks:	400	Number of Weeks:	400
Unit Type:	Studio	Unit Type:	Copper

Property:	Los Abrigados Resort & Spa
Number of Weeks:	42	Number of Weeks:	42
Unit Type:	Stonehouse	Unit Type:	Platinum

Property:	Los Abrigados Resort & Spa
Number of Weeks:	104	Number of Weeks:	104
Unit Type:	Orchard	Unit Type:	Platinum

Property:	Los Abrigados Resort & Spa
Number of Weeks:	312	Number of Weeks:	312
Unit Type:	Cottonwood	Unit Type:	Gold

Property:	Los Abrigados Resort & Spa
Number of Weeks:	190.5	Number of Weeks:	190.5
Unit Type:	Flagstaff	Unit Type:	Gold

Property:	Los Abrigados Resort & Spa
Number of Weeks:	224.5	Number of Weeks:	224.5
Unit Type:	Oak Creek	Unit Type:	Gold

Property:	Los Abrigados Resort & Spa
Number of Weeks:	2879.5	Number of Weeks:	2879.5
Unit Type:	Jerome	Unit Type:	Silver

Exhibit B
Fourteenth Declaration of Annexation

Underlying Property and
Membership Category		Premiere Membership Category
Property:	Los Abrigados Resort & Spa
Number of Weeks:	976	Number of Weeks:	976
Unit Type:	Sedona	Unit Type:	Silver

Property:	Golden Eagle Resort
Number of Weeks:	368	Number of Weeks:	368
Unit Type:	Studio	Unit Type:	Copper

Property:	Golden Eagle Resort
Number of Weeks:	601	Number of Weeks:	601
Unit Type:	Executive	Unit Type:	Silver

Property:	Golden Eagle Resort
Number of Weeks:	155	Number of Weeks:	155
Unit Type:	Imperial	Unit Type:	Silver

Property:	Golden Eagle Resort
Number of Weeks:	88	Number of Weeks:	88
Unit Type:	Deluxe	Unit Type:	Gold

Property:	Inn at Los Abrigados
Number of Weeks:	306.5	Number of Weeks:	306.5
Unit Type:	Inn	Unit Type:	Copper

Property:	Inn at Los Abrigados
Number of Weeks:	34	Number of Weeks:	34
Unit Type:	Morris House	Unit Type:	Platinum
Exhibit B
Fourteenth Declaration of Annexation

Underlying Property and
Membership Category		Premiere Membership Category
Property:	Varsity Clubs of America –South Bend Chapter
Number of Weeks:	2656	Number of Weeks:	2656
Unit Type:	One Bedroom	Unit Type:	Silver

Property:	Varsity Clubs of America –South Bend Chapter
Number of Weeks:	282.5	Number of Weeks:	282.5
Unit Type:	Two Bedroom	Unit Type:	Gold

Property:	Varsity Clubs of America – South Bend Chapter
Number of Weeks:	45	Number of Weeks:	45
Unit Type:	Rockne’s Roost (Two Bedroom)	Unit Type:	Platinum

Property:	Varsity Clubs of America –South Bend Chapter
Number of Weeks:	45	Number of Weeks:	45
Unit Type:	Leahy’s Lair (Two Bedroom)	Unit Type:	Gold

Property:	Kohl’s Ranch Lodge
Number of Weeks:	52	Number of Weeks:	52
Unit Type:	Horton House	Unit Type:	Platinum

Property:	Kohl’s Ranch Lodge
Number of Weeks:	624	Number of Weeks:	624
Unit Type:	Canyon Creek	Unit Type:	Gold
Exhibit B
Fourteenth Declaration of Annexation

Underlying Property and
Membership Category		Premiere Membership Category
Property:	Kohl’s Ranch Lodge
Number of Weeks:	1,539	Number of Weeks:	1,539
Unit Type:	Zane Grey	Unit Type:	Copper

Property:	Kohl’s Ranch Lodge
Number of Weeks:	484.5	Number of Weeks:	484.5
Unit Type:	Ponderosa	Unit Type:	Copper

Property:	Kohl’s Ranch Lodge
Number of Weeks:	141.5	Number of Weeks:	141.5
Unit Type:	Tonto Creek	Unit Type:	Gold

Property:	Kohl’s Ranch Lodge
Number of Weeks:	157	Number of Weeks:	157
Unit Type:	Christopher Creek	Unit Type:	Silver

Property:	Varsity Clubs of America –Tucson Chapter
Number of Weeks:	171	Number of Weeks:	171
Unit Type:	Studio	Unit Type:	Copper

Property:	Varsity Clubs of America –Tucson Chapter
Number of Weeks:	2,134.5	Number of Weeks:	2,134.5
Unit Type:	One Bedroom	Unit Type:	Silver
Exhibit B
Fourteenth Declaration of Annexation

Underlying Property and
Membership Category		Premiere Membership Category
Property:	Varsity Clubs of America –Tucson Chapter
Number of Weeks:	601	Number of Weeks:	601
Unit Type:	Two Bedroom	Unit Type:	Gold

Property:	Roundhouse Resort
Number of Weeks:	7	Number of Weeks:	7
Unit Type:	Oak (Studio)	Unit Type:	Copper

Property:	Roundhouse Resort
Number of Weeks:	129	Number of Weeks:	129
Unit Type:	Pine (One Bedroom)	Unit Type:	Silver

Property:	Roundhouse Resort
Number of Weeks:	26	Number of Weeks:	26
Unit Type:	Aspen (One Bedroom)	Unit Type:	Silver

Property:	Roundhouse Resort
Number of Weeks:	32	Number of Weeks:	32
Unit Type:	Juniper (2 Bedroom)	Unit Type:	Gold

Property:	Carriage House Resort
Number of Weeks:	806	Number of Weeks:	806
Unit Type:	Studio	Unit Type:	Copper

Property:	Carriage House Resort
Number of Weeks:	1,305	Number of Weeks:	1,305
Unit Type:	One Bedroom	Unit Type:	Silver
Exhibit B
Fourteenth Declaration of Annexation

Underlying Property and
Membership Category		Premiere Membership Category
Property:	Carriage House Resort
Number of Weeks:	122	Number of Weeks:	122
Unit Type:	Two Bedroom	Unit Type:	Gold

Property:	Premiere Vacation Club at Bell Rock
Number of Weeks:	2,704	Number of Weeks:	2,704
Unit Type:	Studio	Unit Type:	Copper

Property:	Premiere Vacation Club at Bell Rock
Number of Weeks:	1,300	Number of Weeks:	1,300
Unit Type:	One Bedroom	Unit Type:	Silver

Property:	Premiere Vacation Club at Bell Rock
Number of Weeks:	416	Number of Weeks:	416
Unit Type:	Two Bedroom	Unit Type:	Gold

Property:	Celebrity House
Number of Weeks:	52	Number of Weeks:	52
Unit Type:	Celebrity House	Unit Type:	Platinum

Property:	Scottsdale Camelback Resort
Number of Weeks:	12	Number of Weeks:	12
Unit Type:	Studio	Unit Type:	Copper
Exhibit B
Fourteenth Declaration of Annexation

Underlying Property and
Membership Category		Premiere Membership Category
Property:	Scottsdale Camelback Resort
Number of Weeks:	98	Number of Weeks:	98
Unit Type:	Two Bedroom-Plan A	Unit Type:	Gold

Property:	Scottsdale Camelback Resort
Number of Weeks:	40	Number of Weeks:	40
Unit Type:	Two Bedroom-Plan D	Unit Type:	Gold

Property:	Scottsdale Camelback Resort
Number of Weeks:	24	Number of Weeks:	24
Unit Type:	Three Bedroom	Unit Type:	Gold

Property:	Rancho Mañana Resort
Number of Weeks:	104	Number of Weeks:	104
Unit Type:	Two Bedroom	Unit Type:	Platinum

Property:	Rancho Mañana Resort
Number of Weeks:	613	Number of Weeks:	613
Unit Type:	Two Bedroom	Unit Type:	Gold

Property:	Premiere Vacation Club at the Roundhouse Resort
Number of Weeks:	988	Number of Weeks:	988
Unit Type:	Two Bedroom	Unit Type:	Gold

Exhibit B
Fourteenth Declaration of Annexation

Underlying Property and
Membership Category		Premiere Membership Category
Property:	Premiere Vacation Club at the Roundhouse Resort
Number of Weeks:	104	Number of Weeks:	104
Unit Type:	Two Bedroom Deluxe	Unit Type:	Platinum

Property:	Winners Circle at Los Abrigados
Number of Weeks:	104	Number of Weeks:	104
Unit Type:	Winners Circle	Unit Type:	Platinum
Exhibit B
Fourteenth Declaration of Annexation

1008225
RECORDED AS PRESENTED ON
When recorded please return to:		03/31/2010 03:38:29PM

VCA South Bend Incorporated	Transfer 2120
Attention: Legal Department	Taxing Unit Mish Clay	PHILLIP G. DOTSON
2111 E. Highland Ave., Suite 200	Date 3-31-10	ST. JOSEPH COUNTY
Phoenix, AZ 85016		RECORDER

REG FEE: $22.00
PAGES: 3
WARRANTY DEED
(Varsity Clubs of America – South Bend Chapter)
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VCA SOUTH BEND INCORPORATED, an Arizona corporation (“Grantor”) hereby conveys to PREMIERE VACATION CLUB, an Arizona nonprofit corporation (“Grantee”):
An undivided 500.5/31,304 fee simple interest in the real property described at Document No. 9444622, official records of St. Joseph County, Indiana, subject to the general terms and conditions set forth in the Membership Plan for Varsity Clubs of America – South Bend Chapter, as such plan may be amended from time to time (the “Plan”), recorded December 2, 1994 at Document No. 9444622 in said records;
Together with all rights and privileges appurtenant thereto.
Subject to the specific terms and conditions set forth in the Plan with respect to the following types of membership in the Club:
SEE EXHIBIT A ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE.
Subject further to current taxes and other assessments, reservations in patents and all easements, rights-of-way, covenants, conditions, restrictions, obligations and liabilities as may appear of record. Subject to the foregoing, Grantor warrants the title against all persons whomsoever.
Dated this 12 day of March, 2010.

VCA SOUTH BEND INCORPORATED,
an Arizona corporation

By	/s/ Margaret M. Eardley Margaret M. Eardley, Vice President

DULY ENTERED FOR TAXATION
PETER H. MULLEN
ST. JOSEPH CO. INDIANA

STATE OF ARIZONA	}
}ss.
County of Maricopa	}
     On this, the 15th day of March, 2010, before the undersigned Notary Public personally appeared Margaret M. Eardley, Vice President of VCA South Bend Incorporated, an Arizona corporation, who acknowledged that as such officer, being authorized so to do, she executed the foregoing Warranty Deed for the purposes herein set forth.
     IN WITNESS WHEREOF, I hereunto set my hand and official seal

/s/ Michelle Pechan
Notary Public

My Commission Expires: June 13, 2011
My County of Residence is Maricopa

This instrument was prepared by:
VCA South Bend Incorporated
2111 East Highland Avenue, Suite 200
Phoenix, Arizona 85016

VARSITY CLUBS OF AMERICA – SOUTH BEND CHAPTER
EXHIBIT A

Occupancy Period:	71.5 separate Full Weeks
(500.5 fractional Interest)

Annual Frequency:	Each Week Every Year
Number of Weeks/Unit Type/Seasonal Priority:
71.5 Weeks – One Bedroom - Red Sophomore

When recorded please return to:

VCA South Bend Incorporated
Attention: Legal Department
2111 E. Highland Ave., Suite 200
Phoenix, AZ 85016
Transfer 2121
Taxing Unit Mish Clay
Date 3-31-10
          1008226
RECORDED AS PRESENTED ON
     03/31/2010 03:38:29PM
     PHILLIP G. DOTSON
     ST. JOSEPH COUNTY
            RECORDER

     REC FEE: $22.00
     PAGES: 3

WARRANTY DEED
(Varsity Clubs of America — South Bend Chapter)
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PREMIERE VACATION CLUB, an Arizona nonprofit corporation (“Grantor”) hereby conveys to VCA SOUTH BEND INCORPORATED, an Arizona corporation (“Grantee”):
An undivided 500.5/31,304 fee simple Interest in the real property described at Document No. 9444622, official records of St. Joseph County, Indiana, subject to the general terms and conditions set forth in the Membership Plan for Varsity Clubs of America — South Bend Chapter, as such plan may be amended from time to time (the “Plan”), recorded December 2, 1994 at Document No. 9444622 in said records;
Together with all rights and privileges appurtenant thereto.
Subject to the specific terms and conditions set forth in the Plan with respect to the following types of membership in the Club:
SEE EXHIBIT A ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE.
Subject further to current taxes and other assessments, reservations in patents and all easements, rights-of-way, covenants, conditions, restrictions, obligations and liabilities as may appear of record. Subject to the foregoing, Grantor warrants the title against all persons whomsoever.
Dated this 12 day of March, 2010.

PREMIERE VACATION CLUB, an Arizona nonprofit corporation
By	/s/ Nancy J. Stone, President
Nancy J. Stone, President

DULY ENTERED FOR TAXATION
PETER H. MULLEN
ST. JOSEPH CO. INDIANA

STATE OF ARIZONA	}
}ss.
County of Maricopa	}
     On this, the 15th day of March, 2010, before the undersigned Notary Public personally appeared Nancy J. Stone, President of Premiere Vacation Club, an Arizona nonprofit corporation, who acknowledged that as such officer, being authorized so to do, she executed the foregoing Warranty Deed for the purposes herein set forth.
     IN WITNESS WHEREOF, I hereunto set my hand and official seal

/s/ Michelle Pechan
Notary Public

My Commission Expires: June 13, 2011

My County of Residence is Maricopa

This Instrument was prepared by:
VCA South Bend Incorporated
2111 East Highland Avenue, Suite 200
Phoenix, Arizona 85016

VARSITY CLUBS OF AMERICA — SOUTH BEND CHAPTER
EXHIBIT A

Occupancy Period:	71.5 separate Full Weeks
(550.5 fractional interest)

Annual Frequency:	Each Week Every Year
Number of Weeks/Unit Type/Seasonal Priority:
71.5 Weeks — Two Bedroom — Red Sophomore

EXHIBIT M
PROCEDURES ORDER
Attached hereto.

SO ORDERED.
Dated: June 18, 2010

/s/ REDFIELD T. BAUM, SR
REDFIELD T. BAUM, SR
U.S. Bankruptcy Judge

IN THE UNITED STATES BANKRUPTCY COURT

THE DISTRICT OF ARIZONA

In re:		Chapter 11 Proceedings

ILX RESORTS INCORPORATED, et al.
Case No. 2:09-bk-03594-RTB
	Debtor(s)	Case No. 2:09-bk-03595-RTB
Case No. 2:09-bk-03596-RTB
Case No. 2:09-bk-03598-RTB
Case No. 2:09-bk-03599-RTB
Address:	160 Portal Lane	Case No. 2:09-bk-03600-RTB
	Sedona, AZ 86336	Case No. 2:09-bk-03601-RTB
Case No. 2:09-bk-03603-RTB
Tax EIN:	xx-xxx4171	Case No. 2:09-bk-03604-RTB
Case No. 2:09-bk-03605-RTB
This filing applies to:		Case No. 2:09-bk-03606-RTB
Case No. 2:09-bk-03608-RTB
	☑ All Debtors	Case No. 2:09-bk-03609-RTB
	☐ Specified Debtors	Case No. 2:09-bk-03610-RTB
Case No. 2:09-bk-03612-RTB
Case No. 2:09-bk-03617-RTB

Join Administration under
Case No. 2:09-bk-03594-RTB

ORDER ESTABLISHING NOTICE PROCEDURES RELATING TO THE JOINT PLAN OF REORGANIZATION AND MOTION TO APPROVE THE SALE OF SUBSTANTIALLY ALL OF THE DEBTORS’ ASSETS
     This matter having come before the Court on Debtor’s Motion to Establish Notice Procedures Relating to the Joint Plan of Reorganization and Motion to Approve the Sale of Substantially All of the Debtors’ Assets (the “Motion”), and with good cause appearing therefor,
     IT IS HEREBY ORDERED:
     1. The Motion is granted.
Case 2:09-bk-03594-RTBP Doc 460 Filed 06/18/10 Entered 06/18/10 08:10:44 Desc
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     2. The Debtors shall serve a complete copy of the Filings1 to all creditors and counterparties to executory contracts.
     3. The Debtors shall serve a notice, in substantially the form attached hereto as Exhibit “A” (the “Notice”), summarizing, among other things, the nature and effects of the Filings, the dates and times set for any hearings related thereto, the procedures that will govern the auction of the Assets, and any impending deadlines, to the Equity Holders, the Timeshare Owners, and the Preview Members.
     4. The Notice will describe the manner in which a complete copy of the Filings may be obtained from the Debtors’ website.
     5. The Debtors will conspicuously post the Filings on their website, and make them readily available for download.
     6. The Notice will provide a number that may be called in the event that a given Equity Holder, Timeshare Owner, or Preview Member would prefer to receive a paper copy of the Filings.
     7. Upon telephonic request of any Equity Holder, Timeshare Owner, or Preview Member, the Debtors will mail paper copies of any of the Filings within five days of such request.
     8. The Notice shall be published in newspapers of general circulation in Phoenix, Arizona; Sedona, Arizona; Tucson, Arizona; Pinetop, Arizona; Payson, Arizona; South Bend, Indiana; Estes Park, Colorado; Las Vegas, Nevada; Puerto Peñasco, Mexico; and San Carlos, Mexico.
     9. A copy of the Notice shall further be served upon the Arizona Department of Real Estate.
     10. In addition to the Notice, the Debtors shall deliver to all creditors and the Equity Security Holders a ballot substantially similar to Official Form 14.
     11. Debtors shall file an 8-K with the Securities Exchange Commission, generally describing the terms and objectives of the Plan and Sale Motion.
     12. The procedures described herein shall satisfy all requirements of the Bankruptcy

1 Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Motion.
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Code, the Federal Rules of Bankruptcy Procedure, and any otherwise applicable law regarding the noticing of the Filings and all hearings related thereto.
     DATED AND SIGNED ABOVE
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EXHIBIT A
IN THE UNITED STATES BANKRUPTCY COURT
THE DISTRICT OF ARIZONA

In re:	Chapter 11
ILX RESORTS INCORPORATED, et al.	Jointly Administered
Debtor(s)	Case No. 2:09-bk-03594-RTB
NOTICE OF: (A) ENTRY OF ORDER APPROVING THE DISCLOSURE STATEMENT AND SOLICITATION PROCEDURES; (B) DEADLINE FOR CASTING VOTES TO ACCEPT OR REJECT, AND FILING OBJECTIONS TO, THE PLAN OF REORGANIZATION; (C) HEARING TO CONSIDER CONFIRMATION OF THE PLAN OF REORGANIZATION; (D) THE SALE OF SUBSTANTIALLY ALL OF THE DEBTORS’ ASSETS AT AUCTION; AND (E) HEARING ON SUCH SALE
PLEASE TAKE NOTICE OF THE FOLLOWING:
          1. Pursuant to the Order Approving Disclosure Statement in Support of Joint Plan of Reorganization by Textron Financial Corporation and Debtors and Establishing Confirmation Procedures Related Thereto (the “Approval Order”), the United States Bankruptcy Court for the District of Arizona (the “Court”) has approved the Disclosure Statement in support of Joint Plan of Reorganization by Textron Financial Corporation and Debtors (the “Disclosure Statement”) filed by the above-captioned debtors and debtors in possession (the “Debtors”) and directed the Debtors to solicit votes to accept or reject the Joint Plan of Reorganization by Textron Financial Corporation and Debtors dated as of May 17, 2010 (as may be amended, the “Plan”). Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Plan.
          2. Pursuant to the Order Setting Bar Date for Pre-Petition Claims, entered by the Court on August 3, 2009, only those Holders of prepetition Claims who filed a proof claim prior to September 15, 2009, or who were included in the Debtors’ schedules as holding a Claim that was not disputed, contingent, or unliquidated, are entitled to vote to accept or reject the Plan. Those Creditors and Interest Holders entitled to vote to accept or reject the Plan must submit their ballots (the “Ballots”) prior to 5:00 p.m. on July 16, 2010 (the “Voting Deadline”). Holders of Claims entitled to vote to accept or reject the Plan will receive the following materials: (a) this Notice, (b) a copy of the Approval Order to which this Notice corresponds, (c) the Disclosure Statement, (d) the Plan, and (e) one or more Ballots and return envelopes. Interest Holders will receive only this Notice and one or more ballots and return envelopes (collectively, and respectively, these collections of documents shall be referred to as the “Solicitation Package”). The Solicitation Package is to be used by you in voting to accept or reject the Plan. Failure to follow the instructions set forth in the Ballot may disqualify that Ballot and the vote represented thereby.
          3. Holders of (a) Unimpaired Claims and (b) Claims or Interests that will receive no distribution and retain no property on account of such Claims or Interests under the Plan are not entitled to vote to accept or reject the Plan and, therefore, will receive a notice of non-voting status rather than a Ballot. If you are not entitled to vote to accept or reject the Plan but believe that you should be entitled to vote to accept or reject the Plan, then you must serve on the Notice Parties (defined below) and file with the Bankruptcy Court a motion for an order pursuant to Bankruptcy Rule 3018(a) (a “Rule 3018(a) Motion”) temporarily allowing such Claim in a different amount for purposes of voting to accept or reject the Plan no later than fourteen (14) days after the date of service of a notice of an objection, if any, to such Claim. In accordance with Bankruptcy Rule 3018, as to any creditor filing a Rule 3018(a) Motion, such creditor’s Ballot will not be counted unless temporarily allowed by the Bankruptcy Court for voting purposes, after notice and a hearing. Rule 3018(a) Motions that are not timely filed and served in the manner as set forth above may not be considered.
          4. A hearing to consider confirmation of the Plan (the “Confirmation Hearing”) will be held before the Honorable Redfield T. Baum, Sr., United States Bankruptcy Judge, in Courtroom 703 of the Bankruptcy Court, 230 N. First Avenue, Phoenix, AZ 85003 on July 23, 2010, at 9:00 a.m., Pacific time. The Confirmation Hearing may be continued from time to time without further notice other than the announcement of the adjourned date at the Confirmation Hearing or any continued hearing.
          5. Objections, if any, to the confirmation of the Plan must: (a) be in writing; (b) state the name and address of the objecting party and the nature of the Claim or Interest of such party; (c) state with particularity the basis and nature of any objection; (d) be filed with the Court, and (e) be served on the following parties (the “Notice Parties”) no later than 5:00 P.M., Pacific Time, on July 16, 2010 (the “Plan Objection Deadline”): (i) the counsel for the Debtors, c/o Polsinelli Shughart PC, Security Title Plaza, 3636 North Central Avenue, Suite 1200, Phoenix, AZ 85012 (Attn: John J. Hebert and Wesley D. Ray); (ii) the Office of The United States Trustee, District of Arizona, 230 N. First Avenue, Suite 204, Phoenix, AZ 85003, (Attn:

EXHIBIT A
Larry Watson); and (iii) counsel for Textron Financial Corporation, Fennemore Craig, P.C., 3003 North Central Avenue, Suite 2600, Phoenix, AZ 85012-2913 (Attn: Cathy Reece).
          6. On or about June 14, 2010, the Debtors filed the Debtors’ Motion for Order (A) Authorizing Sale of Estates’ Assets Free and Clear of Liens, Claims, Interests and Encumbrances; and (B) Authorizing Assumption and Assignment of Contracts and Leases in Connection with such Sale (the “Sale Motion”) and a [Proposed] Order Authorizing: (a) Sale of Substantially All Assets of the Debtors Free and Clear of All Liens, Claims, Interests and Encumbrances; and (2) Assumption and Assignment of Certain Executory Contracts and Unexpired Leases (the “Proposed Sale Order”). By the Sale Motion, the Debtors seek the entry of an order in the form of the Proposed Sale Order approving a sale of substantially all of their assets to ILX Acquisition, Inc. (the “Purchaser”) pursuant to the terms of an Asset Purchase Agreement (the “Agreement”) submitted with the Sale Motion, or to such other buyer who submits a higher and better bid at an auction.
          7. Pursuant to the Order Establishing Certain Sale Procedures (the “Bidding Procedures Order”) entered by the Court on June 17, 2010, the Debtors will conduct and an in-Court auction pursuant to certain bidding procedures as set forth in the Bidding Procedures Order. At the conclusion of the auction, the Debtors will seek entry of an order in form of the Proposed Sale Order approving the Sale Motion to the Purchaser or whoever has the highest and best offer at the auction, as determined pursuant to the terms of the Bidding Procedures Order.
          8. A hearing to consider the Sale Motion will be held at the same time and place as the Confirmation Hearing.
          9. All interested parties are invited to make an offer to purchase substantially all of the assets of the Debtors in accordance with the terms and conditions approved by the Court in the Bidding Procedures Order by 5:00 p.m. (Pacific Time) on July 16, 2010. Pursuant to the Bidding Procedures Order, the Debtors will conduct an in-Court auction at the Confirmation Hearing in Courtroom 703 of the Bankruptcy Court, 230 N. First Avenue, Phoenix, AZ 85003.
          10. Participation at the Auction is subject to the Bidding Procedures Order.
          11. Objections, if any, to the relief sought in the Sale Motion (other than objections related to the Auction), must be filed July 16, 2010 and served on the Notice Parties. Objections related to the Auction must be raised at the Confirmation Hearing.
          12. If you are a Timeshare Holder, you have been sent a copy of this Notice so that you are made aware of the possible sale of, among other things, the timeshare resorts owned by the Debtors, which sale will be free and clear of liens, claims, interests and encumbrances. It is anticipated that the Purchaser of the Debtors’ resorts would continue to operate them as timeshare resorts and would continue to sell the unsold units therein. The Purchaser would take over the management of the Homeowner Associations as well. The notes pursuant to which some of you still owe money to the Debtors will also be sold to the Purchaser. In the event that you have any claims against the Debtors, they should be resolved as part of the above-referenced bankruptcy, or they may be forever barred. You are encouraged to seek your own legal advice on this notice and its effect.
          13. Copies of (i) the Disclosure Statement, with exhibits, (ii) the Plan, (iii) the Approval Order, (iv) the Sale Motion, (v) the Agreement, (vi) the proposed Sale Order, (vii) the Bidding Procedures, and (viii) the Bidding Procedures Order can be obtained on the Debtors’ website at http://www.ilxresorts.com/about/bankruptcy_documents, by calling 602-957-2777, and asking to speak with the Legal Department, or by emailing legaldept@ilxresorts.com. If you have any questions regarding this Notice, you may contact Debtors’ counsel at Polsinelli Shughart PC, Attn: Wesley Ray, (602) 650-2005, facsimile: (602) 926-275, wray@polsinelli.com.
          UNLESS AN OBJECTION IS TIMELY FILED AND SERVED AS PROVIDED HEREIN, IT MAY NOT BE CONSIDERED AT THE CONFIRMATION HEARING.

DATED June 17, 2010.	POLSINELLI SHUGHART PC
John J. Hebert
Wesley D. Ray
3636 N. Central Ave., Suite 1200
Phoenix, AZ 85012
Attorneys for the Debtors